Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO SENIOR SECURED REVOLVING CREDIT AGREEMENT

This AMENDMENT NO. 1 TO SENIOR SECURED REVOLVING CREDIT AGREEMENT (this “Amendment”), dated as of September 20, 2024, is entered into by and among LAFAYETTE SQUARE USA, INC., a Delaware corporation (the “Borrower”), the SUBSIDIARY GUARANTORS party hereto (the “Subsidiary Guarantors”), the LENDERS party hereto (the “Lenders”), and ING CAPITAL LLC, as administrative agent for the Lenders under the Credit Agreement (as defined below) (in such capacity, together with its successors and assigns, the “Administrative Agent”), Lead Arranger, Bookrunner and Sustainability Structuring Agent. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Amended Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, Administrative Agent and the Lenders party thereto have entered into that certain Senior Secured Revolving Credit Agreement dated as of June 18, 2024 (the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement and the Lenders signatory hereto and the Administrative Agent have agreed to do so on the terms and subject to the conditions contained in this Amendment; and

NOW THEREFORE, in consideration of the promises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION I AMENDMENTS TO CREDIT AGREEMENT

Effective as of the Effective Date (as defined below), and subject to the terms and conditions set forth below, the Credit Agreement shall be amended as follows:

1.1.          The Credit Agreement (excluding the Exhibits and Schedules attached thereto other than as set forth below) is hereby amended by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) and moving the green stricken text and double-underlined text (indicated textually in the same manner as the following example: ~~stricken text~~ double-underlined text) as set forth in Annex I hereto (as amended by this Amendment, the “Amended Credit Agreement”).

1.2.          Schedule 1.01(b) of the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Schedule 1.01(b) attached hereto.

1.3.          Schedule 1.01(d) of the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Schedule 1.01(d) attached hereto.

1.4.          Exhibit B to the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit B attached hereto.

SECTION II MISCELLANEOUS

2.1.          Joinder of New Lenders. First-Citizens Bank & Trust Company and EverBank, N.A. (each a “New Lender” and collectively the “New Lenders”) each hereby acknowledges, agrees and confirms that, by its execution of this Amendment, it will be deemed to be a party to the Amended Credit Agreement as a “Lender” for all purposes of the Amended Credit Agreement and the other Loan Documents as of the date hereof, and shall have all of the obligations of a Lender thereunder. Each New Lender hereby ratifies, as of the Effective Date, and agrees to be bound by, all of the terms, provisions and conditions contained in the Loan Documents applicable to a Lender, and the Commitment of such New Lender shall be the amount set forth on Schedule 1.01(b) of the Amended Credit Agreement. Each New Lender: (a) confirms that it has received a copy of the Amended Credit Agreement and the other Loan Documents, together with such other documents and information as it has deemed appropriate to make, independently and without reliance upon Administrative Agent or any other Lender, its own credit analysis and decision to enter into this Amendment; (b) confirms that all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Amendment and the performance by such New Lender as a Lender under the Amended Credit Agreement, have been obtained; (c) confirms that it meets all requirements, if any, specified in the Amended Credit Agreement that are required to be satisfied by it (including any consents as may be required under the Amended Credit Agreement); (d) agrees that it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Amended Credit Agreement or any other Loan Document; (e) appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Amended Credit Agreement and the other Loan Documents as are delegated to Administrative Agent by the terms thereof together with such powers as are reasonably incidental thereto; and (f) represents and warrants that, if it is a Foreign Lender, it has delivered to Administrative Agent any documentation required to be delivered by it pursuant to the terms of the Amended Credit Agreement, duly completed and executed by such New Lender.

2.2.          Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date on which the Administrative Agent shall have received each of the following (the “Effective Date”):

(a)             a counterpart of this Amendment executed by each of the Borrower, the Subsidiary Guarantors, the Lenders (including each New Lender) and the Administrative Agent.

(b)             a counterpart of a Note payable to each New Lender if such New Lender requests a Note in connection with this Amendment.

(c)             a pro forma Borrowing Base Certificate showing a calculation of the Borrowing Base after giving effect to this Amendment.

(d)             such other documents and certificates as the Administrative Agent, any New Lender or its counsel may reasonably request relating to the organization, existence and good standing of Borrower and Subsidiary Guarantors, and the authorization of the transactions contemplated by this Amendment, all in form and substance reasonably satisfactory to the Administrative Agent, such New Lender and its respective counsel.

(e)             to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification.

(f)             the Administrative Agent and each Lender shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, as reasonably requested by the Administrative Agent and each Lender.

(g)             the Borrower shall have paid in full to the Administrative Agent for the benefit of the Lenders all fees and expenses related to this Amendment or the Credit Agreement owing on the Effective Date under any Loan Document to the extent invoiced, including any upfront fee due to any Lender on the Effective Date (but for the avoidance of doubt any payment of Administrative Agent’s legal fees shall be paid by separate wire transfer in accordance with an invoice provided by Administrative Agent’s counsel).

2.3.          Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and each of the Lenders that, as of the Effective Date and after giving effect to this Amendment:

(a)             This Amendment has been duly authorized, executed and delivered by the Borrower and each of the Guarantors, and constitutes a legal, valid and binding obligation of the Borrower and each of the Guarantors enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The resolutions delivered by the Obligors as of the Closing Date remain in full force and effect, have not been amended, rescinded or superseded and authorize the transactions contemplated by this Amendment, including the increase to the Maximum Commitment.

(b)             The Amended Credit Agreement constitutes the legal, valid and binding obligation of the Borrower and each Guarantor, enforceable in accordance with its respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)             The representations and warranties set forth in Article 3 of the Amended Credit Agreement and the representations and warranties in each other Loan Document are true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the Effective Date or as to any such representations and warranties that refer to a specific date, as of such specific date, with the same effect as though made on and as of the Effective Date.

(d)             After giving effect to this Amendment, no Default or Event of Default has occurred or is continuing under the Amended Credit Agreement, any other Loan Document or under any Material Indebtedness.

2.4.          Allocation of Commitments. On the Effective Date, Administrative Agent will reallocate the outstanding Loans and such that, after giving effect to this Amendment, each Lender will hold its pro rata share of such outstanding Loans. In connection with any such reallocation of the outstanding Loans, (a) Administrative Agent will give advance notice sufficient to comply with the applicable timing period in Section 2.04 of the Amended Credit Agreement to each Lender which is required to fund any amount or receive any partial repayment in connection therewith; and (b) the applicable Lenders will fund such amounts up to their respective shares of the Loans being reallocated and Administrative Agent shall remit to any applicable Lenders its applicable portion of such funded amount if necessary to give effect to the reallocation of such Loans.

2.5.          Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

2.6.          Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment constitutes the entire contract between and among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of this Amendment by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

2.7.          Payment of Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment, including, without limitation, the reasonable and documented fees, charges and disbursements of legal counsel to the Administrative Agent (but excluding, for the avoidance of doubt, the allocated costs of internal counsel).

2.8.          GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

2.9.          Incorporation of Certain Provisions. The provisions of Sections 9.01, 9.07, 9.09, 9.10 and 9.12 of the Credit Agreement are hereby incorporated by reference.

2.10.        Effect of Amendment. Except as expressly set forth herein, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent, the Borrower, any Intermediate Entity or the Subsidiary Guarantors under the Credit Agreement or any other Loan Document, and, except as expressly set forth herein, shall not alter, modify, amend or in any way affect any of the other terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Person to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions amended herein of the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended by this Amendment and each reference in any other Loan Document shall mean the Credit Agreement as amended hereby. This Amendment shall constitute a Loan Document.

2.11.        Consent and Affirmation. Without limiting the generality of the foregoing, by its execution hereof, the Borrower and each Guarantor hereby (a) agrees each Guarantee and Security Agreement, each Capital Call Security Agreement and each of the other Security Documents, as applicable, are in full force and effect, (b) reaffirms its obligations under each Guarantee and Security Agreement and each Capital Call Security Agreement, as applicable, and confirms its grant of a security interest in its assets as Collateral for the Secured Obligations (as defined in each Guarantee and Security Agreement) under the applicable Security Documents and (c) acknowledges and affirms that such grant is in full force and effect in respect of, and to secure, the Secured Obligations (as defined in each Guarantee and Security Agreement).

2.12.        August 2024 Borrowing Base Certificate. The Administrative Agent and the Lenders party hereto hereby consent and agree that the Borrowing Base Certificate to be delivered on the Effective Date in accordance with Section 2.2(c) of this Amendment shall be delivered in lieu of the monthly Borrowing Base Certificate for August 2024 required to be delivered by September 20, 2024 under Section 5.01(d)(i) of the Credit Agreement.

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

LAFAYETTE SQUARE USA, INC., as a Borrower

By:
Name:
Title:

LS BDC HOLDINGS, LLC, as a Guarantor

By:
Name:
Title:

LS BDC HOLDINGS (DN), LLC, as a Guarantor

By:
Name:
Title:

LS BDC HOLDINGS (NGCF), LLC, as a Guarantor

By:
Name:
Title:

LS BDC HOLDINGS (160), LLC, as a Guarantor

By:
Name:
Title:

Signature Page to

Amendment No. 1 to Senior Secured Revolving Credit Agreement

ING CAPITAL LLC, as Administrative Agent and a Lender

By:
Name:
Title:

Signature Page to Amendment No. 1 to
Senior Secured Revolving Credit Agreement

EverBank, N.A., as a New Lender

By:
Name:
Title:

Signature Page to Amendment No. 1 to
Senior Secured Revolving Credit Agreement

First-Citizens Bank & Trust Company, as a New Lender

By:
Name:
Title:

Signature Page to Amendment No. 1 to
Senior Secured Revolving Credit Agreement

ANNEX I

CONFORMED CREDIT AGREEMENT

(To be attached)

Annex I

Execution Version

SENIOR SECURED

REVOLVING CREDIT AGREEMENT

dated as of

June 18, 2024

among

LAFAYETTE SQUARE USA, INC.,

as Borrower,

The SUBSIDIARY GUARANTORS party hereto,

The LENDERS party hereto,

and

ING CAPITAL LLC,

as Administrative Agent,

Lead Arranger, Bookrunner and Sustainability Structuring Agent

As amended by Amendment No. 1 to Credit Agreement dated as of September 20, 2024

TABLE OF CONTENTS

Page

Article I.

DEFINITIONS

1.01	Defined Terms	1

1.02	Classification of Loans and Borrowings	56

1.03	Terms Generally	57

1.04	Accounting Terms; GAAP	57

1.05	Currencies Generally	58

1.06	Times of Day; Rates	58

1.07	Interest Rates	58

Article II.
THE CREDITS

2.01	The Commitments	59

2.02	Loans and Borrowings	59

2.03	Requests for Borrowings	60

2.04	Funding of Borrowings	61

2.05	Interest Elections	61

2.06	Termination, Reduction or Increase of the Commitments	63

2.07	Repayment of Loans; Evidence of Debt	65

2.08	Prepayment of Loans	66

2.09	Fees	69

2.10	Interest	70

2.11	Inability to Determine Rates; Benchmark Replacement	72

2.12	Increased Costs	74

2.13	Break Funding Payments; Foreign Currency Losses	75

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2.14	Taxes	76

2.15	Payments Generally; Pro Rata Treatment: Sharing of Set-offs	80

2.16	Defaulting Lenders	83

2.17	Mitigation Obligations; Replacement of Lenders	84

2.18	Sustainability Adjustments	85

Article III.
REPRESENTATIONS AND WARRANTIES

3.01	Organization; Powers	87

3.02	Authorization; Enforceability	87

3.03	Governmental Approvals; No Conflicts	88

3.04	Financial Condition; No Material Adverse Effect	88

3.05	Litigation	88

3.06	Compliance with Laws and Agreements	88

3.07	Taxes	89

3.08	ERISA Compliance	89

3.09	Disclosure	89

3.10	Investment Company Act; Margin Regulations	90

3.11	Material Agreements and Liens	91

3.12	Subsidiaries and Investments	91

3.13	Properties	91

3.14	Solvency	92

3.15	Security Documents	92

3.16	Compliance with Sanctions	92

3.17	Anti-Money Laundering Program	93

3.18	Foreign Corrupt Practices Act	93

3.19	Borrowing Base Certificate	93

ii

3.20	Capital Commitments and Contributions	93

3.21	Investors Documents	93

3.22	Organizational Structure	94

3.23	No Defenses	94

3.24	No Withdrawals Without Approval	94

3.25	Investor Commitments	94

3.26	Investment Policies	94

3.27	Environmental Matters	94

3.28	Use of Proceeds	95

3.29	Affected Financial Institutions	95

3.30	Beneficial Ownership Certification	95

3.31	Structured Subsidiaries	95

3.32	Sustainability-Related Information	95

Article IV.
CONDITIONS

4.01	Effective Date	95

4.02	Each Credit Event	99

Article V.
AFFIRMATIVE COVENANTS

5.01	Financial Statements and Other Information	100

5.02	Notices of Material Events	104

5.03	Existence; Conduct of Business	104

5.04	Payment of Obligations	104

5.05	Maintenance of Properties; Insurance	105

5.06	Books and Records; Inspection and Audit Rights	105

5.07	Compliance with Laws and Agreements	105

iii

5.08	Certain Obligations Respecting Subsidiaries; Further Assurances	106

5.09	Use of Proceeds	109

5.10	Status of RIC and BDC	109

5.11	Investment Policies	110

5.12	Portfolio Valuation and Diversification, Etc.	110

5.13	Calculation of Portfolio Leverage Borrowing Base	115

5.14	Capital Calls	130

5.15	ERISA Deliverables	130

5.16	Reserved	131

5.17	Sustainability-Related Information	131

Article VI.
NEGATIVE COVENANTS

6.01	Indebtedness	132

6.02	Liens	133

6.03	Fundamental Changes	134

6.04	Investments	135

6.05	Restricted Payments	136

6.06	Certain Restrictions on Subsidiaries	136

6.07	Financial Covenants	137

6.08	Transactions with Affiliates	137

6.09	Lines of Business	137

6.10	No Further Negative Pledge	137

6.11	Modifications of Certain Documents	138

6.12	Derivative Transactions	139

6.13	Side Letters	139

6.14	Transfer by, or Admission of, Investors	139

iv

6.15	Capital Commitments and Capital Events	140

6.16	Alternative Investment Vehicles; Holding Vehicles; Parallel Funds	140

6.17	Capital Calls	141

6.18	Control Accounts	141

6.19	Intermediate Entities	141

6.20	ERISA Compliance	141

6.21	Environmental Matters	141

6.22	SBIC Guarantee	141

6.23	Modifications of Unsecured Longer-Term Indebtedness	141

6.24	Payments of Unsecured Longer-Term Indebtedness	142

Article VII.
EVENTS OF DEFAULT

7.01	Events of Default	142

7.02	Certain Actions with Respect to Capital Calls	146

7.03	Additional Action Relating to Capital Calls	147

7.04	CAM Exchange	147

Article VIII.
THE ADMINISTRATIVE AGENT AND COLLATERAL AGENT

8.01	Appointment of the Administrative Agent	148

8.02	Capacity as Lender	148

8.03	Limitation of Duties; Exculpation	148

8.04	Reliance	149

8.05	Sub-Agents	149

8.06	Resignation; Successor Administrative Agent	149

8.07	Reliance by Lenders	150

8.08	Modifications to Loan Documents	150

v

8.09	Appointment of the Collateral Agent	150

8.10	Erroneous Payments	151

8.11	Certain ERISA Matters	152

8.12	Sustainability Provisions	153

Article IX.
MISCELLANEOUS

9.01	Notices; Electronic Communications	155

9.02	Waivers; Amendments	156

9.03	Expenses; Indemnity; Damage Waiver	159

9.04	Successors and Assigns	161

9.05	Survival	166

9.06	Counterparts; Integration; Effectiveness; Electronic Execution	166

9.07	Severability	167

9.08	Right of Setoff	167

9.09	Governing Law; Jurisdiction; Etc.	167

9.10	WAIVER OF JURY TRIAL	168

9.11	Judgment Currency	168

9.12	Headings	168

9.13	Treatment of Certain Information; Confidentiality	169

9.14	USA PATRIOT Act	170

9.15	Termination	170

9.16	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	170

9.17	Subordination of Claims	171

9.18	Material Non-Public Information	171

vi

SCHEDULE 1.01(a):	Approved Dealers and Approved Pricing Services
SCHEDULE 1.01(b):	Commitments
SCHEDULE 1.01(c):	Industry Classification Groups
SCHEDULE 1.01(d):	Eligibility Criteria
SCHEDULE 1.01(e):	Governing Agreements
SCHEDULE 2.01:	Exclusion Event Annex
SCHEDULE 2.18:	Sustainability Table
SCHEDULE 3.11(a):	Material Agreements
SCHEDULE 3.11(b):	Liens
SCHEDULE 3.12(a):	Subsidiaries
SCHEDULE 3.12(b):	Investments
SCHEDULE 3.20:	Capital Commitments
SCHEDULE 3.22:	Organizational Structure
SCHEDULE 6.08:	Certain Affiliate Transactions
SCHEDULE 9.01:	Notices

vii

EXHIBIT A:	Form of Assignment and Assumption
EXHIBIT B:	Form of Borrowing Base Certificate
EXHIBIT C:	Form of Amended and Restated Promissory Note
EXHIBIT D:	Form of Borrowing Request
EXHIBIT E:	Form of Sustainability Certificate
EXHIBIT F:	Form of Subscription Agreement

viii

SENIOR SECURED REVOLVING CREDIT AGREEMENT dated as of June 18, 2024 (this “Agreement”), among LAFAYETTE SQUARE USA, INC., a Delaware corporation (the “Borrower”), the SUBSIDIARY GUARANTORS party hereto, the LENDERS party hereto, and ING CAPITAL LLC, as Administrative Agent, Lead Arranger, Bookrunner and Sustainability Structuring Agent.

WHEREAS, the Borrower has requested that the Lenders (as defined herein) extend credit to the Borrower from time to time pursuant to the Commitments as set forth herein, and the Lenders have agreed to extend such credit upon the terms and conditions hereof;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

Article I.
DEFINITIONS

1.01          Defined Terms. As used in this Agreement, the following terms have the meanings specified below and the terms defined in Section 5.13 have the meanings assigned thereto in such section:

“34% Minimum Utilization Amount” means, for any day, an amount equal to 34% of the aggregate Commitments of the Lenders as of the close of business on such day.

“67% Minimum Utilization Amount” means, for any day, an amount equal to 67% of the aggregate Commitments of the Lenders as of the close of business on such day.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Account Control Agreement” means a control agreement, in form and substance reasonably satisfactory to ING, executed by ING, as collateral agent, an Obligor and the Custodian or a depositary institution where any Control Accounts are maintained, as the same may be amended, restated or supplemented from time to time.

“Adjusted Covered Debt Balance” means, on any date, the aggregate Covered Debt Amount on such date minus the aggregate amount of Cash and Cash Equivalents included in the Borrowing Base.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to Term SOFR for such calculation; provided that, if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Adjusted Term SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, in each case, other than pursuant to clause (c) of the definition of “Alternate Base Rate”.

“Administrative Agent” means ING, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Agent’s Account” means, for each Currency, an account in respect of such Currency designated by the Administrative Agent in a notice to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Anything herein to the contrary notwithstanding, the term “Affiliate” of an Obligor shall not include any Person that constitutes an Investment held by any Obligor in the ordinary course of business.

“Agency Account” has the meaning assigned to such term in Section 5.08(c)(iv).

“Agreed Foreign Currency” means, at any time, with the agreement of each Multicurrency Lender, any Foreign Currency, so long as, in respect of such Foreign Currency, at such time (a)  such Foreign Currency is freely transferable and convertible into Dollars in the applicable foreign exchange market and (b) no central bank or other governmental authorization in the country of issue of such Foreign Currency (including, in the case of the Euro, any authorization by the European Central Bank) is required to permit use of such Foreign Currency by any Multicurrency Lender for making any Loan hereunder and/or to permit the Borrower to borrow and repay the principal thereof and to pay the interest thereon, unless such authorization has been obtained and is in full force and effect.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate for such day plus 1/2 of 1%, (c)(1) if the then-current Benchmark is Daily Compounded SOFR, (x) Daily Compounded SOFR in effect on such day (taking into account the Floor) plus (y) 1% and (2) if the then-current Benchmark is Adjusted Term SOFR, (x) the Adjusted Term SOFR for a period of one (1) month (taking into account any floor set forth in the definition of “Adjusted Term SOFR”) plus (y) 1%, and (d) 0.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR or Daily Compounded SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate, Adjusted Term SOFR or Daily Compounded SOFR, as the case may be.

“Alternate Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

2

“Annual Valuation Period” means the “annual valuation period” as defined in 29 C.F.R. §2510.3-101(d)(5)(ii).

“Applicable Margin” means a per annum rate determined on a daily basis equal to:

(i)           the Blended ABR Margin in the case of ABR Loans; and

(ii)          the Blended Term Margin in the case of Term Rate Loans;

provided, that, the Applicable Margin shall not be less than 0.0% per annum at any time. Any change in the Applicable Margin will become effective five Business Days following the date of delivery of the applicable monthly Borrowing Base Certificate pursuant to Section 5.01(d)(i); provided, however, if such monthly Borrowing Base Certificate is not timely delivered, (x) on or prior to the date that is five (5) Business Days (or such longer period as Administrative Agent may reasonably agree) after the date on which such monthly Borrowing Base Certificate was required to be delivered pursuant to Section 5.01(d)(i), the Blended ABR Margin and the Blended Term Margin will be the Blended ABR Margin and the Blended Term Margin, respectively, in effect immediately prior to the date on which such monthly Borrowing Base Certificate was required to be delivered pursuant to Section 5.01(d)(i) and (y) after the time period set forth in the foregoing clause (x), until such time as the resulting Default is cured to the satisfaction of the Administrative Agent, the Blended ABR Margin will be 1.70%, and the Blended Term Margin will be 2.70%.

It is hereby understood and agreed that the Applicable Margin shall be adjusted from time to time on an annual basis based upon the Sustainability Rate Adjustment (to be calculated and applied as set forth in Section 2.18); provided that in no event shall the Applicable Margin be less than 0.00% per annum. Notwithstanding anything to the contrary herein, until the delivery of (or failure to deliver) the Sustainability Certificate delivered in respect of Reference Year ending December 31, 2024, pursuant to Section 2.18, the Sustainability Rate Adjustment shall be 0.00% per annum and there shall be no Sustainability Rate Adjustment to the Applicable Margin.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitments. If the Commitments have terminated or expired in full, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments pursuant to Section 9.04(b).

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“Applicable Requirement” means, for any Rated Included Investor that is (or whose Credit Provider, if applicable, is): (a) a Bank Holding Company, Adequately Capitalized status or better and a Rating of BBB/Baa2 or higher; (b) an insurance company, a Rating by A.M. Best Company of A- or higher and a Rating of BBB/Baa2 or higher; (c) an ERISA Investor that is a Pension Plan Investor, or the trustee or nominee of an ERISA Investor, in addition to the Sponsor’s Rating of BBB/Baa2 or higher, a minimum Funding Ratio for such ERISA Investor based on the Rating of the Sponsor of such ERISA Investor as follows:

Sponsor Rating	Minimum Funding Ratio
A-/A3 or higher	No minimum
BBB/Baa2 to A-/A3	90%

(d) a Governmental Plan Investor, or the Responsible Party with respect to such Governmental Plan Investor, in addition to the Responsible Party’s Rating of BBB/Baa2 or higher, a minimum Funding Ratio for such Governmental Plan Investor based on the Rating of the Responsible Party as follows:

Responsible Party Rating	Minimum Funding Ratio
A-/A3 or higher	No minimum
BBB/Baa2 to A-/A3	90%

and (e) otherwise a Rated Investor, a Rating of BBB/Baa2 or higher.

The first Rating indicated in each case above is the S&P Rating and the second Rating indicated in each case above is the Moody’s Rating. In the event that the Ratings are not equivalent, the Applicable Requirement will be based on the lower of the Ratings. If any Person has only one Rating, then that Rating will apply.

“Approved Dealer” means (a) in the case of any Eligible Portfolio Investment that is not a U.S. Government Security, a bank or a broker-dealer registered under the Securities Exchange Act of 1934 (the “Exchange Act”) of nationally recognized standing or an Affiliate thereof, (b) in the case of a U.S. Government Security, any primary dealer in U.S. Government Securities and (c) in the case of any foreign Portfolio Investment, any foreign broker-dealer of internationally recognized standing or an Affiliate thereof, in the case of each of clauses (a), (b) and (c) above, as set forth on Schedule 1.01(a) or (d) any other bank or broker-dealer acceptable to the Administrative Agent in its reasonable determination.

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“Approved Pricing Service” means (a) a pricing or quotation service as set forth in Schedule 1.01(a) or (b) any other pricing or quotation service (i) approved by the Board of Directors of the Borrower, (ii) designated in writing by the Borrower to the Administrative Agent (which designation shall be accompanied by a copy of a resolution of the Board of Directors of the Borrower that such pricing or quotation service has been approved by the Borrower) and (iii) reasonably acceptable to the Administrative Agent.

“Approved Third-Party Appraiser” means any Independent nationally recognized third-party appraisal firm engaged by the Borrower, at its own expense, as part of its valuation procedures or any other third-party appraisal firm selected by the Borrower and reasonably acceptable to the Administrative Agent. Notwithstanding the foregoing, it is understood and agreed that, so long as the same are Independent third-party appraisal firms approved by the Board of Directors of the Borrower, each of Houlihan Lokey, Duff & Phelps, Citrin Cooperman, Valuation Research Corporation, Stout Risius Ross, LLC, Lincoln International LLC, Murray, Devine & Company, Kroll, LLC, Alvarez & Marsal and their respective Affiliates that provide valuation services shall be deemed to be an “Approved Third-Party Appraiser”. As used in Section 5.12 hereof, an “Approved Third-Party Appraiser” retained by the Administrative Agent shall mean any of the firms identified in the preceding sentence and any other Independent nationally recognized third-party appraisal firm identified by the Administrative Agent and reasonably acceptable to the Borrower.

“Arranger” means ING in its capacity as sole lead arranger and sole bookrunner.

“ASC” is defined in the definition of “Solvent.”

“Asset Sale” means a sale, lease or sub lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of any Obligor’s assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired.

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Assuming Lender” has the meaning assigned to such term in Section 2.06(e).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.11(b)(iv).

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Commitment Termination Date and the date of termination of the Commitments.

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“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Holding Company” means a “bank holding company” as defined in Section 2(a) of the Bank Holding Company Act of 1956, or a non-bank Subsidiary of such bank holding company.

“Bankruptcy Code” means Title 11 of the United States Code, entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Baseline” means the 2023 baseline for the KPI Metrics, as set forth in the Sustainability Table.

“Baseline Net Worth” is defined in clause (xii) of the definition of Exclusion Event.

“Benchmark” means, initially, Adjusted Term SOFR for Dollar Loans; provided that if a replacement of any Benchmark has occurred pursuant to Section 2.11(b), then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a)          Daily Compounded SOFR, solely with respect to Dollar Loans; or

(b)           the sum of: (i) the alternate benchmark rate and (ii) an adjustment (which may be a positive or negative value or zero (0)), in each case, that has been selected by the Administrative Agent (in consultation with the Borrower) as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for syndicated credit facilities denominated in the applicable currency at such time.

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If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Adjusted Term SOFR”, the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “Daily Compounded SOFR”, the definition of “Interest Period” or any similar or analogous definition (or the addition of such analogous concept), the definition of “U.S. Government Securities Business Day”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement or to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of a public statement or publication of information by or on behalf of the administrator of such Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Beneficial Ownership Certification” means a certification regarding a beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R § 1010.230.

“Blended ABR Margin” means the sum of: (a) the product of (i) the Subscription Percentage and (ii) 1.70% and (b) the product of (i) the Portfolio Leverage Percentage and (ii) 1.70%, and in each case with respect to clauses (a) and (b), as increased or reduced, as applicable, by the Sustainability Adjustment.

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“Blended Term Margin” means the sum of: (a) the product of (i) the Subscription Percentage and (ii) 2.70% and (b) the product of (i) the Portfolio Leverage Percentage and (ii) 2.70%, and in each case with respect to clauses (a) and (b), as increased or reduced, as applicable, by the Sustainability Adjustment.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor thereof.

“Board of Directors” means, with respect to any person, (a) in the case of any corporation, the board of directors of such person, (b) in the case of any limited liability company, the board of managers of such person, or if there is none, the Board of Directors of the managing member of such Person, (c) in the case of any partnership, the Board of Directors of the general partner of such person and (d) in any other case, the functional equivalent of the foregoing.

“Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Borrower Governing Agreement” means the Bylaws of the Borrower, as amended by the First Amendment to Bylaws, effective as of May 16, 2022 and the Second Amendment to Bylaws, effective as of June 8, 2023, as further amended, restated or otherwise modified from time to time.

“Borrower External Unquoted Value” has the meaning assigned to such term in Section 5.12(b)(ii)(B).

“Borrower Materials” has the meaning assigned to such term in Section 9.01(b).

“Borrowing” means (a) all ABR Loans of the same Class made, converted or continued on the same date or (b) all Term Rate Loans of the same Class denominated in the same Currency that have the same Interest Period.

“Borrowing Base” means the sum of: (a) the Portfolio Leverage Borrowing Base and (b) the Subscription Borrowing Base.

“Borrowing Base Certificate” means a certificate of a Financial Officer of the Borrower, substantially in the form of Exhibit B and appropriately completed.

“Borrowing Base Deficiency” means, at any date on which the same is determined, the amount, if any, that (a) the aggregate Covered Debt Amount as of such date exceeds (b) the Borrowing Base as of such date.

“Borrowing Base Investor” means an Included Investor or a Designated Investor.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, substantially in the form of Exhibit D hereto or such other form as is reasonably acceptable to the Administrative Agent.

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“Business Day” means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, (b) if such day relates to any Loan for which reference to SOFR is applicable, means a U.S. Government Securities Business Day and (c) if such day relates to a Borrowing, continuation or conversion of, a payment or prepayment of principal of or interest on, or the Interest Period for, any Borrowing denominated in any Foreign Currency, or to a notice by the Borrower with respect to any such Borrowing, continuation, payment, prepayment or Interest Period, that is also a day on which commercial banks settle payments in the Principal Financial Center for such Foreign Currency.

“Calculation Amount” shall mean, as of the end of any Testing Quarter, an amount equal to the greater of: (a)(i) the product of (1) 125% of the Adjusted Covered Debt Balance (as of the end of such Testing Quarter) and (2) the Portfolio Leverage Percentage minus (ii) the aggregate Value of all Quoted Investments included in the Portfolio Leverage Borrowing Base (as of the end of such Testing Quarter) and (b) 10% of the aggregate Value (or as near thereto as reasonably practicable) of all Unquoted Investments included in the Portfolio Leverage Borrowing Base (as of the end of such Testing Quarter); provided that in no event shall more than 25% (or, if clause (b) applies, 10%) of the aggregate Value (or as near thereto as reasonably practicable) of the Unquoted Investments in the Portfolio Leverage Borrowing Base be tested in respect of any applicable Testing Quarter.

“CAM Exchange” means the exchange of the Lenders’ interests provided for in Article VII.

“CAM Exchange Date” means the first date on which there shall occur (a) any event referred to in paragraph (h), (i) or (j) of Section 7.01 or (b) an acceleration of Loans pursuant to Article VII.

“CAM Percentage” means, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Dollar Equivalent of the Designated Obligations owed to such Lender (whether or not at the time due and payable) immediately prior to the CAM Exchange Date and (b) the denominator shall be the aggregate Dollar Equivalent amount of the Designated Obligations owed to all the Lenders (whether or not at the time due and payable) immediately prior to the CAM Exchange Date.

“Capital Call” means a call upon all or any of the Investors for payment of all or any portion of their Unfunded Capital Commitments.

“Capital Call Notice” means any notice sent to an Investor for the purpose of making a Capital Call.

“Capital Call Security Agreement” means the Security Agreement, dated as of the date hereof (as the same shall be amended, restated, modified and supplemented from time to time), among the Borrower, the Administrative Agent and the Collateral Agent.

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“Capital Call Trigger Period” means any period during which an Event of Default has occurred and is continuing.

“Capital Commitment” means a “Commitment” as defined in the Subscription Agreements.

“Capital Contribution” means, for any Investor, any contribution of capital made to the Borrower in response to a Capital Call.

“Capital Event” means any waiver, amendment, cancellation, termination, reduction, excuse, suspension, deferral, repurchase or withdrawal in any manner of the Capital Commitment of any Investor or the obligation of any Investor to fund the same pursuant to Capital Calls.

“Capital Stock” of any Person means any and all shares of corporate stock (however designated) of and any and all other Equity Interests and participations representing ownership interests (including membership interests and limited liability company interests) in, such Person.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash” means any immediately available funds in Dollars or in any Currency other than Dollars (measured in terms of the Dollar Equivalent thereof) which is a freely convertible Currency.

“Cash Control Event” will occur if, on any date of determination: (a) an Event of Default has occurred and is continuing; or (b) a Default related to Section 7.01(a), Section 7.01(b), Section 7.01(h) or Section 7.01(i) (including, for the avoidance of doubt, with respect to a Default related to Section 7.01(a), a Borrowing Base Deficiency exists and has not been cured).

“Cash Equivalents” means investments (other than Cash) that are one or more of the following obligations: (a) Short-Term U.S. Government Securities or commercial paper maturing within 180 days from the date of acquisition thereof and having, at the date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s or similar investments to be mutually agreed (including, without limitation, money market and mutual funds that invest substantially all their assets in other Cash or cash equivalents); and (b) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof (i) issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof, or the jurisdiction or any constituent jurisdiction thereof of any Agreed Foreign Currency, provided that such certificates of deposit, banker’s acceptances and time deposits are held in a securities account (as defined in the Uniform Commercial Code) through which the Collateral Agent can perfect a security interest therein and (ii) having, at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s; provided, that (i) in no event shall Cash Equivalents include any obligation that provides for the payment of interest alone (for example, interest-only Securities or “IOs”); and (ii) Cash Equivalents (other than U.S. Government Securities, certificates of deposit or repurchase agreements) shall not include any such investment representing more than 25% of Total Assets of the Obligors in any single issuer.

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“Certificate Inaccuracy Payment Date” has the meaning assigned to such term in Section 2.18(e).

“CFC” means an entity that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Control” means the occurrence of any one or more of the following events: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower, (b) either (i) Damien Dwin or (ii) Phil Daniele (except if any such individuals are replaced with individuals reasonably satisfactory to the Administrative Agent and the Required Lenders within 90 days after the death, disability, resignation or termination of the same) are no longer actively engaged in the day-to-day management of the Investment Advisor (provided that, for the avoidance of doubt, no such Change of Control shall occur unless such individuals are not are replaced with individuals reasonably satisfactory to the Administrative Agent and the Required Lenders within such 90 day period), and (c) occupation of a majority of the seats (other than vacant seats) on the Board of Directors of the Borrower by Persons who were neither (i) nominated by the requisite members of the Board of Directors of the Borrower by the Board of Directors of the Borrower nor (ii) appointed by a majority of the directors so nominated.

“Change in Law” means (a) the adoption of any law, rule or regulation or treaty after the Effective Date, (b) any change in any law, rule or regulation or treaty or in the interpretation, implementation or application thereof by any Governmental Authority after the Effective Date or (c) compliance by any Lender (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date, provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee On Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted or issued.

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“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are Dollar Loans or Multicurrency Loans; when used in reference to any Lender, refers to whether such Lender is a Dollar Lender or a Multicurrency Lender; and, when used in reference to any Commitment, refers to whether such Commitment is a Dollar Commitment or a Multicurrency Commitment.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all the collateral security for the Obligations pledged or granted pursuant to the Security Documents; provided that “Collateral” shall not include any Equity Interest in any SBIC Subsidiary or any Subsidiary that is a CFC, a Transparent Subsidiary or a “passive foreign investment company” as defined in Section 1297(a) of the Code.

“Collateral Agent” means ING Capital LLC in its capacity as Collateral Agent under the Guarantee and Security Agreement and other Security Documents, as applicable, and includes any successor Collateral Agent thereunder.

“Commitment Increase” has the meaning assigned to such term in Section 2.06(e).

“Commitment Increase Date” has the meaning assigned to such term in Section 2.06(e).

“Commitment Termination Date” means, the date that is the earlier to occur of (a) the four year anniversary of the Effective Date; (b) the date upon which Administrative Agent declares the Obligations, or the Obligations become, due and payable after the occurrence of an Event of Default; or (c) the date upon which the Commitments are terminated pursuant to Section 2.06 or otherwise.

“Commitments” means, collectively, the Dollar Commitments and the Multicurrency Commitments.

“Confidential Investor” means any Investor designated as a “Confidential Investor” by the Borrower based on confidentiality commitments made to such Investor in connection with its Capital Commitment in the Borrower. Each Confidential Investor shall be designated as such on Schedule 3.20. After the Effective Date, Schedule 3.20 may be updated from time to time by the Borrower and the Administrative Agent to identify the then current Confidential Investors designated as such in accordance with the terms of this Agreement.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

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“Consolidated Asset Coverage Ratio” means, on a consolidated basis for the Borrower and its Subsidiaries, as of any date of determination, the ratio (expressed as a percentage) which the value of total assets, less all liabilities and indebtedness not represented by Senior Securities, bears to the aggregate amount of Senior Securities representing indebtedness of the Borrower and its Subsidiaries (all as determined pursuant to the Investment Company Act and any orders of the SEC issued to the Borrower thereunder, in each case as in effect on the Effective Date. For clarity, the calculation of the Asset Coverage Ratio shall be made in accordance with any exemptive order issued by the SEC under Section 6(c) of the Investment Company Act relating to the exclusion of any Indebtedness of any SBIC Subsidiary from the definition of Senior Securities only so long as (a) such order is in effect, (b) no obligations have become due and owing pursuant to the terms of any Permitted SBIC Guarantee and (c) such Indebtedness is owed to the SBA.

“Contributed Partners’ Capital” means the aggregate amount of Capital Commitments less the aggregate amount of the Unfunded Capital Commitments.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Account” has the meaning assigned to such term in Section 5.08(c)(ii).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Debt Amount” means, on any date, the sum of (i) all of the Revolving Credit Exposures of all Lenders on such date plus (ii) the aggregate amount (including any increase in the aggregate principal amount resulting from payable in-kind interest) of Other Covered Indebtedness outstanding on such date. For the avoidance of doubt, for purposes of calculating the Covered Debt Amount, any convertible securities included in the Covered Debt Amount will be included at the then outstanding principal balance thereof.

“Covered Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not described in clause (a), Other Taxes.

“Credit Link Documents” means such financial information and documents as may be requested by Administrative Agent in its reasonable discretion, to reflect and connect the relevant or appropriate credit link or credit support of any Person, to the obligations of the applicable Investor to make Capital Contributions, which may include a written guaranty or such other acceptable instrument determined by Administrative Agent in its reasonable discretion.

“Credit Provider” means a Person providing Credit Link Documents of the obligations of an Included Investor to make Capital Contributions.

“Currency” means Dollars or any Foreign Currency.

“Currency Valuation Notice” has the meaning assigned to such term in Section 2.08(b).

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“Custodian” means U.S. Bank, National Association, or any other financial institution mutually agreeable to the Collateral Agent and the Borrower, as custodian holding documentation for Portfolio Investments, and accounts of the Obligors holding Portfolio Investments, on behalf of the Obligors and, pursuant to the Custodian Agreement, the Collateral Agent. The term “Custodian” includes any agent or sub-custodian acting on behalf of the Custodian.

“Custodian Agreement” means that certain Custody Agreement, by and between the Custodian and the Borrower, dated as of July 26, 2021, as the same may be amended, restated, supplemented and otherwise modified from time to time.

“Daily Compounded SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “i”) that is five (5) U.S. Government Securities Business Days prior to (a) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (b) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website (the “Daily Compounded SOFR Screen Rate”); provided that if Daily Compounded SOFR as so determined shall ever be less than the Floor, then Daily Compounded SOFR shall be deemed to be the Floor. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any day “i”, the SOFR in respect of such day “i” has not been published on the SOFR Administrator’s Website and a replacement of Daily Compounded SOFR has not occurred pursuant to Section 2.11(b)(i)-(ii), then the SOFR for such day “i” will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Compounded SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Compounded SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. All interest hereunder on any Loan computed by reference to Daily Compounded SOFR shall be computed in the manner described in Section 2.10.

“Daily Compounded SOFR Loan” means a Loan that bears interest at a rate based on Daily Compounded SOFR, in each case, other than pursuant to clause (c) of the definition of “Alternate Base Rate”.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

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“Defaulting Lender” means, subject to Section 2.16, any Lender that: (a) has failed to: (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding has not been satisfied, and specifically identifying in such writing each such condition precedent, or (ii) pay to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due; (b) has notified Borrower or Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder, states that such position is based on such Lender’s determination that a condition precedent to funding cannot be satisfied, and specifically identifies such condition precedent, together with any applicable default), (c) has failed, within three (3) Business Days after written request by Administrative Agent or Borrower, to confirm in writing to Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has (other than by way of an Undisclosed Administration): (i) become the subject of a proceeding under any Debtor Relief Law; (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; or (iii) become the subject of a Bail-in Action; provided that a Lender will not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, will be conclusive and binding absent manifest error, and such Lender will be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by Administrative Agent in a written notice of such determination, which will be delivered by Administrative Agent to Borrower and each other Lender promptly following such determination.

“Designated Investor” means an Investor (including, for the avoidance of doubt, any HNW Investor) that has (a) been approved in writing as a “Designated Investor” by all Lenders, in their sole discretion, as evidenced in a writing executed by Administrative Agent and delivered to the Borrower and (b) delivered to Administrative Agent the information and documents required under clause (b) of the definition of “Included Investor”; provided, that, once an Investor has been approved as a Designated Investor, unless and until such Investor becomes an Excluded Investor, no further approvals of the Lenders or the Administrative Agent will be required for such Investor to maintain its status as a Designated Investor provided, further, that an Excluded Investor will no longer be a Designated Investor until such time as all Exclusion Events affecting such Investor have been cured and such Investor has been approved as a Designated Investor in the sole and absolute discretion of Administrative Agent and all of the Lenders. For the avoidance of doubt, no Confidential Investor shall be a Designated Investor unless otherwise agreed by the Lenders (inclusive of the Administrative Agent) in their sole discretion.

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“Designated Obligations” means all obligations of the Borrower with respect to (a) principal of and interest on the Loans and (b) accrued and unpaid fees under the Loan Documents.

“Disqualified Equity Interests” means stock of any Person that after its issuance is subject to any agreement between the holder of such stock and such Person where such Person is required to purchase, redeem, retire, acquire, cancel or terminate such stock, other than (x) as a result of a Change in Control, or (y) in connection with any purchase, redemption, retirement, acquisition, cancellation or termination with, or in exchange for, shares of stock.

“Disqualified Lenders” means, on any date, any Person designated by the Borrower as a “Disqualified Lender” by written notice delivered to the Administrative Agent and the Lenders from time to time (including by posting to Debtdomain™ or an equivalent website) not less than three Business Days prior to such date; provided that (i) the designation of any Person as a “Disqualified Lender” shall be subject to the approval of the Administrative Agent and (ii) there shall be no more than 20 Disqualified Lenders at any time.

“Dollar Commitment” means, with respect to each Dollar Lender, the Commitment of such Dollar Lender to make Loans denominated in Dollars, as such Commitment may be (a) reduced or increased from time to time pursuant to Section 2.06 or reduced from time to time pursuant to Section 2.08 or as otherwise provided in this Agreement and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and the other provisions of this Agreement (including Section 7.04). The aggregate amount of each Lender’s Dollar Commitment as of the Effective Date is set forth on Schedule 1.01(b), or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders’ Dollar Commitments as of the Effective Date is $0.

“Dollar Equivalent” means, on any date of determination, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Foreign Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate as of the applicable valuation date, as provided in this Agreement (i.e., either the date upon which such amount is initially drawn or on the most recent Revaluation Date, as applicable) for the purchase of Dollars with such Foreign Currency.

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“Dollar Lender” means the Persons listed on Schedule 1.01(b) as having Dollar Commitments and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption that provides for it to assume a Dollar Commitment or to acquire Revolving Dollar Credit Exposure, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Dollar Loan” means a Loan denominated in Dollars made pursuant to the Dollar Commitment.

“Dollars” or “$” refers to lawful money of the United States of America.

“EEA Financial Institution” means: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” has the meaning assigned to such term in Section 4.01.

“Eligible Portfolio Investment” means any Portfolio Investment held by any Obligor (and solely for purposes of determining the Portfolio Leverage Borrowing Base, Cash and Cash Equivalents held by any Obligor) that, in each case, meets all of the criteria set forth on Schedule 1.01(d) hereto; provided, that no Portfolio Investment, Cash or Cash Equivalent shall constitute an Eligible Portfolio Investment or be included in the Portfolio Leverage Borrowing Base if the Collateral Agent does not at all times maintain a first priority, perfected Lien (subject to no other Liens other than Permitted Liens) on such Portfolio Investment, Cash or Cash Equivalent or if such Portfolio Investment, Cash or Cash Equivalent has not been or does not at all times continue to be Delivered (as defined in the Guarantee and Security Agreement). Without limiting the generality of the foregoing, it is understood and agreed that (i) any Portfolio Investments that have been contributed or sold, purported to be contributed or sold or otherwise transferred to any Financing Subsidiary, or held by any Financing Subsidiary, or which secure obligations of any Financing Subsidiary and (ii) Special Equity Interests shall not be treated as Eligible Portfolio Investments until distributed, sold or otherwise transferred to the Borrower free and clear of all Liens (other than Permitted Liens). Notwithstanding the foregoing, nothing herein shall limit the provisions of Section 5.12(b)(i), which provide that, for purposes of this Agreement, all determinations of whether an Investment is to be included as an Eligible Portfolio Investment shall be determined on a settlement-date basis (meaning that any Investment that has been purchased will not be treated as an Eligible Portfolio Investment until such purchase has settled, and any Eligible Portfolio Investment which has been sold will not be excluded as an Eligible Portfolio Investment until such sale has settled), provided that no such Investment shall be included as an Eligible Portfolio Investment to the extent it has not been paid for in full.

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“Empowerment Zones” has the meaning ascribed to it in the Empowerment Zones and Enterprise Communities Act of 1993, as amended.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment.

“Environmental Laws” means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules, standards and regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

“Environmental Liability” means any written claim, demand, liability (including strict liability) obligation, accusation or cause of action, or any order, violation, loss, damage (including, without limitation, to any Person, property or natural resources and including consequential damages), injury, judgment, penalty or fine, cost of enforcement, cost of remedial action, cleanup, restoration or any other cost or expense whatsoever (including reasonable and documented fees, costs and expenses of attorneys, consultants, contractors, experts and laboratories) and disbursements in connection with any Environmental Claims, violation or alleged violation of any Environmental Law, the imposition of any Environmental Lien or the failure to comply in all material respects with any Environmental Requirement.

“Environmental Lien” means a Lien in favor of any Governmental Authority: (a) under any Environmental Law; or (b) for any liability or damages arising from, or costs incurred by, any Governmental Authority in response to the Release or threatened Release of any Hazardous Material.

“Environmental Requirement” means any Environmental Law, agreement, or restriction, as the same now exists or may be changed, amended, or come into effect in the future, which pertains to health, safety, or the environment, including, but not limited to ground, air, water, or noise pollution, or underground or aboveground tanks.

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“Equity Interests” means shares of Capital Stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest. As used in this Agreement, “Equity Interests” shall not include convertible debt unless and until such debt has been converted to Capital Stock.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Obligor, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived in accordance with the U.S. Department of Labor regulations promulgated under Section 4043 of ERISA); (b) with respect to any Plan, the failure to satisfy the minimum funding standard (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Obligor or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (e) the receipt by any Obligor or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans under Section 4041(c) of ERISA or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (f) the incurrence by any Obligor or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the occurrence of any nonexempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA which results in liability to a Lender that was not caused by a violation of Section 8.11; (h) the failure to make any required contribution to a Multiemployer Plan or failure to make by its due date any required contribution to any Plan; (i) the receipt by any Obligor or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Obligor or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA; or (j) the incurrence with respect to any “employee benefit plan” as defined in Section 3(3) of ERISA that is sponsored or maintained by any Obligor of any material unfunded liability for post-retirement health or welfare benefits, except as may be required by Section 4980B of the Code or similar laws.

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“ERISA Investor” means an Investor that is: (a) an “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) subject to Title I of ERISA, (b) any “plan” subject to Section 4975 of the Code, or (c) a partnership or commingled account of a fund, or any other entity, whose assets include or are deemed to include the assets of one or more such employee benefit plans or plans in accordance with the Plan Assets Regulation.

“Erroneous Payment” has the meaning assigned to it in Section 8.10.

“Erroneous Payment Notice” has the meaning assigned to it in Section 8.10.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Act” is defined in the definition of “Approved Dealer.”

“Excluded Investor” has the meaning assigned to such term in the definition of “Exclusion Event”.

“Excluded Taxes” means, any of the following Taxes imposed on or with respect to the Administrative Agent, any Lender, or any other recipient of any payment, or required to be withheld or deducted from any payment, to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on net income, franchise or branch profits Taxes, in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any United States federal withholding Tax that is imposed on amounts payable to or for the account of such Lender at the time such Lender becomes a party to this Agreement (other than pursuant to an assignment request by the Borrower under Section 2.17(b)), or designates a new lending office, except to the extent that (i) such withholding would not have been imposed but for the occurrence of a CAM Exchange, or (ii) such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 2.14(a), (c) Taxes attributable to such recipient’s failure to comply with Section 2.14(f) or (g), as applicable, and (d) any Taxes imposed under FATCA.

“Exclusion Event” means the occurrence, with respect to any Investor (such Investor hereinafter referred to as an “Excluded Investor”), of any of the following events:

(i)           such Investor (or its Sponsor, Credit Provider or Responsible Party, as applicable): (A) applies for or consents to the appointment of a receiver, trustee, custodian, intervenor, or liquidator of itself or of all or a substantial part of its assets; (B) files a voluntary petition as debtor in bankruptcy or admit in writing that it is unable to pay its debts as they become due; (C) makes a general assignment for the benefit of creditors; (D) files a petition or answer seeking reorganization or an arrangement with creditors or take advantage of any Debtor Relief Laws; (E) files an answer admitting the material allegations of, or consents to, or defaults in answering, a petition filed against it in any bankruptcy, reorganization, or insolvency proceeding; or (F) takes any personal, partnership, limited liability company, corporate or trust action, as applicable, for the purpose of effecting any of the foregoing;

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(ii)          (A) the commencement of any proceeding under any Debtor Relief Laws relating to such Investor (or its Sponsor, Credit Provider or Responsible Party, as applicable) or all or any material part of its respective property is instituted without the consent of such Person; or (B) an order, judgment, or decree is entered by any court of competent jurisdiction or other competent authority approving a petition seeking such Investor’s (or its Sponsor’s, Credit Provider’s or Responsible Party’s, as applicable) reorganization or liquidation, or appointing a receiver, custodian, trustee, intervenor, liquidator, administrator or similar entity, of such Person or of all or substantially all of its assets, provided, however, that if any such proceeding referenced in clause (A) is dismissed within 60 days, such Investor will be automatically reinstated as a Borrowing Base Investor, so long as no other Exclusion Event then applies (and if any such proceeding is stayed, such Investor will also be automatically reinstated as a Borrowing Base Investor, but re-commencement of the proceeding will constitute an Exclusion Event under clause (A));

(iii)          a Financial Officer of the Borrower obtains actual knowledge of any final judgment(s) for the payment of money which in the aggregate exceed 15% of the net worth of such Investor (or its Sponsor, Credit Provider or Responsible Party, as applicable) is rendered against such Person, and such judgment is, or judgments are, not satisfied or discharged at least 10 days prior to the date on which any of its assets could be lawfully sold to satisfy such judgment;

(iv)          such Investor (or its Sponsor, Credit Provider or Responsible Party, as applicable) repudiates, challenges, or declares unenforceable its obligation to make Capital Contributions of the Borrower pursuant to its Capital Commitment or a Capital Call Notice; otherwise disaffirms any material provision of its Subscription Agreement, or any applicable Governing Agreement; or its obligations under any of such documents are or become unenforceable, or its Sponsor, Responsible Party or Credit Provider, as applicable, takes such action with respect to its obligations under any Credit Link Document;

(v)          such Investor fails to make a contribution to the capital of the Borrower within 10 calendar days of the date required pursuant to a Capital Call Notice, or is otherwise in material default under its Subscription Agreement or the applicable Governing Agreement in each case relating to its Subscription Facility Obligations;

(vi)          any representation or warranty by such Investor (or its Sponsor, Credit Provider or Responsible Party, as applicable) made under any applicable Governing Agreement, or its Subscription Agreement, proves to be untrue or inaccurate in any material respect, as of the date on which such representation or warranty is made, and such Investor fails to cure the adverse effect of the failure of such representation or warranty within 30 days after written notice thereof is delivered by the Administrative Agent to the Borrower and to such Investor;

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(vii)         such Investor transfers its Subscribed Interest in the Borrower or such Investor’s Sponsor or Responsible Party, as applicable transfers its interest in Investor or, its entire Subscribed Interest in the Borrower is cancelled, reduced, excused, suspended or deferred, provided that if less than all of such Investor’s Subscribed Interest is transferred, assigned, cancelled, reduced, excused, suspended or deferred, only such portion as is transferred, assigned, cancelled, reduced, excused, suspended or deferred will be subject to exclusion from the calculation of the Subscription Borrowing Base;

(viii)        material default occurs in the performance by such Investor of any of the covenants or agreements contained in its Subscription Agreement or any applicable Governing Agreement (except, in each case, as otherwise specifically addressed in this definition of Exclusion Event, in which case no grace period beyond any provided for herein will apply), and such default continues uncured to the satisfaction of the Administrative Agent for a period of 30 days after written notice thereof has been given by the Administrative Agent to the Borrower and to such Investor;

(ix)          the Capital Commitment of such Investor ceases to be Subscription Collateral subject to a first-priority perfected Lien (subject to Permitted Liens) in favor of the Administrative Agent;

(x)           in the case of each Investor (or its Sponsor, Credit Provider or Responsible Party, as applicable), the occurrence of any circumstance or event which: (A) could reasonably be expected to have a material and adverse effect on the financial condition or business operations of such Investor; or (B) could reasonably be expected to impair, impede, or jeopardize the obligation and the liability of such Investor to fulfill its Subscription Facility Obligations;

(xi)          the Administrative Agent is unable to obtain: (A) from publicly available sources, annual financial statements for any Included Investor, so qualified by virtue of meeting the Applicable Requirement, for any fiscal year prior to the Maturity Date, reported on by independent public accountants to the extent applicable, or (B) such information from any Investor (other than an Included Investor so qualified by virtue of meeting the Applicable Requirement) that was delivered by the Borrower or such Investor prior to its designation as a Borrowing Base Investor and relied upon by the Administrative Agent and Lenders for such designation; and, in either case, such Investor fails, within 30 days after written request from the Borrower or Administrative Agent, to deliver such financial information to Borrower or Administrative Agent as required by Administrative Agent and Lenders in order to continue to designate such Investor as a Borrowing Base Investor hereunder;

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(xii)          in the case of each Investor that is designated as an Included Investor under clause (a)(ii) of the definition of “Included Investor” (or its Sponsor, Responsible Party or Credit Provider, as applicable), such Investor fails to maintain a net worth (determined in accordance with GAAP), measured at the end of each fiscal year of such Included Investor (or its Sponsor, Responsible Party or Credit Provider, as applicable), of at least 75% of the net worth of such Included Investor (or its Sponsor, Responsible Party or Credit Provider, as applicable) (the “Baseline Net Worth”) as of: (A) the fiscal year which ended on or immediately prior to the Effective Date, if such Investor was an Included Investor (or was pre-approved as an Included Investor, pursuant to written agreement of Administrative Agent) on the Effective Date; or (B) the fiscal year for which Administrative Agent has financial information which ended on or immediately prior to the date of its designation as an Included Investor (in the case not covered by clause (A) above) (the Baseline Net Worth for any Included Investors so designated will be set forth on Schedule 2.01 hereto, and if any Investors are so designated after the Effective Date, an updated Schedule 2.01will be prepared by Administrative Agent and delivered to the Borrower to replace the existing Schedule 2.01);

(xiii)        such Investor (or its Sponsor, Credit Provider or Responsible Party, as applicable) becomes subject to Sanctions, or, to the Borrower’s or the Administrative Agent’s knowledge, such Investor’s funds to be used in connection with funding Capital Calls are derived from illegal or suspicious activities;

(xiv)        in the case of each Investor that is designated as a Borrowing Base Investor under clause (a)(i) of the definition of “Included Investor” (or its Sponsor, Responsible Party or Credit Provider, as applicable), such Investor fails to maintain its Applicable Requirement as required in the definition of Applicable Requirement hereof;

(xv)         such Investor amends its Side Letter or Subscription Agreement in any way that Administrative Agent determines would materially impair Lenders’ Collateral rights, or a Side Letter or Subscription Agreement for a Borrowing Base Investor is entered into after designation of an Investor as a Borrowing Base Investor which contains terms that Administrative Agent determines would materially impair Lenders’ Collateral rights;

(xvi)          in the case of all ERISA Investors (and each other Investor that opts to be treated as an ERISA Investor under the applicable Governing Agreement or Subscription Agreement), the Borrower has delivered a notification that the Borrower holds Plan Assets; or

(xvii)       (A) the Borrower exercises its right to exclude such Investor from purchasing shares from the Borrower, or (B) the Borrower provides written notice to such Investor that such Investor’s continuing participation in the Borrower by such Investor would cause a Material Burden (as defined in the Subscription Agreements) and requests that such Investor use commercially reasonably efforts to dispose of such Investor’s shares in the Borrower (except that in the case of a partial disposition of such Investor’s shares, only such portion of such Investor’s Unfunded Capital Commitment that is disposed will be eliminated from the Subscription Borrowing Base).

“External Quoted Value” has the meaning assigned to such term in Section 5.12(b)(ii).

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“Extraordinary Receipts” means an amount equal to (a) any Cash amount (and Cash proceeds of any non-Cash amount) received by or paid to any Obligor on account of any foreign, United States, state or local tax refunds, pension plan reversions, judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, condemnation awards (and payments in lieu thereof), indemnity payments received not in the ordinary course of business, purchase price adjustments received not in the ordinary course of business in connection with any purchase agreement and proceeds of insurance, minus (b) any costs, fees, commissions, premiums and expenses actually incurred by any Obligor directly incidental to such Cash receipts and paid in Cash to a Person that is not an Affiliate of any Obligor (or if paid in Cash to an Affiliate, only to the extent such expenses are reasonable and customary), including reasonable legal fees and expenses, minus (c) all taxes paid or reasonably estimated to be payable (including amounts necessary to satisfy tax distributions) as a result of such Cash receipts after taking into account any available tax credits or deductions; provided, however, that Extraordinary Receipts do not include (i) proceeds of any issuance of Equity Interests or issuances of Indebtedness by any Obligor, (ii) amounts that any Obligor receives from Administrative Agent or any Lender in connection with the Loan Documents, (iii) Cash receipts to the extent received from proceeds of any casualty insurance or condemnation awards (or payments in lieu thereof) to the extent that such proceeds are used within 90 days to repair or replace the assets giving rise to such proceeds (provided that any amounts not so used within ninety (90) days will constitute Extraordinary Receipts) (iv) proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings, or (v) indemnity payments or payments in respect of judgments or settlements or claims, litigation or proceedings to the extent that such payments are received, by any Person in respect of any unaffiliated third party claim against or loss by such Person and promptly applied to pay (or to reimburse such Person for its prior payment of ) such claim or loss and the costs and expenses of such Person with respect thereto.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor provisions that are substantially comparable and not materially more onerous to comply with), any current or future regulations or official administrative interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of the foregoing, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, or any treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the NYFRB, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided, that if the Federal Funds Effective Rate is less than zero, such rate shall be zero for purposes of this Agreement.

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“Financial Officer” means the chief executive officer, president, co-president, chief financial officer, principal accounting officer, secretary, treasurer or controller of the Borrower, in each case, who has been authorized by the Board of Directors of the Borrower to execute the applicable document or certificate.

“Financing Subsidiary” means (a) any Structured Subsidiary or (b) any SBIC Subsidiary.

“Floor” means the greater of (a) 0.00%, and (b) the benchmark rate floor, if any, provided in this Agreement (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to any applicable Benchmark (including any component thereof).

“Foreign Currency” means at any time any Currency other than Dollars.

“Foreign Currency Equivalent” means, with respect to any amount in Dollars, the amount of any Foreign Currency that could be purchased with such amount of Dollars using the reciprocal of the foreign exchange rate(s) specified in the definition of the term “Dollar Equivalent”, as determined by the Administrative Agent.

“Foreign Lender” means any Lender that is not a U.S. Person.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time. GAAP shall be determined on the basis of such principles in effect on the date hereof consistent with those used in the preparation of the most recent financial statements referred to in Section 5.01.

“General Partner” means, as applicable, any entity that becomes the general partner, manager, managing member or other entity vested with management control of the Borrower or an intermediate entity after the Effective Date.

“Governing Agreement” with respect to the Borrower and the Subsidiary Guarantors means the bylaws, limited partnership agreement, limited liability company agreement, exempted limited partnership agreement, memorandum and articles of association, or other equivalent governing document in the applicable jurisdiction of such Person, as the same may be further amended, restated, modified or supplemented in accordance with the terms hereof, in each case, as described on Schedule 1.01(e) hereto. References to a Governing Agreement, unless otherwise specified, will be deemed to be references to the Borrower Governing Agreement, but will also refer, as applicable, to the equivalent provisions of the Governing Agreement of any Subsidiary Guarantor.

“Governmental Authority” means the government of the United States, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

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“Governmental Plan Investor” means an Investor that is a governmental plan as defined in Section 3(32) of ERISA.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, Securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary indemnification agreements entered into in the ordinary course of business in connection with obligations that do not constitute Indebtedness. The amount of any Guarantee at any time shall be deemed to be an amount equal to the maximum stated or determinable amount of the primary obligation in respect of which such Guarantee is incurred, unless the terms of such Guarantee expressly provide that the maximum amount for which such Person may be liable thereunder is a lesser amount (in which case the amount of such Guarantee shall be deemed to be an amount equal to such lesser amount).

“Guarantee and Security Agreement” means the Guarantee, Pledge and Security Agreement, dated as of the date hereof (as the same shall be amended, restated, modified and supplemented from time to time), among the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Collateral Agent.

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit B to the Guarantee and Security Agreement between the Collateral Agent and an entity that pursuant to Section 5.08 is required to become a “Subsidiary Guarantor” under the Guarantee and Security Agreement (with such changes as the Administrative Agent shall request consistent with the requirements of Section 5.08).

“Hazardous Material” means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties, (f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

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“Hedging Agreement” means (i) any interest rate protection agreement, foreign currency exchange protection agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement and (ii) any credit default swaps.

“Hedging Agreement Obligations” has the meaning specified in the Guarantee and Security Agreement as in effect on the date hereof.

“HNW Investor” means each Investor that is a domestic or international individual Investor (including a natural person, family office, or family trust) or an entity owned or controlled or established by a domestic or international individual investor (including a natural person, family office, or family trust).

“Immaterial Subsidiaries” means those Subsidiaries of the Borrower that are “designated” as “Immaterial Subsidiaries” by the Borrower from time to time (it being understood that the Borrower may at any time change any such designation); provided that such designated Immaterial Subsidiaries shall collectively meet all of the following criteria as of the date of the most recent balance sheet required to be delivered pursuant to Section 5.01: (a) such Subsidiaries and their Subsidiaries do not hold any Eligible Portfolio Investment, (b) the aggregate assets of all such Subsidiaries and their Subsidiaries (on a consolidated basis) as of such date do not exceed an amount equal to 3% of the consolidated assets of the Borrower and its Subsidiaries as of such date; and (c) the aggregate revenues of all such Subsidiaries and their Subsidiaries (on a consolidated basis) for the fiscal quarter ending on such date do not exceed an amount equal to 3% of the consolidated revenues of the Borrower and its Subsidiaries for such period.

“Included Investor” means an Investor: (a)(i) that has, or that has a Credit Provider that has, met the Applicable Requirement for an Included Investor and has been so designated by Administrative Agent, in its reasonable discretion or (ii) that does not meet the Applicable Requirement but has been designated by Administrative Agent and all Lenders (each in its sole discretion) as an Included Investor; and (b) that has delivered to Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, (i) a copy of such Investor’s duly executed Subscription Documents, (ii) such evidence of authority to enter into the applicable Subscription Agreement, which may include an opinion from counsel to such Investor and (iii) any financial statements or other information reasonably requested by the Administrative Agent or a Lender in order to complete its diligence for the designation set forth in clause (a) above, each as evidenced in a writing executed by Administrative Agent; provided that, once an Investor has been approved as an “Included Investor”, unless and until such Investor becomes an Excluded Investor, no further approvals of the Lenders or the Administrative Agent will be required for such Investor to maintain its status as an Included Investor, and provided, further, that an Excluded Investor will no longer be an Included Investor until such time as all Exclusion Events affecting such Investor have been cured and such Investor has been approved as an Included Investor in the sole and absolute discretion of Administrative Agent and all of the Lenders. For the avoidance of doubt, (x) no HNW Investor will be considered an Included Investor, and (y) no Confidential Investor shall be an Included Investor unless otherwise agreed by the Lenders (inclusive of the Administrative Agent) in their sole discretion.

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“Increasing Lender” has the meaning assigned to such term in Section 2.06(e)(i).

“Indebtedness” of any Person means, without duplication, (a)(i) all obligations of such Person for borrowed money or (ii) deposits, loans or advances of any kind that are required to be accounted for under GAAP as a liability on the financial statements of an Obligor (other than deposits received in connection with a Portfolio Investment in the ordinary course of the Obligor’s business (including, but not limited to, any deposits or advances in connection with expense reimbursement, prepaid agency fees, other fees, indemnification, work fees, tax distributions or purchase price adjustments)), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar debt instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade accounts payable and accrued expenses in the ordinary course of business not past due for more than 90 days after the date on which such trade account payable was due), (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (with the value of such debt being the lower of the outstanding amount of such debt and the fair market value of the property subject to such Lien), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) the amount such Person would be obligated for under any Hedging Agreement if such Hedging Agreement was terminated at the time of determination, (j) Disqualified Equity Interests and (k) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor (or such Person is not otherwise liable for such Indebtedness). Notwithstanding the foregoing, “Indebtedness” shall not include (x) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset or Investment to satisfy unperformed obligations of the seller of such asset or Investment or (y) a commitment arising in the ordinary course of business to make a future Portfolio Investment.

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“Independent” when used with respect to any specified Person means the more restrictive of the following: (a) that such Person (i) does not have any direct financial interest or any material indirect financial interest in the Borrower or any of its Subsidiaries or Affiliates (including its investment adviser or any Affiliate thereof) other than ownership of publicly traded stock of the Borrower or any such Subsidiary or Affiliate with a market value not to exceed $1,000,000 and (ii) is not an officer, employee, promoter, underwriter, trustee, partner, director or a Person performing similar functions of the Borrower or of its Subsidiaries or Affiliates (including its investment advisor or any Affiliate thereof), (b) the definition of “disinterested” as defined in the Investment Company Act, (c) that such Person is not an “interested person” as defined in Section 2(a)(19) of the Investment Company Act or (d) the definition of “independent” as defined in the Exchange Act.

“Industry Classification Group” means any of the classification groups set forth in Schedule 1.01(c) hereto, together with any such classification groups that may be subsequently established by Moody’s and provided by the Borrower to the Lenders.

“ING” means ING Capital LLC.

“Institutional Investor” means each Borrowing Base Investor that is an institutional shareholder of the Borrower or a Feeder.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.

“Interest Payment Date” means (a) with respect to any ABR Loan, each Quarterly Date and (b) with respect to any Term Rate Loan, the last day of each Interest Period therefor.

“Interest Period” means, as to each Term Rate Loan, the period commencing on the date such Term Rate Loan is disbursed or converted to or continued as a Term Rate Loan and ending on the date one or three months thereafter, as selected by the Borrower in its Loan Notice, provided that, if the then-current Benchmark for Dollar Loans is Daily Compounded SOFR, the Interest Period will be the period commencing on the date such Loan is converted to or continued as a Daily Compounded SOFR Loan and ending on the numerically corresponding day in the calendar month that is one month thereafter; provided, further, in each case, that:

(a)          any Interest Period that would otherwise end on a day that is not a Business Day will be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period will end on the next preceding Business Day;

(b)          any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) will end on the last Business Day of the calendar month at the end of such Interest Period;

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(c)          no Interest Period may extend beyond the Maturity Date; and

(d)          no tenor that has been removed from this definition pursuant to Section 2.11 shall be available for selection of an “Interest Period” hereunder.

“Internal Value” has the meaning assigned to such term in Section 5.12(b)(ii)(C).

“Investment” means, for any Person: (a) Equity Interests, bonds, notes, debentures or other Securities of any other Person or any agreement to acquire any Equity Interests, bonds, notes, debentures or other Securities of any other Person (including any “short sale” or any sale of any Securities at a time when such Securities are not owned by the Person entering into such sale); (b) deposits, advances, loans or other extensions of credit made to any other Person (including purchases of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); or (c) Hedging Agreements.

“Investment Advisor” means LS BDC Adviser, LLC, a Delaware limited liability company.

“Investment Advisory Agreement” means the Investment Advisory Agreement, approved June 4, 2024, between the Borrower and the Investment Advisor, as amended, modified or supplemented from time to time.

“Investment Advisor Departure Event” means the Investment Advisor shall cease to be the investment adviser of the Borrower or any Feeder.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

“Investment Period” has the meaning given to such term in the Subscription Agreements.

“Investment Policies” means the Borrower’s fundamental investment objectives, policies, restrictions and limitations as in existence, as the same may be amended from time to time by a Permitted Policy Amendment and the other terms and conditions herewith.

“Investor” means any General Partner, limited partner or any Subscriber, or, as applicable, of the Borrower.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

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“KPI Metric” means each of the LMI Jobs, the LMI Loans and the Worker Solutions Enrollment.

“KPI Metric Target” means an Annual KPI Metric Target for the applicable Reference Year described on Schedule 2.18 of a Sustainability Certificate.

“Largest Industry Classification Group” means, as of any date of determination, the single Industry Classification Group to which a greater portion of the Portfolio Leverage Borrowing Base has been assigned pursuant to Section 5.12(a) than any other single Industry Classification Group.

“Lenders” means the Persons listed on Schedule 1.01(b) as having Commitments and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption that provides for it to assume a Commitment or to acquire Revolving Credit Exposure, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities (other than on market terms at fair value so long as in the case of any Portfolio Investment, the Value used in determining the Borrowing Base is not greater than the purchase or call price), except in favor of the issuer thereof (and, for the avoidance of doubt, in the case of Investments that are loans or other debt obligations, restrictions on assignments or transfers thereof on customary and market based terms pursuant to the underlying documentation relating to such Investment shall not be deemed to be a “Lien” and, in the case of Portfolio Investments that are equity Securities, excluding customary drag-along, tag-along, right of first refusal, restrictions on assignments or transfers and other similar rights in favor of other equity holders of the same issuer).

“Limited Partners” means the limited partners of the Borrower or any Feeder.

“Liquidity Event” has the meaning given to such term in the Subscription Agreements.

“Liquidity Event Deadline” means the date that is or prior to June 21, 2032, as such date may be extended by one year in the sole discretion of the Board of Directors of the Borrower in accordance with the Governing Agreement and Subscription Agreements.

“LMI” means with respect to an individual, family or household, if their income is less than 80% of the area median income, as such area median income is reported by the Federal Financial Institutions Examination Council at https://www.ffiec.gov/Medianincome.htm [ffiec.gov] (or such other industry recognized source as reasonably determined by the Borrower in consultation with the Sustainability Structuring Agent).

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“LMI Areas” means a census tract identified as low-to-moderate income by the Federal Financial Institutions Examination Council at https://geomap.ffiec.gov/ffiecgeomap/ (or such other industry recognized source as reasonably determined by the Borrower in consultation with the Sustainability Structuring Agent).

“LMI Jobs” means, for any Reference Year, the number of jobs at all Portfolio Companies (whether currently or previously held by an Obligor) held by individuals who qualify as LMI; provided that for any Portfolio Company (i) previously held by an Obligor, the number of jobs shall be measured as of the date of disposition of the Portfolio Company and/or related Portfolio Investment and (ii) deemed a “seasonal employer” by the Borrower (as indicated by the Borrower in any Sustainability Certificate), the number of jobs shall be measured as the largest number of jobs held by individuals who qualify as LMI as of any quarter-end during the applicable Reference Year.

“LMI Jobs Target” means, with respect to any Reference Year, the LMI Jobs Target for such Reference Year as set forth in the Sustainability Table.

“LMI Loans ” means, for any Reference Year, the number of direct loans extended to Portfolio Companies (whether currently or previously held by an Obligor), which at the time of initial investment (and for the avoidance of doubt excluding any refinancing of such LMI Loan) are (i) located in and/or with a majority of operations in Underserved Areas, or (ii) identified as Substantial Employers of LMI individuals.

“LMI Loans Target” means, with respect to any Reference Year, the LMI Loans Target for such Reference Year set forth in the Sustainability Table.

“Loan Documents” means, collectively, this Agreement, any promissory notes delivered pursuant to Section 2.07(f) and the Security Documents.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Management Fee” means the “Base Management Fee” as defined in the Investment Advisory Agreement.

“Managing Member” means the managing member of any Obligor.

“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X.

“Material Adverse Effect” means a material adverse effect on (a) the business, Portfolio Investments of the Obligors (taken as a whole) and other assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower and its Subsidiaries (other than the SBIC Subsidiaries), taken as a whole, or (b) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder or the ability of the Obligors to perform their respective obligations thereunder.

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“Material Indebtedness” means (a) Indebtedness (other than the Loans and Hedging Agreements), of any one or more of the Borrower and its Subsidiaries (including any Financing Subsidiary) in an aggregate principal amount exceeding $7,500,000 and (b) obligations in respect of one or more Hedging Agreements or other swap or derivative transactions under which the maximum aggregate amount (giving effect to any legally enforceable netting agreements) that the Borrower and the Subsidiaries would be required to pay if such Hedging Agreement(s) or other such swap or derivative transactions were terminated at such time would exceed $7,500,000.

“Maturity Date” means the earliest of: (a) the Stated Maturity Date; (b) the occurrence of a Liquidity Event (unless otherwise negotiated in good faith by the Administrative Agent, the Required Lenders and the Borrower); (c) the date upon which Administrative Agent declares the Obligations, or the Obligations become, due and payable after the occurrence of an Event of Default; (d) the date upon which the Commitments are terminated pursuant to Section 2.06 or otherwise; or (e) the closing date of any replacement credit agreement between Borrower and Administrative Agent.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Multicurrency Commitments” means, with respect to each Multicurrency Lender, the Commitment of such Multicurrency Lender to make Loans denominated in Dollars and in Agreed Foreign Currencies hereunder, as such Commitment may be (a) reduced or increased from time to time pursuant to Section 2.06 or reduced from time to time pursuant to Section 2.08 or as otherwise provided in this Agreement and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The aggregate amount of each Lender’s Multicurrency Commitment as of the Effective Date is set forth on Schedule 1.01(b) (as it may be amended from time to time to reflect changes to the Multicurrency Commitments), or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders’ Multicurrency Commitments as of the Effective Date is $75,000,000.00.

“Multicurrency Lender” means the Persons listed on Schedule 1.01(b) as having Multicurrency Commitments and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption that provides for it to assume a Multicurrency Commitment or to acquire Revolving Multicurrency Credit Exposure, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Multicurrency Loan” means a Loan denominated in Dollars or an Agreed Foreign Currency made pursuant to the Multicurrency Commitment.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA, to which any Obligor or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six plan years, has made or been obligated to make contributions.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to (a) the sum of Cash payments and Cash Equivalents received by the Obligors from such Asset Sale (including any Cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received), minus (b) any costs, fees, commissions, premiums and expenses actually incurred by any Obligor directly incidental to such Asset Sale and paid in Cash to a Person that is not an Affiliate of any Obligor (or if paid in Cash to an Affiliate, only to the extent such expenses are reasonable and customary), including reasonable legal fees and expenses minus (c) all taxes paid or reasonably estimated (including amounts necessary to satisfy tax distributions) to be payable by the Borrower as a result of such Asset Sale (after taking into account any available tax credits or deductions), and minus (d) in the case of an Asset Sale consisting of a Portfolio Investment that is Capital Stock, reserves for indemnification, purchase price adjustments or analogous arrangements reasonably estimated by the Borrower or the relevant Subsidiary in connection with such Asset Sale; provided that, (i) such reserved amount shall not be included in the Borrowing Base and (ii) if the amount of any estimated reserves pursuant to this clause (e) exceeds the amount actually required to be paid in Cash in respect of indemnification, purchase price adjustments or analogous arrangements for such Asset Sale, the aggregate amount of such excess shall constitute Net Asset Sale Proceeds (as of the date the Borrower determines such excess exists).

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(e).

“Non-Permitted Holder” means a Lender that is a Defaulting Lender due to a violation of clause (e) of the definition of “Defaulting Lender”.

“Non-Rated Included Investor” means any Included Investor that is not a Rated Included Investor.

“No Plan Asset Certificate” means a certificate from an Obligor, based on consultation with its counsel and in a form reasonably acceptable to Administrative Agent: (a) certifying that throughout the period beginning from the date of the prior No Plan Asset Certificate or the date of the Credit Agreement, as applicable, and continuing through the date of the subject No Plan Asset Certificate, “benefit plan investors” (as defined in Section 3(42) of ERISA) hold less than 25% of the total value of each class of equity interest in the Obligor (calculated in accordance with Section 3(42) of ERISA) and, accordingly, the underlying assets of such Obligor have not and do not constitute Plan Assets; and (b) covenanting that at all times following the date of such certificate, less than 25% of the total value of each class of equity interest in such Obligor (calculated in accordance with Section 3(42) of ERISA) will continue to be held by “benefit plan investors” (as defined in Section 3(42) of the ERISA) until such time, if any, that such Obligor delivers to Administrative Agent an Operating Company Opinion.

“NYFRB” means the Federal Reserve Bank of New York.

“Obligations” means all present and future indebtedness, obligations, and liabilities of Borrower to any Secured Party, and all renewals and extensions thereof, or any part thereof, arising pursuant to this Agreement (including, without limitation, the indemnity provisions hereof) and all interest accruing thereon, and attorneys’ fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several; together with all indebtedness, obligations, and liabilities of Borrower to Lenders evidenced or arising pursuant to any of the other Loan Documents, and all renewals and extensions thereof, or any part thereof.

“Obligors” means, collectively, the Borrower and the Subsidiary Guarantors.

“Obligors’ Net Worth” means, at any date, Stockholders’ Equity at such date, minus the net asset value held by any Obligor in any non-Obligor Subsidiary.

“Operating Company” means a “venture capital operating company” or a “real estate operating company” each within the meaning of the Plan Assets Regulation.

“Operating Company Certificate” means a certificate from an Obligor, delivered by the relevant officer of such Obligor, in a form reasonably acceptable to Administrative Agent, certifying that, based upon consultation with counsel, such Obligor should meet the requirements to be an Operating Company for the 12-month period following the end of the Annual Valuation Period for such Obligor.

“Operating Company Opinion” means a written opinion of counsel in a form reasonably acceptable to Administrative Agent, that such Obligor, should qualify as an Operating Company.

“Opportunity Zones” has the meaning ascribed to it in the U.S. Tax Cut and Jobs Act of 2017.

“Other Connection Taxes” means, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction (or political subdivision thereof) imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Covered Indebtedness” means, (i) any Indebtedness for borrowed money of an Obligor that is not secured by any asset of any Obligor and that does not constitute Unsecured Longer-Term Indebtedness, and (ii) any Indebtedness permitted under Section 6.01(b).

“Other Permitted Indebtedness” means (a) accrued expenses and current trade accounts payable incurred in the ordinary course of any Obligor’s business that are overdue for a period of more than 90 days and which are being contested in good faith by appropriate proceedings, (b) Indebtedness (other than Indebtedness for borrowed money) arising in connection with transactions in the ordinary course of any Obligor’s business in connection with its purchasing of Securities, derivatives transactions, reverse repurchase agreements or dollar rolls to the extent such transactions are permitted under the Borrower’s Investment Policies (and otherwise permitted under this Agreement), provided that such Indebtedness does not arise in connection with the purchase of Portfolio Investments other than Cash Equivalents and U.S. Government Securities, (c) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default under Section 7.01(k), (d) Indebtedness incurred in the ordinary course of business to finance equipment and fixtures; provided that such Indebtedness does not exceed $2,500,000 in the aggregate at any time outstanding; and (e) other Indebtedness not to exceed $2,500,000 in the aggregate.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to a request by the Borrower under Section 2.17(b)).

“Partners’ Capital” means, at any date, the amount determined on a consolidated basis, without duplication, in accordance with GAAP, of partners’ capital for the Borrower and its Subsidiaries at such date.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in Section 4002 of ERISA.

“Pending Capital Call” means any Capital Call that has been made upon the Investors and that has not yet been funded by the applicable Investor, but with respect to which such Investor is not in default.

“Pension Plan Investor” means an ERISA Investor that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA and is subject to Title IV of ERISA or Section 412 of the Code.

“Periodic Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR”.

“Permitted Equity Interests” means common stock of the Borrower that after its issuance is not subject to any agreement between the holder of such common stock and the Borrower where the Borrower is required to purchase, redeem, retire, acquire, cancel or terminate any such common stock.

“Permitted Liens” means Liens, if any, (a) for the benefit of the Secured Parties, pursuant to the Loan Documents, (b) imposed on the property of any Obligor by any Governmental Authority not yet delinquent or being contested in good faith by appropriate proceedings as long as such person has set aside on its books adequate reserves with respect thereto in accordance with GAAP and the amount of such reserves has been deducted from the Borrowing Base, (c) held by the Custodian pursuant to or in connection with its rights and obligations relating to the Custodian Account, or against Cash or deposits held by a bank pursuant to or in connection with its rights and obligations relating to a Control Account, provided that such rights are subordinated, pursuant to the terms of the Custodian Agreement, to the first priority perfected security interest in the Collateral created in favor of the Collateral Agent, except to the extent expressly provided therein, (d) of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business, provided that such Liens (i) attach only to the securities (or proceeds) being purchased or sold, and (ii) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with margin financing, (e) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmens’, storage, landlord, and repairmen’s Liens and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP, (f) Liens arising out of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default, (g) customary rights of setoff and Liens upon (i) deposits of cash in favor of banks or other depository institutions in which such cash is maintained in the ordinary course of business, (ii) cash and financial assets held in securities accounts in favor of banks and other financial institutions with which such accounts are maintained in the ordinary course of business, and (iii) assets held by a custodian in favor of such custodian in the ordinary course of business, in the case of clauses (i) through (iii) above, securing payment of fees, indemnities, charges for returning items and other similar obligations, (h) Liens arising solely from precautionary filings of financing statements under the Uniform Commercial Code of the applicable jurisdictions in respect of operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business, and (i) deposits of money securing leases to which the Borrower is a party as lessee made in the ordinary course of business.

“Permitted Policy Amendment” is an amendment, modification, termination or restatement of the Investment Policies, that is either (a) approved in writing by the Administrative Agent (with the consent of the Required Lenders), (b) required by applicable law or Governmental Authority, (c) not material or (d) not materially adverse to the rights, remedies or interests of the Lenders in the reasonable discretion of the Administrative Agent.

“Permitted RIC Distributions” means, without duplication, dividends and distributions in either case in cash or other property (excluding for this purpose the Borrower’s common stock) in or with respect to any taxable year (or any calendar year, as relevant) of the Borrower in amounts not to exceed 100% of the higher of (x) the net investment income of the Borrower for the applicable year determined in accordance with GAAP and as specified in the annual financial statements most recently delivered pursuant to Section 5.01(a) and (y) the amount that is estimated in good faith to allow the Borrower (i) to satisfy the minimum distribution requirements imposed by Section 852(a) of the Code (or any successor thereto) to maintain the Borrower’s eligibility to be taxed as a RIC for any such taxable year, (ii) to reduce to zero (0) for any such taxable year its liability for federal income taxes imposed on (A) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), and (B) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) to avoid federal excise taxes for such taxable year (or for the previous taxable year) imposed by Section 4982 of the Code (or any successor thereto).

“Permitted SBIC Guarantee” means a guarantee by one or more Obligors of SBA Indebtedness of an SBIC Subsidiary on SBA’s then applicable form; provided that the recourse to the Obligors thereunder is expressly limited only to periods after the occurrence of an event or condition that is an impermissible change in the control of such SBIC Subsidiary (it being understood that, as provided in Section 7.01(t) it shall be an Event of Default hereunder if any such event or condition giving rise to such recourse occurs).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, joint stock company, unincorporated association, company, partnership, Governmental Authority or other entity of whatever nature.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA and any post-employment health or welfare plan in respect of which the Borrower, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Assets” means “plan assets” within the meaning of the Plan Assets Regulation.

“Plan Assets Regulation” means 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA.

“Platform” has the meaning assigned to such term in Section 9.01(b).

“Portfolio Company” means the issuer or obligor under any Portfolio Investment held by any Obligor.

“Portfolio Investment” means any Investment held by the Borrower and its Subsidiaries in their asset portfolio (and, for purposes of determining the Borrowing Base, Cash).

“Portfolio Leverage Advance Rate” has the meaning assigned to such term in Section 5.13.

“Portfolio Leverage Borrowing Base” has the meaning assigned to such term in Section 5.13.

“Portfolio Leverage Percentage” means 100% minus the Subscription Percentage.

“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section, as the “Prime Rate”, as in effect from time to time (or, if more than one rate is published as the prime rate, then the highest of such rates). The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any Lender may make commercial loans or other loans at rates of interest at, above, or below the Prime Rate. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Principal Financial Center” means, in the case of any Currency, the principal financial center where such Currency is cleared and settled, as determined by the Administrative Agent.

“Quarterly Date” means the last Business Day of March, June, September and December in each year, commencing on June 30, 2024.

“Quoted Investments” has the meaning assigned to such term in Section 5.12(b)(ii).

“Rated Included Investor” means an Included Investor that is a Rated Investor that meets the Applicable Requirement.

“Rated Investor” means any Investor that has a Rating (or that has a Credit Provider, Sponsor, or Responsible Party that has a Rating).

“Rating” means, for any Person, its senior unsecured debt rating (or equivalent thereof, such as, but not limited to, a corporate credit rating, issuer rating/insurance financial strength rating (for an insurance company), general obligation rating (for a governmental entity), or revenue bond rating (for an educational institution)) from either of S&P or Moody’s.

“Recallable Capital” means, for any Investor, its aggregate amount of distributions categorized as a return of such Investor’s Capital Contributions, as determined by the Board of Directors of the Borrower; in each case which amount has been set forth as “Recallable Capital” on a certificate of Borrower delivered to Administrative Agent; provided that the failure of Borrower to deliver such certificate to Administrative Agent will result in the exclusion of such amount from “Recallable Capital”.

“Reference Year” means, with respect to any Sustainability Certificate, the calendar year ending immediately prior to the date of such Sustainability Certificate.

“Register” has the meaning assigned to such term in Section 9.04(c).

“Regulations D, T, U and X” means, respectively, Regulations D, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration of Hazardous Materials into the indoor or outdoor environment, or into or out of any real property investment, including the movement of any Hazardous Material through or in indoor or outdoor the air, soil, surface water or groundwater of any real property investment.

“Required Lenders” means, at any time, subject to Section 2.16, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided, that, (a) if there are only two Lenders at such time, “Required Lenders” shall mean all Lenders and (b) if there are more than two Lenders at such time, “Required Lenders” shall mean a minimum of two unaffiliated Lenders. Solely for purposes of Sections 2.08(b) and Section 2.11, the Required Lenders of a Class (which shall include the term “Required Multicurrency Lenders”) means Lenders having Revolving Credit Exposures and unused Commitments of such Class representing more than 50% (or, if there are only three Lenders of such Class at such time, 67% and, if there are only two Lenders of such Class at such time, all such Lenders) of the sum of the total Revolving Credit Exposures and unused Commitments of such Class at such time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Party” means for any Governmental Plan Investor: (a) if the state or political subdivision under which the Governmental Plan Investor operates is obligated to fund the Governmental Plan Investor and is liable to fund any shortfalls, the state or political subdivision, as applicable; and (b) otherwise, the Governmental Plan Investor itself.

“Restricted Payment” means any dividend or other distribution (whether in Cash, Securities or other property) with respect to any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, or any payment (whether in Cash, Securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Capital Stock of the Borrower or any option, warrant or other right to acquire any such shares of Capital Stock of the Borrower (other than any equity awards granted to employees, officers, directors and consultants of the Borrower and its Affiliates); provided, for clarity, neither the conversion of convertible debt into Capital Stock nor the purchase, redemption, retirement, acquisition, cancellation or termination of convertible debt made solely with Capital Stock (other than interest or expenses, which may be payable in Cash) shall be a Restricted Payment hereunder.

“Return of Capital” means an amount equal to (a) any Cash amount (and Cash proceeds of any non-Cash amount) received by any Obligor at any time in respect of the outstanding principal of any Portfolio Investment (whether at stated maturity, by acceleration or otherwise), plus (b) without duplication of amounts received under clause (a), any Cash proceeds (including Cash proceeds of any non-Cash consideration) received by any Obligor at any time from the sale of any property or assets pledged as collateral in respect of any Portfolio Investment to the extent such Cash proceeds are less than or equal to the outstanding principal balance of such Portfolio Investment, plus (c) any Cash amount (and Cash proceeds of any non-Cash amount) received by any Obligor at any time in respect of any Portfolio Investment that is an Equity Interest (x) upon the liquidation or dissolution of the Portfolio Company of such Portfolio Investment, (y) as a distribution of capital made on or in respect of such Portfolio Investment, (other than, in the case of a Portfolio Investment that is Capital Stock, any distribution on account of actual taxes paid or reasonably estimated to be payable as a result of such distribution) or (z) pursuant to the recapitalization or reclassification of the capital of the Portfolio Company of such Portfolio Investment or pursuant to the reorganization of such Portfolio Company plus (d) any similar return of capital received by any Obligor in Cash (and Cash proceeds of any non-Cash amount) in respect of any Portfolio Investment, minus (e)(i) any costs, fees commissions, premiums and expenses actually incurred by any Obligor directly incidental to such Cash receipts and paid in Cash to a Person that is not an Affiliate of an Obligor (or if paid in Cash to an Affiliate, only to the extent such expenses are reasonable and customary), including reasonable legal fees and expenses and (ii) any amounts necessary to meet tax obligations (including amounts necessary to satisfy tax distributions) from associated gain.

“Revaluation Date” means each of the following: (a) each date of a Borrowing; (b) each Quarterly Date; (c) each date on which the Borrowing Base must otherwise be calculated pursuant to the terms of this Agreement; and (d) any other time requested by the Administrative Agent or Borrower in their sole discretion.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Dollar Credit Exposure and Revolving Multicurrency Credit Exposure at such time.

“Revolving Dollar Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Dollar Loans at such time (including, for the avoidance of doubt, the Loans surviving after the Commitment Termination Date).

“Revolving Multicurrency Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Multicurrency Loans at such time (including, for the avoidance of doubt, the Loans surviving after the Commitment Termination Date).

“RIC” means a Person qualifying for treatment as a “regulated investment company” under Subchapter M of the Code.

“S&P” means S&P Global Ratings, a Subsidiary of S&P Global, Inc., and any successor thereto.

“Sanctions” has the meaning assigned to such term in Section 3.16.

“SBA” means the United States Small Business Administration or any Governmental Authority succeeding to any or all of the functions thereof.

“SBIC Subsidiary” means any Subsidiary of the Borrower (or such Subsidiary’s general partner or manager entity) that is (x) either (i) a “small business investment company” licensed by the SBA (or that has applied for such a license and is actively pursuing the granting thereof by appropriate proceedings promptly instituted and diligently conducted) under the Small Business Investment Act of 1958, as amended, (ii) a “small business lending company” licensed under section 7(a) of the Small Business Act or (iii) any wholly-owned, direct or indirect, Subsidiary of an entity referred to in clause (x)(i) or clause (x)(ii) of this definition, and (y) designated in writing by the Borrower (as provided below) as an SBIC Subsidiary, so long as:

(a)            other than pursuant to a Permitted SBIC Guarantee or the requirement by the SBA that the Borrower make an equity or capital contribution to the SBIC Subsidiary in connection with its incurrence of SBA Indebtedness (provided that such contribution is permitted herein and is made substantially contemporaneously with such incurrence), no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Person (i) is Guaranteed by the Borrower or any of its Subsidiaries (other than any SBIC Subsidiary), (ii) is recourse to or obligates the Borrower or any of its Subsidiaries (other than any SBIC Subsidiary) in any way, or (iii) subjects any property of the Borrower or any of its Subsidiaries (other than any SBIC Subsidiary) to the satisfaction thereof;

(b)            other than pursuant to a Permitted SBIC Guarantee, neither the Borrower nor any of its Subsidiaries has any material contract, agreement, arrangement or understanding with such Person other than on terms no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower or such Subsidiary;

(c)            neither the Borrower nor any of its Subsidiaries (other than any SBIC Subsidiary) has any obligation to such Person to maintain or preserve its financial condition or cause it to achieve certain levels of operating results; and

(d)            such Person has not Guaranteed or become a co-borrower under and has not granted a security interest in, any of its properties to secure, and the Equity Interests it has issued are not pledged to secure, in each case, any indebtedness, liabilities or obligations of any one or more of the Obligors.

Any designation by the Borrower under clause (y) above shall be effected pursuant to a certificate of a Financial Officer delivered to the Administrative Agent, which certificate shall include a statement to the effect that, to the best of such Financial Officer’s knowledge, such designation complied with the foregoing conditions.

“SEC” means the United States Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions thereof.

“Second Largest Industry Classification Group” means, as of any date of determination, the single Industry Classification Group to which the second greatest portion of the Portfolio Leverage Borrowing Base has been assigned pursuant to Section 5.12(a) than any other single Industry Classification Group (other than the Largest Industry Classification Group).

“Secured Parties” means collectively, Administrative Agent, Collateral Agent, Lenders and any other Person to which Obligations are owing which are or are purported to be secured by the Collateral under the terms of the Security Documents

“Security Documents” means, collectively, the Guarantee and Security Agreement, the Capital Call Security Agreements, the Custodian Agreement, the Feeder Acknowledgment and Confirmations, all Uniform Commercial Code financing statements filed with respect to the security interests in personal property created pursuant to the Guarantee and Security Agreement, and all other assignments, pledge agreements, security agreements, control agreements and other instruments executed and delivered at any time by any of the Obligors pursuant to the Guarantee and Security Agreement or otherwise providing or relating to any collateral security for any of the Secured Obligations under and as defined in the Guarantee and Security Agreement.

“Senior Securities” means senior securities (as such term is defined and determined pursuant to the Investment Company Act and any orders of the SEC issued to the Borrower thereunder).

“Side Letter” means any side letter executed by an Investor with the Borrower (i) with respect to such Investor’s rights and/or obligations under its Subscription Agreement or a Governing Agreement or (ii) that amends a Governing Agreement or Subscription Agreement.

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means an Adjusted Term SOFR Loan; provided that, if a replacement of the Benchmark has occurred pursuant to Section 2.11(b) with respect to Adjusted Term SOFR, a Daily Compounded SOFR Loan.

“Solvent” means, with respect to any Obligor, that as of the date of determination, both (a)(i) the sum of such Obligor’s debt and liabilities (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets, (ii) such Obligor’s capital is not unreasonably small in relation to its business as contemplated on the Effective Date and reflected in any projections delivered to the Lenders or with respect to any transaction contemplated or undertaken after the Effective Date, and (iii) such Obligor has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (b) such Obligor is “solvent” within the meaning given to such term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 450).

“SPE Subsidiary Recourse Obligation” is defined in the definition of “Standard Securitization Undertakings”.

“Special Equity Interest” means any Equity Interest that is subject to a Lien in favor of creditors of the issuer of such Equity Interest; provided that (a) such Lien was created to secure indebtedness owing by such issuer to such creditors, (b) such indebtedness was (i) in existence at the time the Obligors acquired such Equity Interest, (ii) incurred or assumed by such issuer substantially contemporaneously with such acquisition or (iii) already subject to a Lien granted to such creditors and (c) unless such Equity Interest is not intended to be included in the Collateral, the documentation creating or governing such Lien does not prohibit the inclusion of such Equity Interest in the Collateral.

“Sponsor” of an ERISA Investor that is a Pension Plan Investor means a sponsor as that term is understood under ERISA, specifically, the entity that established the plan and is responsible for the maintenance of the plan and, in the case of a plan that has a sponsor and participating employers, the entity that has the ability to amend or terminate the plan.

“Spot Rate” means, at any date of determination thereof, with respect to an amount denominated in any Foreign Currency, the amount of Dollars that would be required to purchase such amount of such Foreign Currency based upon the spot selling rate displayed as the WM Reuters Rate at which Foreign Currency is offered to be sold for Dollars in the London foreign exchange market at approximately 4:00p.m. as of the immediately preceding Business Day.

“Standard Securitization Undertakings” means, collectively, (a) customary arms-length servicing obligations (together with any related performance guarantees), (b) obligations (together with any related performance guarantees) to refund the purchase price or grant purchase price credits for breach of representations and warranties referred to in clause (c), (c) representations, warranties, covenants and indemnities (together with any related performance guarantees) of a type that are reasonably customary in middle market, broadly syndicated or commercial loan market accounts receivable securitizations, securitizations of financial assets, collateralized loan obligations, or loans to special purpose vehicles, including those owed to customary third-party service providers in connection with such transactions, such as rating agencies and accountants (in each case in clauses (a), (b) and (c) excluding obligations related to the collectability of the assets sold or the creditworthiness of the underlying obligors and excluding obligations that constitute credit recourse), (d) obligations (together with any related performance guarantees) under any customary bad boy guarantees or guarantee of any make-whole premium and (e) obligations under customary limited recourse guarantees; provided, however, that any such guarantee described in this clause (e) shall not exceed 10% of the aggregate unfunded commitments plus outstandings under the applicable loan (any such guarantee described in this clause (e), a “SPE Subsidiary Recourse Obligation”).

“Stated Maturity Date” means June 18, 2029, unless extended with the consent of the Administrative Agent and each Lender in its sole and absolute discretion.

“Stockholders’ Equity” means, at any date, the amount determined on a consolidated basis, without duplication, in accordance with GAAP, of stockholders’ equity for the Borrower and its Subsidiaries at such date.

“Structured Subsidiaries” means a direct or indirect Subsidiary of the Borrower to which any Obligor sells, conveys or otherwise transfers (whether directly or indirectly) Portfolio Investments, which is formed in connection with, and which continues to exist for the sole purpose of, such Subsidiary obtaining and maintain third-party financing from unaffiliated third parties, and which engages in no material activities other than in connection with the purchase, management, servicing and financing of such assets from the Obligors or any other Person, and which is designated by the Borrower (as provided below) as a Structured Subsidiary; and, so long as:

(a)            no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Subsidiary (i) is Guaranteed by any Obligor (other than Guarantees in respect of Standard Securitization Undertakings), (ii) is recourse to or obligates any Obligor in any way other than pursuant to Standard Securitization Undertaking or (iii) subjects any property of any Obligor (other than property that has been contributed or sold, purported to be sold or otherwise transferred to such Subsidiary or any equity of such Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction of thereof, other than pursuant to Standard Securitization Undertakings or any Guarantee thereof;

(b)            no Obligor has any material contract, agreement, arrangement or understanding with such Subsidiary other than on terms, taken as a whole, not materially less favorable to such Obligor than those that might be obtained at the time from Persons that are not Affiliates of any Obligor, other than fees payable in the ordinary course of business in connection with servicing loan assets; and

(c)            no Obligor has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results, other than pursuant to Standard Securitization Undertakings.

Any such designation by the Borrower shall be effected pursuant to a certificate of a Financial Officer delivered to the Administrative Agent, which certificate shall include a statement to the effect that, to the best of such Financial Officer's knowledge, such designation complied with the foregoing conditions. Each Subsidiary of a Structured Subsidiary shall be deemed to be a Structured Subsidiary and shall comply with the foregoing requirements of this definition.

“Subordinated Claims” has the meaning assigned to such term in Section 9.17(a).

“Subscribed Interest” of any Investor means the subscription of such Investor to purchase shares of common stock of the Borrower under the applicable Governing Agreement and Subscription Agreement.

“Subscriber” has the meaning assigned to such term in the Subscription Agreements.

“Subscription Agreement” means a Subscription Agreement executed by a Subscriber in connection with the subscription for a Subscribed Interest in the Borrower.

“Subscription Borrowing Base” means, at any time of determination, the sum of (a) 90% of the aggregate Unfunded Capital Commitments of the Included Investors and (b) 65% of the aggregate Unfunded Capital Commitments of the Designated Investors, in each case as such Unfunded Capital Commitments are first reduced by all applicable Subscription Borrowing Base Concentration Limits. For the avoidance of doubt, the Unfunded Capital Commitment of an Excluded Investor will be excluded from the Subscription Borrowing Base at all times.

“Subscription Borrowing Base Concentration Limit” means the limit on the amount of the Unfunded Capital Commitment of an individual Borrowing Base Investor in each Investor classification or an aggregate amount of all Borrowing Base Investors in such Investor classification, in each case as set forth below, calculated as a percentage of the aggregate Unfunded Capital Commitments of all Borrowing Base Investors, provided, that, Investors that are Affiliates of each other will be treated as one Investor for purposes of applying a Subscription Borrowing Base Concentration Limit:

Investor Classification	Individual Concentration Limit	Aggregate Concentration Limit
Rated Included Investors (depending on applicable ratings) [14]
AA- / Aa3 or higher	15%	n/a
A+ / A1	10%	n/a
A- / A3 to A / A2	7%	n/a
BBB / Baa2 to BBB+ / Baa1	5%	n/a
Non-Rated Included Investors[2]	5%	n/a
Designated Investors	5%	n/a
HNW Investors[3]	1%[3]	15%

1	The first Rating indicated in each case is the S&P Rating and the second Rating indicated in each case is the Moody’s Rating. In the event that the S&P and Moody’s Ratings are not equivalent, the Subscription Borrowing Base Concentration Limit will be based on the lower of the two. If any such Investor has only one Rating, from either S&P or Moody’s, then that Rating will apply.
2	For any Investor that is an unrated subsidiary of a rated parent, acceptable Credit Link Documents from the rated parent entity will be required in order to apply the Concentration Limit based on the Ratings of the parent.
3	Concentration Limit will be applied on a look through basis to ultimate HNW investors if investing through a diversified HNW feeder vehicle.
4	Notwithstanding the foregoing, no Subscription Borrowing Base Concentration Limit for Rated Included Investors will apply during the first 6 months following the Effective Date.

“Subscription Collateral” means the “Collateral” described in the Capital Call Security Agreement.

“Subscription Document” means, with respect to any Investor, the Subscription Agreement executed by such Investor and any related Side Letter.

“Subscription Facility Obligations” means the obligations of a Borrowing Base Investor under its Subscription Documents or the applicable Credit Link Documents, in either such case relating to its obligation to make Capital Contributions in accordance therewith or to otherwise comply with its obligations thereunder relating to subscription facilities, including the maintenance of all rights and remedies of the Lenders thereunder.

“Subscription Percentage” means the greater of: (a) (i) the Subscription Borrowing Base divided by (ii) the Borrowing Base, and (b) the lower of (i) 100% and (ii)(A) the Subscription Borrowing Base divided by (B) the Commitments; provided that (x) if the Borrower fails to consummate a Liquidity Event by the Liquidity Event Deadline or (y) the Investment Period ends, the Subscription Percentage will be deemed to be zero.

“Subsequent Closing Date” has the meaning given to such term in the Subscription Agreements.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which Securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Anything herein to the contrary notwithstanding, the term “Subsidiary” shall not include any Person that constitutes an Investment held by the Borrower in the ordinary course of business and that is not, under GAAP, consolidated on the financial statements of the Borrower. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

“Subsidiary Guarantor” means any Subsidiary that is or is required to be a Guarantor under the Guarantee and Security Agreement. It is understood and agreed that, subject to Section 5.08(a), (i) no CFC or Transparent Subsidiary shall be required to be a Subsidiary Guarantor and (ii) no Financing Subsidiary shall be required to be a Subsidiary Guarantor, in each case, as long as it remains a Financing Subsidiary, CFC or Transparent Subsidiary, as the case may be, as defined and described herein.

“Substantial Employer” means a borrower who employs a significant portion of LMI individuals, whereby such employment constitutes more than 50% of the borrower’s workforce, as determined by the W-2 forms or 1099 forms filed by the workers with the Internal Revenue Service (IRS).

“Sustainability Adjustment” has the meaning assigned to such term in Section 2.18.

“Sustainability Certificate” means a certificate substantially in the form of Exhibit E, executed by a Financial Officer of the Borrower (a) setting forth the Sustainability Rate Adjustment and the Sustainability Commitment Fee Adjustment and calculations in reasonable detail of the KPI Metrics, in each case, for the Reference Year covered thereby, and (b) attaching a true and complete report of the Sustainability Metric Auditor, which report (i) measures, verifies, calculates and certifies each KPI Metric set forth in the Sustainability Certificate, as applicable, for the applicable Reference Year and (ii) confirms that the Sustainability Metric Auditor is not aware of any modifications that should be made to such computations in order for them to be presented in all material respects.

“Sustainability Certificate Inaccuracy” has the meaning specified in Section 2.18(e).

“Sustainability Commitment Fee Adjustment” means with respect to any Sustainability Certificate for any period between Sustainability Pricing Adjustment Dates, the amount (whether positive or negative), expressed as a percentage, in each case for such period, as determined in accordance with the provisions of Section 2.18 and the below:

(a)            If the Borrower meets all specified KPI Metric Targets in the Sustainability Certificate for the applicable Reference Year, negative 0.01%, provided that the KPI Metrics for the applicable Reference Year in such Sustainability Certificate are each more than or equal to the respective KPI Metric Targets for such Reference Year.

(b)            If the Borrower meets at least two KPI Metric Targets and misses one KPI Metric Target as specified in the Sustainability Certificate for the applicable Reference Year, negative 0.006%, provided that the KPI Metrics for the applicable Reference Year in such Sustainability Certificate are each more than or equal to the respective KPI Metric Targets for such Reference Year.

(c)            If the Borrower meets one KPI Metric Target and misses at least two KPI Metric Targets in the Sustainability Certificate for the applicable Reference Year, negative 0.002%, provided that the KPI Metric for the applicable Reference Year in such Sustainability Certificate is more than or equal to the respective KPI Metric Target for such Reference Year.

(d)            If the Borrower misses all specified KPI Metric Targets in the Sustainability Certificate for the applicable Reference Year, positive 0.01%, provided that the KPI Metrics for the applicable Reference Year in such Sustainability Certificate are each less than the respective KPI Metric Targets for such Reference Year.

“Sustainability Metric Auditor” means Ernst & Young (E&Y), or any replacement sustainability metric auditor thereof as designated from time to time by the Borrower; provided that any such replacement Sustainability Metric Auditor (a) shall be (i) a qualified external reviewer (other than an Affiliate of the Borrower), with relevant expertise, such as an auditor, sustainability consultant and/or independent ratings agency of recognized national standing or (ii) another firm designated by the Borrower and approved by the Administrative Agent, the Sustainability Structuring Agent and the Required Lenders, and (b) shall apply auditing standards and methodology that (x) are consistent with then generally accepted industry standards or (y) if not so consistent, are proposed by the Borrower and approved by the Administrative Agent, Sustainability Structuring Agent, and the Required Lenders.

“Sustainability Pricing Adjustment Date” has the meaning specified in Section 2.18(a).

“Sustainability Rate Adjustment” means with respect to any Sustainability Certificate for any period between Sustainability Pricing Adjustment Dates, the amount (whether positive or negative), expressed as a percentage, in each case for such period, as determined in accordance with Section 2.18 and the below:

(a)            If the Borrower meets all specified KPI Metric Targets as specified in the Sustainability Certificate for the applicable Reference Year, negative 0.05%, provided that the KPI Metrics for the applicable Reference Year in such Sustainability Certificate are each more than or equal to the respective KPI Metric Targets for such Reference Year.

(b)            If the Borrower meets at least two KPI Metric Targets and misses one KPI Metric Target as specified in the Sustainability Certificate for the applicable Reference Year, negative 0.03%, provided that the KPI Metrics for the applicable Reference Year in such Sustainability Certificate are each more than or equal to the respective KPI Metric Targets for such Reference Year.

(c)            If the Borrower meets one KPI Metric Target and misses at least two KPI Metric Targets as specified in the Sustainability Certificate for the applicable Reference Year, negative 0.01%, provided that the KPI Metric for the applicable Reference Year in such Sustainability Certificate is more than or equal to the respective KPI Metric Target for such Reference Year.

(d)            If the Borrower misses all specified KPI Metric Targets as specified in the Sustainability Certificate for the applicable Reference Year, positive 0.05%, provided that the KPI Metrics for the applicable Reference Year in such Sustainability Certificate are each less than the respective KPI Metric Targets for such Reference Year.

“Sustainability Recalculation Event” has the meaning specified in Section 2.18(f).

“Sustainability-Related Information” has the meaning specified in Section3.32.

“Sustainability Structuring Agent” means ING Capital LLC in such capacity solely prior to the effectiveness of this Agreement on the Effective Date.

“Sustainability Structuring Agent Resignation Effective Date” has the meaning specified in Section 8.12(d).

“Sustainability Table” means the Sustainability Table set forth on Schedule 2.18.

“Taxes” means any and all present or future taxes levies, imposts, duties, deductions, withholding (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the date on which the Commitments have expired or been terminated and the principal of and accrued interest on each Loan and all fees and other amounts payable hereunder shall have been paid in full (excluding, for the avoidance of doubt, any amount in connection with any contingent, unasserted obligations).

“Term Rate Borrowing” or “Term Rate Loan”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to Adjusted Term SOFR (or Daily Compounded SOFR, or any term-based replacement rate, in each case following any applicable Benchmark Replacement). For clarity, a Loan or Borrowing bearing interest by reference to clause (c) of the definition of the Alternate Base Rate shall not be a Term Rate Loan or Term Rate Borrowing.

“Term SOFR” means:

(a)            for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a replacement of the Term SOFR Reference Rate has not occurred pursuant to Section 2.11(b)(i)-(ii), then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and

(b)            for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one (1) month on the day (such day, the “Alternate Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Alternate Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a replacement of the Term SOFR Reference Rate has not occurred pursuant to Section 2.11(b)(i)-(ii), then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Alternate Base Rate Term SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on Term SOFR.

“Testing Quarter” has the meaning assigned to such term in Section 5.12(b)(ii).

“Total Assets” means, on any date of determination, the total assets of the Borrower and its Subsidiaries on a consolidated basis as reported on the balance sheet included in the most recent quarterly or annual financial statements delivered pursuant to Sections 5.01(a) and 5.01(b) minus total liabilities of the Obligors as reported on the balance sheet included in the most recent quarterly financial statements delivered pursuant to Sections 5.01(a) and 5.01(b).

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and other Loan Documents, the borrowing of Loans, and the use of the proceeds thereof.

“Transfer” means to assign, convey, exchange, pledge, sell, set off, transfer or otherwise dispose.

“Transparent Subsidiary” means an entity classified as a partnership or as a disregarded entity for U.S. federal income tax purposes directly or indirectly owned by an Obligor that has no material assets other than Equity Interests (held directly or indirectly through other Transparent Subsidiaries) in one or more CFCs.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to Adjusted Term SOFR or the Alternate Base Rate.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Underserved Areas” means areas designated as LMI Areas, Empowerment Zones, Opportunity Zones and/or any areas targeted by a government entity for redevelopment or to revitalize or stabilize designated disaster areas.

“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or its direct or indirect parent company is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed and such appointment has not been publicly disclosed.

“Unfunded Capital Commitment” means, with respect to any Investor at any time, the Capital Commitment of such Investor, minus the aggregate Capital Contributions made to the Borrower by such Investor, plus Recallable Capital attributed to such Investor. For the avoidance of doubt, “Unfunded Capital Commitment” will include that portion of an Investor’s Capital Commitment that is, at such time, subject to a Pending Capital Call.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“United States” means the United States of America.

“Unquoted Investments” has the meaning assigned to such term in Section 5.12(b)(ii).

“Unsecured Longer-Term Indebtedness” means, any Indebtedness for borrowed money of an Obligor that (a) has no amortization, or mandatory redemption, repurchase or prepayment prior to, and a final maturity date not earlier than, six months after the Stated Maturity Date (it being understood that (i) the conversion features into Permitted Equity Interests under convertible notes (as well as the triggering of such conversion and/or settlement thereof solely with Permitted Equity Interests, except in the case of interest or expenses, which may be payable in cash) shall not constitute “amortization”, “redemption”, “repurchase” or “prepayment” for the purposes of this definition) and (ii) that any mandatory amortization, redemption, repurchase or prepayment obligation or put right that is contingent upon the happening of a Change in Control that is not certain to occur shall not in and of itself be deemed to disqualify such Indebtedness under this clause (a) (notwithstanding the foregoing, in this clause (ii), the Borrower acknowledges that any payment prior to the Stated Maturity Date in respect of any such obligation or right shall only be made to the extent permitted by Section 6.24)), (b) is incurred pursuant to documentation containing (i) financial covenants, covenants governing the borrowing base, if any, covenants regarding portfolio valuation, and events of default that are no more restrictive in any respect than those set forth in this Agreement (other than, if such Indebtedness is governed by a customary indenture, events of default that are customary in indentures or similar instruments and that have no analogous provisions in this Agreement or credit agreements generally) (it being understood that customary put rights or repurchase or redemption obligations (x) in the case of convertible securities, in connection with the suspension or delisting of the Equity Interests of the Borrower or the failure of the Borrower to satisfy a continued listing rule with respect to its Equity Interests or (y) arising out of circumstances that would constitute a “fundamental change” (as such term is customarily defined in convertible note offerings) shall not be deemed to be more restrictive for purposes of this definition) and (ii) other terms that are substantially comparable to market terms for substantially similar debt, and (c) is not secured by any assets of any Person. For the avoidance of doubt, (a) Unsecured Longer-Term Indebtedness shall also include any refinancing, refunding, renewal or extension of any Unsecured Longer-Term Indebtedness so long as such refinanced, refunded, renewed or extended Indebtedness continues to satisfy the requirements of this definition and (b) any payment on account of Unsecured Longer-Term Indebtedness shall be subject to Section 6.24.

“Unsecured Shorter-Term Indebtedness” means collectively, (a) any Indebtedness for borrowed money of the Borrower or any Subsidiary (other than an SBIC Subsidiary) that is not secured by any assets of any Person and that does not constitute Unsecured Longer-Term Indebtedness and (b) any Indebtedness for borrowed money of the Borrower or any Subsidiary (other than an SBIC Subsidiary) that is designated as “Unsecured Shorter-Term Indebtedness” pursuant to Section 6.23. For the avoidance of doubt, Unsecured Shorter-Term Indebtedness shall also include any refinancing, refunding, renewal or extension of any Unsecured Shorter-Term Indebtedness so long as such refinanced, refunded, renewed or extended Indebtedness continues to satisfy the requirements of this definition. For the avoidance of doubt, the Borrower will not, nor will it permit any of its Subsidiaries to create, incur, assume or permit to exist any Unsecured Shorter-Term Indebtedness.

“U.S. Government Securities” means Securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States and in the form of conventional bills, bonds, and notes.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“USA PATRIOT Act” has the meaning assigned to such term in Section 3.17.

“Value” has the meaning assigned to such term in Section 5.13.

“wholly owned Subsidiary” of any person shall mean a Subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person and/or one or more wholly owned Subsidiaries of such person. Unless the context otherwise requires, “wholly owned Subsidiary Guarantor” shall mean a wholly owned Subsidiary that is a Subsidiary Guarantor.

“Withdrawal Liability means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Worker Solutions” means Lafayette Square’s proprietary managerial assistance platform designed to connect borrowers with enhanced benefits to improve recruitment, retention, productivity and well-being of employees of borrower, in particular LMI individuals.

“Worker Solutions Enrollment” means, for any Reference Year, the percentage of borrowers adopting Worker Solutions to total borrowers.

“Worker Solutions Enrollment Target” means, with respect to any Reference Year, the Worker Solutions Enrollment Target for such Reference Year as set forth in the Sustainability Table.

1.02          Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Dollar Loan” or “Multicurrency Loan”), by Type (e.g., an “ABR Loan”) or by Class and Type (e.g., a “Multicurrency Term Rate Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Dollar Borrowing” or “Multicurrency Borrowing”), by Type (e.g., an “ABR Borrowing”), or by Class and Type (e.g., a “Multicurrency Term Rate Borrowing”). Loans and Borrowings may also be identified by Currency.

1.03         Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”, and vice versa. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on such successors and assigns set forth herein), (c) the words “herein”, “hereto”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, Securities, accounts and contract rights, (f) any reference to any Law includes all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation, unless otherwise specified, refers to such Law or regulation as amended, modified or supplemented from time to time, (g) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”, and (h) Section headings herein and in the other Loan Documents are included for convenience of reference only and will not affect the interpretation of this Agreement or any other Loan Document.

1.04          Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), then Borrower, Administrative Agent and the Lenders agree to enter into negotiations in good faith in order to amend such provisions of the Agreement so as to equitably reflect such change to comply with GAAP with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such change to comply with GAAP as if such change had not been made; provided, however, until such amendments to equitably reflect such changes are effective and agreed to by Borrower, Administrative Agent and the Required Lenders, the Borrower’s compliance with such financial covenants shall be determined on the basis of GAAP as in effect and applied immediately before such change in GAAP becomes effective. Notwithstanding the foregoing or anything herein to the contrary, the Borrower covenants and agrees with the Lenders that whether or not the Borrower may at any time adopt the principles under ASC Subtopic 825-10, all determinations relating to fair value accounting for liabilities or compliance with the terms and conditions of this Agreement shall be made on the basis that the Borrower has not adopted the principles under ASC Subtopic 825-10. For the avoidance of doubt, leases shall continue to be classified and accounted for on a basis consistent with GAAP as in effect on the date hereof for all purposes of the Credit Agreement, notwithstanding any change in GAAP related hereto. Notwithstanding any other provision contained herein, with respect to the accounting for leases as either operating leases or capital leases, any lease that is not (or would not be) a capital lease under GAAP as in effect on the Effective Date shall not be treated as a capital lease, and any lease that would be treated as a capital lease under GAAP as in effect on the Effective Date shall continue to be treated as a capital lease hereunder and under the other Loan Documents, notwithstanding ASC 842, and all determinations of Capital Lease Obligations shall be made consistently therewith (i.e., ignoring ASC 842).

1.05         Currencies Generally. At any time, any reference in the definition of the term “Agreed Foreign Currency” or in any other provision of this Agreement to the Currency of any particular nation means the lawful Currency of such nation at such time whether or not the name of such Currency is the same as it was on the date hereof. The Administrative Agent will determine the Spot Rates as of each applicable date required to be used for calculating the Dollar Equivalent of the Loans denominated in Agreed Foreign Currencies. In the case of a Spot Rate required to be calculated as of a Revaluation Date, such Spot Rate will become effective as of such Revaluation Date and will be the Spot Rate employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Borrower under Sections 5.01(a) and 5.01(b), or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Currency (other than Dollars) for purposes of the Loan Documents will be such Dollar Equivalent amount as reasonably determined by the Administrative Agent based on the Spot Rate as of the last Revaluation Date. Wherever in this Agreement in connection with a Borrowing or Loan an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or Loan is denominated in a Foreign Currency, such amount shall be the relevant Dollar Equivalent. Without limiting the generality of the foregoing, for purposes of determining compliance with any basket in Sections 2.08(d), 5.08(c)(ii), 6.01(b), 6.01(e), 6.02(d), 6.03(e) or 6.04(g) of this Agreement, in no event shall the Borrower or any Obligor be deemed to not be in compliance with any such basket solely as a result of change in exchange rates.

1.06          Times of Day; Rates. Unless otherwise specified in the Loan Documents, time references are to Eastern time (daylight or standard, as applicable).

1.07          Interest Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Alternate Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or Daily Compounded SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Alternate Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, Daily Compounded SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, Daily Compounded SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, Daily Compounded SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to any Obligor, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Article II.
THE CREDITS

2.01         The Commitments. Subject to the terms and conditions set forth herein,

(a)            each Dollar Lender severally agrees to make Dollar Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Dollar Credit Exposure exceeding such Lender’s Dollar Commitment, (b) the aggregate Revolving Dollar Credit Exposure of all of the Lenders exceeding the aggregate Dollar Commitments or (c) the total Covered Debt Amount exceeding the Borrowing Base then in effect; and

(b)            each Multicurrency Lender severally agrees to make Multicurrency Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Multicurrency Credit Exposure exceeding such Lender’s Multicurrency Commitment, (b) the aggregate Revolving Multicurrency Credit Exposure of all of the Lenders exceeding the aggregate Multicurrency Commitments or (c) the total Covered Debt Amount exceeding the Borrowing Base then in effect.

Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

2.02          Loans and Borrowings.

(a)            Obligations of Lenders. Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class, Currency and Type made by the applicable Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)            Type of Loans. Subject to Section 2.11, each Borrowing of a Class shall be constituted entirely of ABR Loans or of Term Rate Loans of such Class denominated in a single Currency as the Borrower may request in accordance herewith. Each ABR Loan and SOFR Loan shall be denominated in Dollars. Each Lender at its option may make any Term Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement, and (ii) in exercising such option, such Lender shall use reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.12 shall apply).

(c)            Minimum Amounts. Each Term Rate Borrowing shall be in an aggregate amount of $1,000,000 or a larger multiple of $100,000, and each ABR Borrowing shall be in an aggregate amount of $1,000,000 or a larger multiple of $100,000; provided that an ABR Borrowing of a Class may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of such Class. Borrowings of more than one Class, Currency or Type may be outstanding at the same time.

(d)            Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request (or to elect to convert to or continue as a Term Rate Borrowing) any Borrowing if the Interest Period requested therefor would end after the Maturity Date.

(e)            Treatment of Classes. Notwithstanding anything to the contrary contained herein, with respect to each Loan designated in Dollars, the Administrative Agent shall deem the Borrower to have requested that such Loan be applied ratably to each of the Dollar Commitments and the Multicurrency Commitments, based upon the percentage of the aggregate remaining unutilized Commitments represented by the Dollar Commitments and the Multicurrency Commitments, respectively.

2.03          Requests for Borrowings.

(a)            Notice by the Borrower. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (i) in the case of a SOFR Loan, not later than 11:00 a.m., New York City time, three U.S. Government Securities Business Days before the date of the proposed Borrowing, (ii) in the case of a Borrowing denominated in a Foreign Currency, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing, (iii) in the case of an ABR Borrowing not in excess of $15,000,000, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing, or (iv) in the case of an ABR Borrowing in excess of $15,000,000, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower.

(b)            Content of Borrowing Requests. Each telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)           whether such Borrowing is to be made under the Dollar Commitments or the Multicurrency Commitments;

(ii)          the aggregate amount and Currency of the requested Borrowing;

(iii)         the date of such Borrowing, which shall be a Business Day;

(iv)         in the case of a Borrowing denominated in Dollars, whether such Borrowing is to be an ABR Borrowing or a SOFR Loan;

(v)          in the case of a Term Rate Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d); and

(vi)         the location and number of the Borrower’s account to which funds are to be disbursed.

(c)            Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amounts of such Lender’s Loan to be made as part of the requested Borrowing.

(d)            Failure to Elect. If no election as to the Class of a Borrowing denominated in Dollars is specified, then the requested Borrowing shall be deemed to be under both the Multicurrency Commitments and Dollar Commitments, provided however, that if no election as to a Class is specified but an Agreed Foreign Currency has been specified then the requested Borrowing shall be deemed to be under the Multicurrency Commitments. If no election as to the Currency of a Borrowing is specified, then the requested Borrowing shall be denominated in Dollars. If no election as to the Type of a Borrowing is specified, then the requested Borrowing shall be a SOFR Loan having an Interest Period of one month. If a Term Rate Borrowing is requested but no Interest Period is specified, the requested Borrowing shall be a SOFR Loan having an Interest Period of one month’s duration.

2.04          Funding of Borrowings.

(a)            Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request.

(b)            Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate and (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Nothing in this paragraph (b) shall relieve any Lender of its obligation to fulfill its Commitments hereunder and shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

2.05          Interest Elections.

(a)            Elections by the Borrower for Borrowings. Subject to Section 2.03(d), the Loans constituting each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Rate Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Term Rate Borrowing, may elect the Interest Period therefor, all as provided in this Section; provided, however that (i) a Borrowing of a Class may only be continued or converted into a Borrowing of the same Class, (ii) a Borrowing denominated in one Currency may not be continued as, or converted to, a Borrowing in a different Currency, (iii) no Term Rate Borrowing denominated in a Foreign Currency may be continued if, after giving effect thereto, the aggregate Revolving Multicurrency Credit Exposures would exceed the aggregate Multicurrency Commitments, and (iv) a Term Rate Borrowing denominated in a Foreign Currency may not be converted to a Borrowing of a different Type. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders of the respective Class holding the Loans constituting such Borrowing (except as provided under Section 2.11(b)), and the Loans constituting each such portion shall be considered a separate Borrowing.

(b)            Notice of Elections. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly (but no later than the close of business on the date of such request) by hand delivery or electronic mail (or other agreed mutually agreeable electronic transmission) to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c)            Content of Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)           the Borrowing (including the Class) to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

(ii)          the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)         whether, in the case of a Borrowing denominated in Dollars, the resulting Borrowing is to be an ABR Borrowing or a SOFR Borrowing; and

(iv)         if the resulting Borrowing is a Term Rate Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d), provided that there shall be no more than 10 separate Term Rate Borrowings outstanding at any one time.

(d)            Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)            Failure to Elect; Events of Default. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Term Rate Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, (i) if such Borrowing is denominated in Dollars, at the end of such Interest Period such Borrowing shall be converted to a Term Rate Borrowing of the same Class having an Interest Period of one month, and (ii) if such Borrowing is denominated in a Foreign Currency, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, (i) any Term Rate Borrowing denominated in Dollars shall, at the end of the applicable Interest Period for such Term Rate Borrowing, be automatically converted to an ABR Borrowing and (ii) any Term Rate Borrowing denominated in a Foreign Currency shall not have an Interest Period of more than one month’s duration.

2.06         Termination, Reduction or Increase of the Commitments.

(a)            Scheduled Termination. Unless previously terminated in accordance with the terms of this Agreement, on the Commitment Termination Date the Commitments of each Class shall automatically be reduced to an amount equal to the aggregate principal amount of the Loans of all Lenders of such Class outstanding on the Commitment Termination Date and thereafter to an amount equal to the aggregate principal amount of the Loans of such Class outstanding after giving effect to each payment of principal hereunder; provided that, for clarity, no Lender shall have any obligation to make new Loans on or after the Commitment Termination Date, and any outstanding amounts shall be due and payable on the Maturity Date in accordance with Section 2.07.

(b)            Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Commitments ratably among each Class; provided that (i) each reduction of the Commitments pursuant to this Section 2.06(b) shall be in an amount that is $5,000,000 or a larger multiple of $100,000 in excess thereof and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans of any Class in accordance with Section 2.08, the total Revolving Credit Exposures of such Class would exceed the total Commitments of such Class.

(c)            Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments of a Class delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(d)            Effect of Termination or Reduction. Any termination or reduction of the Commitments of a Class shall be permanent. Each reduction of the Commitments of a Class shall be made ratably among the Lenders of such Class in accordance with their respective Commitments.

(e)            Increase of the Commitments.

(i)            Requests for Increase by Borrower. The Borrower may, at any time, propose that the Commitments hereunder of a Class be increased (each such proposed increase being a “Commitment Increase”) by notice to the Administrative Agent specifying each existing Lender (each an “Increasing Lender”) and/or each additional lender (each an “Assuming Lender”) that shall have agreed to an additional Commitment and the date on which such increase is to be effective (the “Commitment Increase Date”), which shall be a Business Day at least ten Business Days (or such lesser period as the Administrative Agent may reasonably agree) after delivery of such notice and 30 days prior to the Commitment Termination Date; provided that each Lender may determine in its sole discretion whether or not it chooses to participate in a Commitment Increase; provided, further that:

(A)           the minimum amount of the Commitment of any Assuming Lender, and the minimum amount of the increase of the Commitment of any Increasing Lender, as part of such Commitment Increase shall be $5,000,000 or a larger multiple of $1,000,000 in excess thereof (or such smaller increments as may be agreed by the Administrative Agent, in its sole discretion),

(B)            immediately after giving effect to such Commitment Increase, the aggregate Commitments of all of the Lenders hereunder shall not exceed $250,000,000;

(C)            each Assuming Lender shall be consented to by the Administrative Agent (which consent shall not be unreasonably withheld);

(D)            no Default shall have occurred and be continuing on such Commitment Increase Date or shall result from the proposed Commitment Increase; and

(E)            the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the Commitment Increase Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(ii)          Effectiveness of Commitment Increase by Borrower. The Assuming Lender, if any, shall become a Lender hereunder as of such Commitment Increase Date and the Commitment of the respective Class of any Increasing Lender and such Assuming Lender shall be increased as of such Commitment Increase Date; provided that:

(A)            the Administrative Agent shall have received on or prior to 11:00 a.m., New York City time, on such Commitment Increase Date (or on or prior to a time on an earlier date specified by the Administrative Agent) a certificate of the Board of Directors or a Financial Officer of the Borrower stating that each of the applicable conditions to such Commitment Increase set forth in the foregoing paragraph (i) has been satisfied; and

(B)            each Assuming Lender or Increasing Lender shall have delivered to the Administrative Agent, on or prior to 11:00 a.m., New York City time on such Commitment Increase Date (or on or prior to a time on an earlier date specified by the Administrative Agent), an agreement, in form and substance satisfactory to the Borrower and the Administrative Agent, pursuant to which such Lender shall, effective as of such Commitment Increase Date, undertake a Commitment or an increase of Commitment in each case of the respective Class, duly executed by such Assuming Lender and the Borrower and acknowledged by the Administrative Agent.

Promptly following satisfaction of such conditions, the Administrative Agent shall notify the Lenders of such Class (including any Assuming Lenders) thereof and of the occurrence of the Commitment Increase Date by facsimile transmission or electronic messaging system.

(iii)         Recordation into Register. Upon its receipt of an agreement referred to in clause (ii)(B) above executed by an Assuming Lender or any Increasing Lender, together with the certificate referred to in clause (ii)(A) above, the Administrative Agent shall, if such agreement has been completed, (x) accept such agreement, (y) record the information contained therein in the Register and (z) give prompt notice thereof to the Borrower.

(iv)         Adjustments of Borrowings upon Effectiveness of Increase. On the Commitment Increase Date, the Borrower shall (A) prepay the outstanding Loans (if any) of such Class in full, (B) simultaneously borrow new Loans of such Class hereunder in an amount equal to such prepayment; provided that with respect to subclauses (A) and (B), (x) the prepayment to, and borrowing from, any existing Lender shall be effected by book entry to the extent that any portion of the amount prepaid to such Lender will be subsequently borrowed from such Lender and (y) the existing Lenders, the Increasing Lenders and the Assuming Lenders shall make and receive payments among themselves, in a manner acceptable to the Administrative Agent, so that, after giving effect thereto, the Loans of such Class are held ratably by the Lenders of such Class in accordance with the respective Commitments of such Lenders of such Class (after giving effect to such Commitment Increase) and (C) pay to the Lenders of such Class the amounts, if any, payable under Section 2.13 as a result of any such prepayment. Immediately prior to the effectiveness of the new Commitments on the Commitment Increase Date, the Administrative Agent shall amend Schedule 1.01(b) to reflect the aggregate amount of each Lender’s Dollar Commitments and Multicurrency Commitments (including Increasing Lenders and Assuming Lenders). Each reference to Schedule 1.01(b) in this Agreement shall be to Schedule 1.01(b) as amended pursuant to this Section.

(v)          Terms of Loans Issued on the Commitment Increase Date. For the avoidance of doubt, the terms and provisions of any new Loans issued by any Assuming Lender or Increasing Lender, and the Commitment Increase of any Assuming Lender or Increasing Lender, shall be identical to the Loans issued by, and the Commitments of, the Lenders immediately prior to the applicable Commitment Increase Date.

2.07          Repayment of Loans; Evidence of Debt.

(a)            Repayment. Subject to, and in accordance with, the terms of this Agreement, the Borrower hereby unconditionally promises to pay to the Administrative Agent for account of the Lenders of each Class the outstanding principal amount of the Loans of such Class on the Maturity Date.

(b)            Manner of Payment. Prior to any repayment or prepayment of any Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of such Class to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than the time set forth in Section 2.08(e) prior to the scheduled date of such repayment; provided that each repayment of Borrowings of a Class shall be applied to repay any outstanding ABR Borrowings of such Class before any other Borrowings of such Class. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings of such Class and, second, to other Borrowings of such Class in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Borrowing shall be applied ratably to the Loans included in such Borrowing (except as otherwise provided in Section 2.11(b)).

(c)            Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts and Currency of principal and interest payable and paid to such Lender from time to time hereunder.

(d)            Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount and Currency of each Loan made hereunder, the Class and Type thereof and each Interest Period therefor, (ii) the amount and Currency of any principal or interest due and payable or to become due and payable from the Borrower to each Lender of such Class hereunder and (iii) the amount and Currency of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender’s share thereof.

(e)            Effect of Entries. The entries made in the records maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence, absent manifest error, of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(f)             Promissory Notes. Any Lender may request that Loans of any Class made by it be evidenced by a promissory note; in such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its permitted registered assigns) and in a form attached hereto as Exhibit C. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its permitted registered assigns).

2.08          Prepayment of Loans.

(a)            Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or fee (but subject to Section 2.13), subject to the requirements of this Section. Each prepayment in part under this Section 2.08(a) shall be in a minimum amount of $1,000,000 or a larger multiple of $100,000.

(b)            Mandatory Prepayments due to Changes in Exchange Rates.

(i)           Determination of Amount Outstanding. On each Revaluation Date, the Administrative Agent shall determine the aggregate Revolving Multicurrency Credit Exposure. For the purpose of this determination, the outstanding principal amount of any Loan that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount in the Foreign Currency of such Loan, determined as of such Revaluation Date. Upon making such determination, the Administrative Agent shall promptly notify the Multicurrency Lenders and the Borrower thereof.

(ii)          Prepayment. If on the date of such determination the aggregate Revolving Multicurrency Credit Exposure exceeds 105% of the aggregate amount of the Multicurrency Commitments as then in effect, the Borrower shall promptly prepay the Multicurrency Loans in such amounts as shall be necessary so that after giving effect thereto the aggregate Revolving Multicurrency Credit Exposure does not exceed the Multicurrency Commitments.

(c)            Mandatory Prepayments due to Borrowing Base Deficiency. In the event that at any time any Borrowing Base Deficiency shall exist (including, without limitation, as a result of an Exclusion Event), within five Business Days the Borrower shall prepay the Loans so that the Borrowing Base Deficiency is cured, to the extent that funds are available for prepayment in the Control Accounts. If it is necessary to call capital to make such prepayment, Borrower will, within 3 Business Days of the occurrence of such Borrowing Base Deficiency, issue a Capital Call Notice to the Investors (with a copy to the Administrative Agent) in an amount sufficient, together with all amounts on deposit in the Control Accounts, to remedy such Borrowing Base Deficiency and such prepayment or reduction shall be effected within 12 Business Days of the issuance of such Capital Call Notice. If the remaining Unfunded Capital Commitments together with funds on deposit in the Control Accounts are insufficient to remedy such Borrowing Base Deficiency, in addition to the foregoing, Borrower will deliver a reasonably feasible plan regarding sale or liquidation of Portfolio Investments or otherwise, that is reasonably acceptable to the Administrative Agent that will enable any such Borrowing Base Deficiency to be cured within 30 Business Days of the occurrence of such Borrowing Base Deficiency (which 30-Business Day period shall include a five Business Days permitted for delivery of such plan), and such prepayment or reduction shall be effected in accordance with such plan, together with the application of funds on deposit in Control Accounts and the proceeds of the Capital Call set forth above. Notwithstanding the foregoing, the Borrower shall pay interest in accordance with Section 2.10(c) for so long as a Borrowing Base Deficiency exists during such 30-Business Day period. For clarity, in the event that the Borrowing Base Deficiency is not cured prior to the end of such five Business Day period (or, if applicable, such 12- or 30-Business Day period), it shall constitute an Event of Default under Section 7.01(a).

(d)            Mandatory Prepayments due to Certain Events Following Availability Period. During the period commencing on the date immediately following the Commitment Termination Date and ending on the Maturity Date, subject to Section 2.08(e) below:

(i)            Asset Sales. In the event that any Obligor shall receive any Net Asset Sale Proceeds, the Borrower shall, no later than the third Business Day following the receipt of such Net Asset Sale Proceeds, prepay the Loans in an amount equal to such Net Asset Sale Proceeds (and the Commitments shall be permanently reduced by such amount); provided, that if the Loans to be prepaid are Term Rate Loans, the Borrower may defer such prepayment (and permanent Commitment reduction) until the last day of the Interest Period applicable to such Loans, so long as the Borrower deposits an amount equal to such Net Asset Sale Proceeds, no later than the third Business Day following the receipt of such Net Asset Sale Proceeds, into a segregated collateral account in the name and under the dominion and control of the Administrative Agent pending application of such amount to the prepayment of the Loans (and permanent reduction of the Commitments) on the last day of such Interest Period.

(ii)          Extraordinary Receipts. In the event that Borrower receives any Extraordinary Receipts, Borrower will, no later than the third Business Day following the receipt of such excess Extraordinary Receipts, prepay the Loans in an amount equal to such excess Extraordinary Receipts (and the Commitments of all Lenders will be permanently reduced by such amount).

(iii)         Returns of Capital. In the event that any Obligor shall receive any Return of Capital, the Borrower shall, no later than the third Business Day following the receipt of such Return of Capital, prepay the Loans in an amount equal to 100% of such Return of Capital (and the Commitments shall be permanently reduced by such amount); provided, that if the Loans to be prepaid are Term Rate Loans, the Borrower may defer such prepayment (and permanent Commitment reduction) until the last day of the Interest Period applicable to such Loans, so long as the Borrower deposits an amount equal to 100% of such Return of Capital, no later than the third Business Day following the receipt of such Return of Capital, into a segregated collateral account in the name and under the dominion and control of the Administrative Agent pending application of such amount to the prepayment of the Loans (and permanent reduction of the Commitments) on the last day of such Interest Period.

Notwithstanding the foregoing, (1) Net Asset Sale Proceeds and Return of Capital required to be applied to the prepayment of the Loans pursuant to this Section 2.08(d) shall exclude the amount necessary for the Borrower to make all required dividends and distributions (which shall be no less than the amount estimated in good faith by the Borrower under Section 6.05(a) herein) to maintain the status of a regulated investment company under the Code and its election to be treated as a “business development company” under the Investment Company Act for so long as the Borrower retains such status and to avoid payment by the Borrower of federal income and excise Taxes imposed by Section 4982 of the Code for so long as the Borrower retains the status of a regulated investment company under the Code (subject to any limitations under Section 6.05(a)) herein, and (2) if, in connection with any of the events specified in this Section 2.08(d), the Borrower receives any proceeds or Return of Capital in an Agreed Foreign Currency, the Borrower shall be permitted to pay just the then outstanding Loans denominated in such Agreed Foreign Currency (applied ratably among just the Multicurrency Lenders); provided that any such proceeds or Return of Capital remaining after the Loans denominated in such Agreed Foreign Currency have been paid in full shall be converted to Dollars and paid ratably among the Dollar Lenders and the Multicurrency Lenders in accordance with paragraph (e) below; provided further, Net Cash Proceeds and Return of Capital required to be applied to the prepayment of the Loans pursuant to this Section 2.08(d) shall exclude the amount necessary for the Borrower to make all required dividends and distributions (which shall be no less than the Permitted RIC Distribution) to maintain the status of a RIC under the Code and its election to be treated as a “business development company” under the Investment Company Act for so long as the Borrower retains such status.

(e)            Notices, Etc. The Borrower shall notify the Administrative Agent by e-mail or other writing, or by telephone (confirmed by e-mail or other writing), of any prepayment hereunder (i) in the case of prepayment of a Term Rate Borrowing denominated in Dollars under Section 2.08(a), not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment (or such lesser period as the Administrative Agent may agree in its discretion), (ii) in the case of prepayment of a Term Rate Borrowing denominated in Foreign Currency under Section 2.08(a), not later than 11:00 a.m., New York City time, four Business Days before the date of prepayment (or such lesser period as the Administrative Agent may agree in its discretion), (iii) in the case of prepayment of an ABR Borrowing under Section 2.08(a), not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment (or such lesser period as the Administrative Agent may agree in its discretion). Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided, that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.06, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06 and any such notices given in connection with any of the events specified in Section 2.08(d) may be conditioned upon (the receipt of net Cash proceeds from Extraordinary Receipts or Returns of Capital. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Subject to paragraph (b) above and to the proviso of Section 2.15(c), each prepayment in Dollars shall be applied ratably (based on the outstanding principal amounts of such indebtedness) between the Dollar Lenders and the Multicurrency Lenders based on the then outstanding Loans denominated in Dollars and each prepayment in an Agreed Foreign Currency (including as a result of the Borrower’s receipt of proceeds from a prepayment event in such Agreed Foreign Currency) shall be applied ratably among the Multicurrency Lenders. In the event the Borrower is required to make any concurrent prepayments under both paragraph (b) and also another paragraph of this Section 2.08, any such prepayments shall be applied toward a prepayment pursuant to paragraph (b) before any prepayment pursuant to any other paragraph of this Section 2.08. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10 and shall be made in the manner specified in Section 2.07(b).

2.09          Fees.

(a)            Unused Commitment Fees.

(i)           Borrower agrees to pay to the Administrative Agent, for the account of each Lender, according to such Lender’s Applicable Percentage, a daily unused commitment fee, on the actual daily unused amount of the Commitment of such Lender, if any, on each day during the immediately preceding calendar quarter, times:

(A)            if the utilized portion of the aggregate Commitments as of the close of business on such day (after giving effect to Borrowings, prepayments and Commitment reductions on such day) is less than the 34% Minimum Utilization Amount, (1) 0.30% per annum on the unutilized portion of the aggregate Commitments as of the close of business on such day (after giving effect to Borrowings, prepayments and Commitment reductions on such day) above the 67% Minimum Utilization Amount, plus (3) 0.50% per annum on the unutilized portion of the aggregate Commitments as of the close of business on such day (after giving effect to Borrowings, prepayments and Commitment reductions on such day) above or equal to the 34% Minimum Utilization Amount but below the 67% Minimum Utilization Amount; plus (3) 0.75% per annum on the unutilized portion of the aggregate Commitments as of the close of business on such day (after giving effect to Borrowings, prepayments and Commitment reductions on such day) below the 34% Minimum Utilization Amount;

(B)            if the utilized portion of the aggregate Commitments as of the close of business on such day (after giving effect to Borrowings, prepayments and Commitment reductions on such day) is greater than or equal to the 34% Minimum Utilization Amount but less than the 67% Minimum Utilization Amount, (1) 0.30% per annum on the unutilized portion of the aggregate Commitments as of the close of business on such day (after giving effect to Borrowings, prepayments and Commitment reductions on such day) above the 67% Minimum Utilization Amount, plus (2) 0.50% per annum on the unutilized portion of the aggregate Commitments as of the close of business on such day (after giving effect to Borrowings, prepayments and Commitment reductions on such day) above or equal to the 34% Minimum Utilization Amount but below the 67% Minimum Utilization Amount.

(C)            If the utilized portion of the aggregate Commitments as of the close of business on such day (after giving effect to Borrowings, prepayments and Commitment reductions on such day) is greater than or equal to the 67% Minimum Utilization Amount, 0.30% per annum.

(ii)           It is hereby understood and agreed that the unused commitment fees described in this Section 2.09(a) shall be adjusted from time to time on an annual basis based upon the Sustainability Commitment Fee Adjustment (to be calculated and applied as set forth in Section 2.18); provided that in no event shall the unused commitment fees be less than 0.00% per annum. Notwithstanding anything to the contrary herein, until the delivery of (or failure to deliver) the Sustainability Certificate delivered in respect of Reference Year ending December 31, 2024, pursuant to Section2.18, the Sustainability Commitment Fee Adjustment shall be 0.00% per annum and there shall be no Sustainability Commitment Fee Adjustment to the unused commitment fees described in this Section 2.09(a).

(iii)         The fees described in this Section 2.09(a) shall accrue at all times set forth in the preceding clauses and shall be payable within one Business Day after each Quarterly Date and on the earlier of the date the Commitments terminate and the Commitment Termination Date, commencing on the first such date to occur after the Effective Date. All such fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing such fees, the Commitments shall be deemed to be used to the extent of the outstanding Loans of all Lenders. The Borrower and the Lenders acknowledge and agree that fees described in this Section 2.09(a) payable hereunder are bona fide unused commitment fees and are intended as reasonable compensation to the Lenders for committing to make funds available to the Borrower as described herein and for no other purposes.

(b)            Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(c)            Fees, Expenses and Interest. The Borrower shall have paid in full to the Administrative Agent and the Lenders all fees, expenses and accrued but unpaid interest related to this Agreement owing on the Effective Date, including any up-front fee due to any Lender on the Effective Date (provided that such fees, expenses and interest may be paid, at the Administrative Agent’s discretion, out of the Loans made on the Effective Date). Fees paid shall not be refundable under any circumstances absent manifest error. Any fees representing the Borrower’s reimbursement obligations of expenses, to the extent requirements of invoice not otherwise specified in this Agreement, shall be due (subject to the other terms and conditions contained herein) within ten Business Days of the date that the Borrower receives from the Administrative Agent a reasonably detailed invoice for such reimbursement obligations.

2.10          Interest.

(a)            ABR Loans. The Loans constituting each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(b)            Term Rate Loans. Each SOFR Loan shall bear interest at a rate per annum equal to Adjusted Term SOFR for the related Interest Period for such Borrowing plus the Applicable Margin.

(c)            Default Interest. Notwithstanding the foregoing, if any Event of Default described in Sections 7.01(a), 7.01(b), 7.01(d) (only with respect to Section 6.07), Section 7.01(h) or Section 7.01(i) has occurred and is continuing, or on demand of the Administrative Agent or the Required Lenders if any Event of Default described in any other paragraph of Section 7.01 has occurred and is continuing, or if the Covered Debt Amount exceeds the Borrowing Base during the 30-Business Day period referred to in Section 2.08(c), the interest applicable to Loans shall accrue, and any fee or other amount payable by the Borrower hereunder shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above, or (ii) in the case of any fee or other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d)            Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan in the Currency in which such Loan is denominated and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Rate Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

(e)            Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed (i) by reference to the Alternate Base Rate at times when the Alternate Base Rate is not determined by reference to the Adjusted Term SOFR or Daily Compounded SOFR and (ii) on Multicurrency Loans denominated in Agreed Foreign Currency shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted Term SOFR shall be determined by the Administrative Agent and such determination shall be conclusive absent manifest error.

2.11          Inability to Determine Rates; Benchmark Replacement.

(a)            If (x) prior to the commencement of the Interest Period for any Term Rate Loan or (y) at any time for any Daily Compounded SOFR Loan:

(i)           the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Benchmark for such Loan or (if applicable) such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or

(ii)          the Required Lenders determine that the Benchmark for such Loan and (if applicable) such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Loans included in such Borrowing and, if applicable, such Interest Period, and the Required Lenders have provided notice of such determination to the Administrative Agent;

then, in each case, the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or e-mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any obligation of such Lender (A) to make or continue Term Rate Loans or (B) to convert ABR Loans to Term Rate Loans shall be suspended until the Administrative Agent (with respect to clause (ii) above, at the instruction of the Required Lenders) revokes such notice, (ii) any Interest Election Request that requests the conversion of any Loan to, or the continuation of any Loan as, a Term Rate Loan, shall be ineffective until the Administrative Agent (with respect to clause (ii) above, at the instruction of the Required Lenders) revokes such notice and, in each case, unless prepaid, such Loan shall be continued as, or converted to, an ABR Loan, and (iii) any Loan Notice that requests a Term Rate Loan shall be made as an ABR Loan, in each case, with respect to the foregoing clauses (i), (ii) and (iii), to the extent of the affected Benchmarks, Interest Periods or Currencies. Furthermore, if any Term Rate Loan or SOFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.11(a) with respect to the Benchmark, Interest Period or Currency applicable to such Loan, then (I) in the case of a Term Rate Loan, on the last day of the Interest Period applicable to such Loan and (II) in the case of a Daily Compounded SOFR Loan, immediately, such Loan shall be converted by the Administrative Agent to, and shall constitute, an ABR Loan on such day. If the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that Daily Compounded SOFR or Adjusted Term SOFR cannot be determined pursuant to the applicable definition thereof, the Alternate Base Rate shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate” until the Administrative Agent revokes such determination. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, as applicable, together with any additional amounts required pursuant to Section 2.14.

(b)            Notwithstanding anything to the contrary herein or in any other Loan Document:

(i)            Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City Time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii)          At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any request for an affected Term Rate Loan into a request for a Borrowing of or conversion to ABR Loans. During the period referenced in the foregoing sentence, (a) clause (c) of the definition of “Alternate Base Rate” will not be used in any determination of the Alternate Base Rate and (b) any outstanding affected Term Rate Loan shall, on the last day of the Interest Period applicable to such Loan, and any outstanding affected Daily Compounded SOFR Loan shall, immediately, at the Borrower’s election prior to such day: (1) be prepaid by the Borrower on such day or (2) be converted by the Administrative Agent to, and shall constitute, an ABR Loan on such date.

(iii)          In connection with the use, implementation and administration of a Benchmark Replacement (or, with respect to any Benchmark Replacement of Adjusted Term SOFR or Daily Compounded SOFR, at any time), the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iv)         The Administrative Agent will promptly notify the Borrower and the Lenders of (w) any occurrence of a Benchmark Transition Event, (x) the implementation of any Benchmark Replacement, (y) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (v) below and (z) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.11(b), including any determination with respect to Benchmark Replacement Conforming Changes, a tenor, rate or adjustment or of the occurrence or nonoccurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.11(b).

(v)          At any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Adjusted Term SOFR) then the Administrative Agent may remove any tenor of such Benchmark that is unavailable, nonrepresentative, non-compliant or non-aligned for Benchmark (including Benchmark Replacement) settings and (B) the Administrative Agent may reinstate any such previously removed tenor for such Benchmark (including Benchmark Replacement) settings.

(c)            Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful for any Lender to make, maintain or fund Loans whose interest is determined by reference to any Benchmark, or to determine or charge interest rates based upon any Benchmark, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Agreed Foreign Currency in any relevant market, then, on notice thereof by such Lender to Borrower and the Administrative Agent, (i) any obligation of such Lender (x) to make Term Rate Loans or Loan denominated in an Agreed Foreign Currency, (y) to continue Term Rate Borrowings or Borrowings denominated in an Agreed Foreign Currency, or (z) to convert ABR Loans to Term Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Daily Compounded SOFR or Adjusted Term SOFR component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate”, in each case until such Lender revokes such notice and advises the Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) all Term Rate Loans or Loans denominated in an Agreed Foreign Currency of such Lender shall automatically convert to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate”), either on the last day of the Interest Period therefor, if such Loans are Term Rate Loans and the Lender may lawfully continue to maintain such Loans to such day, or on the immediately succeeding Business Day, if such Loans are Daily Compounded SOFR Loans or such Lender may not lawfully continue to maintain such Loans (in which event the Borrower shall not be required to pay any yield maintenance, breakage or similar fees) and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Daily Compounded SOFR or Adjusted Term SOFR, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to clause (c) of the definition of “Alternate Base Rate” until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Daily Compounded SOFR or Adjusted Term SOFR. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.14.

2.12          Increased Costs.

(a)            Increased Costs Generally. If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge, or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender (except any such reserve requirement reflected in the definition of any Benchmark);

(ii)          subject any Lender to any Taxes (other than (A) Covered Taxes, (B) Taxes described in clauses (b), (c) or (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)         impose on any Lender or any applicable interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, in Dollars, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)            Capital Requirements. If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any (or would have the effect of reducing the liquidity of such Lender or such Lender’s holding company, if any), as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity position), by an amount deemed to be material by such Lender, then from time to time the Borrower will pay to such Lender, in Dollars, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)            Certificates from Lenders. A certificate of a Lender setting forth the amount or amounts, in Dollars, necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be promptly delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)            Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that no Obligor shall be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Borrower in writing of any such Change in Law giving rise to such increased costs or reductions.

2.13          Break Funding Payments; Foreign Currency Losses.

(a)            In the event of (i) the payment of any principal of any Term Rate Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (ii) the conversion of any Term Rate Loan other than on the last day of an Interest Period therefor, (iii) the failure to borrow, convert, continue or prepay any Term Rate Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.08(e) and is revoked in accordance herewith), (iv) the assignment as a result of a request by the Borrower pursuant to Section 2.17(b) of any Term Rate Loan other than on the last day of an Interest Period therefor or (v) the conversion of any Term Rate Loan other than on the last day of an Interest Period therefor as a result of the occurrence of a CAM Exchange or otherwise, including without limitation in connection with Section 2.15, then, in any such event, the Borrower shall compensate each Lender for any loss, cost and expense (excluding, for clarity, applicable margin and lost profits) actually incurred by such Lender in respect thereof.

Payments under this Section shall be made upon written request of a Lender delivered to the Borrower not later than five Business Days following the payment, conversion, or failure to borrow, convert, continue or prepay that gives rise to a claim under this Section accompanied by a written certificate of such Lender setting forth in reasonable detail the amount or amounts that such Lender is entitled to receive pursuant to this Section, which certificate shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(b)            In the event that any Loan not denominated in Dollars is converted to, or redenominated in Dollars (including, without limitation, pursuant to Section 2.15, a CAM Exchange or otherwise), then in any such event, the Borrower shall compensate each Lender for the loss, cost or expense attributable to such event.

2.14          Taxes.

(a)            Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Taxes, unless otherwise required by applicable law; provided that if the Borrower (or other applicable withholding agent) shall be required by applicable law (as determined by Borrower or other applicable withholding agent in good faith) to deduct any Taxes from such payments, then (i) the Borrower (or other applicable withholding agent) shall make such deductions, (ii) the Borrower (or other applicable withholding agent) shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and (iii) if such Tax is a Covered Tax, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) the Administrative Agent or Lender receives an amount equal to the sum it would have received had no such deductions been made.

(b)            Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)            Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender for and, within 10 Business Days after written demand therefor, pay the full amount of any Covered Taxes (including Covered Taxes imposed or asserted on or attributable to amounts payable under this Section 2.14(c)) payable or paid by the Administrative Agent or such Lender, as the case may be, and reasonable expenses arising therefrom or with respect thereto, whether or not such Covered Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)            Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 Business Days after written demand therefor, for (i) any Covered Taxes or Other Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Covered Taxes or Other Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(f) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correct or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)            Evidence of Payments. As soon as practicable after any payment of Covered Taxes or Other Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.14, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)             Status of Lenders and Administrative Agent.

(i)            Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.14(f)(ii)(A), (B), (C) and (D) and Section 2.14(h) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)          Without limiting the generality of the foregoing, (x) any Lender that is a “United States person” as defined in Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent), executed copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal withholding Tax; and (y) each Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent, but, in any event, only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(A)            In the case of a Foreign Lender claiming benefits of an income tax treaty to which the United States is a party (1) executed copies of Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E, or any successor form, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such income tax treaty and (2) with respect to any other applicable payments under any Loan Document, Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E, or any successor form establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such income tax treaty,

(B)            a duly completed executed copy of Internal Revenue Service Form W-8ECI or any successor form certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States,

(C)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (1) a certificate, signed under penalties of perjury, to the effect that such Foreign Lender is not (x) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (y) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (z) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (2) a duly completed executed copy of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E (or any successor form) certifying that the Foreign Lender is not a United States Person, or

(D)            to the extent a Foreign Lender is not the beneficial owner, duly completed executed copies of Internal Revenue Service Form W-8IMY accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, a certificate substantially similar to the certificate described in Section 2.14(f)(ii)(C)(1) above, Internal Revenue Service Form W-9 and/or other certification documents from each beneficial owner, as applicable; or

(E)            any other form as prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or other withholding agent to determine the withholding or deduction required to be made.

In addition, each Lender shall deliver such forms promptly upon the expiration or invalidity of any form previously delivered by such Lender, provided it is legally able to do so at the time. Each Lender shall promptly notify the Borrower and the Administrative Agent at any time that it becomes aware that it no longer satisfies the legal requirements to provide any previously delivered form or certificate to the Borrower (or any other form of certification adopted by the U.S. or other taxing authorities for such purpose).

(g)            If the Administrative Agent is a U.S. Person, then it shall, on or prior to the Effective Date (or, in the case of a successor Administrative Agent, on or before the date on which it becomes Administrative Agent, co-agent or sub-agent hereunder), provide the Borrower with a properly completed and duly executed copy of Internal Revenue Service Form W-9 confirming that the Administrative Agent is exempt from U.S. federal backup withholding. If the Administrative Agent is not a U.S. Person, then it shall, on or prior to the Effective Date (or, in the case of a successor Administrative Agent, on or before the date on which it becomes the Administrative Agent, co-agent or sub-agent hereunder), provide the Borrower with, (x) with respect to payments made to the Administrative Agent for its own account, a properly completed and duly executed Internal Revenue Service Form W-8ECI or W-8BEN-E claiming an exemption from U.S. withholding tax), and (y) with respect to payments made to the Administrative Agent on behalf of any Lender, two properly completed and executed copies of Internal Revenue Service Form W-8IMY (or any successor form) certifying that the Administrative Agent is either (A) a “qualified intermediary” which has assumed primary withholding responsibility under Chapters 3 and 4 of the Code and primary Form 1099 reporting and backup withholding responsibility, or (B) a U.S. branch providing such form as evidence of its agreement with the Borrower to be treated as a “U.S. person” for U.S. federal withholding Tax purposes (as contemplated by Section 1.1441-1(b)(2)(iv)(A) of the United States Treasury Regulations) and that the payments it receives for the account of such Lender are not effectively connected with the conduct of its trade or business in the United States. If any form or certification Administrative Agent previously delivered expires or becomes obsolete or inaccurate in any respect, it will promptly update such form or certification.

(h)            If a payment made to a Lender under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Agent and the Borrower at the time or times prescribed by applicable law and at such time or times requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Agent or the Borrower as may be necessary for the Administrative Agent and the Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from any such payment. Solely for purposes of this Section 2.14(h), “FATCA” shall include any amendment made to FATCA after the date hereof. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(i)             Treatment of Certain Refunds. If the Administrative Agent or any Lender determines, in its sole discretion, exercised in good faith, that it has received a refund or credit of any Covered Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.14, it shall pay to the Borrower an amount equal to such refund or credit (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Covered Taxes giving rise to such refund or credit), net of all reasonable out-of-pocket expenses of the Administrative Agent or any Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit), provided that the Borrower, upon the request of the Administrative Agent or any Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or any Lender in the event the Administrative Agent or any Lender is required to repay such refund or credit to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (i), in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower pursuant to this paragraph (i) the payment of which would place the Administrative Agent or such Lender in a less favorable net position after-Taxes than the Administrative Agent or such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns or its books or records (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

2.15          Payments Generally; Pro Rata Treatment: Sharing of Set-offs.

(a)            Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or under Section 2.12, 2.13 or 2.14, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off, deduction or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Administrative Agent’s Account, except as otherwise expressly provided in the relevant Loan Document and except payments pursuant to Sections 2.12, 2.13, 2.14 and 9.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

All amounts owing under this Agreement (including commitment fees, payments required under Sections 2.12 and 2.13, and payments required under Section 2.14 relating to any Loan denominated in Dollars, but not including principal of and interest on any Loan denominated in any Foreign Currency or payments relating to any such Loan required under Section 2.14, which are payable in such Foreign Currency) or under any other Loan Document (except to the extent otherwise provided therein) are payable in Dollars. Notwithstanding the foregoing, if the Borrower shall fail to pay any principal of any Loan when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), the unpaid portion of such Loan shall, if such Loan is not denominated in Dollars, automatically be redenominated in Dollars on the due date thereof (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such principal shall be payable on demand; and if the Borrower shall fail to pay any interest on any Loan that is not denominated in Dollars, such interest shall automatically be redenominated in Dollars on the due date therefor (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such interest shall be payable on demand.

(b)            Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees of a Class then due hereunder, such funds shall be applied (i) first, to pay interest and fees of such Class then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal of such Class then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)            Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing of a Class shall be made from the Lenders of such Class, each payment of commitment fee under Section 2.09 shall be made for account of the Lenders of the applicable Class, and each termination or reduction of the amount of the Commitments of a Class under Section 2.06, Section 2.08 or otherwise shall be applied to the respective Commitments of the Lenders of such Class, pro rata according to the amounts of their respective Commitments of such Class; (ii) each Borrowing of a Class shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments of such Class (in the case of the making of Loans) or their respective Loans of such Class that are to be included in such Borrowing (in the case of conversions and continuations of Loans), subject to Section 2.02(e); (iii) each payment or prepayment of principal of Loans of a Class by the Borrower shall be made for account of the Lenders of such Class pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them (and, with respect to the pro rata treatment of prepayments between Classes, any such prepayments shall be made in accordance with the provisions of Section 2.08(e)); and (iv) each payment of interest on Loans of a Class by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans of such Class then due and payable to the respective Lenders; provided however that, notwithstanding anything to the contrary contained herein, in the event that the Borrower wishes to make a Multicurrency Borrowing in an Agreed Foreign Currency and the Multicurrency Commitments are fully utilized, the Borrower may make a Borrowing under the Dollar Commitments (if otherwise permitted hereunder) and may use the proceeds of such Borrowing to prepay the Multicurrency Loans (without making a ratable prepayment to the Dollar Loans) solely to the extent that the Borrower concurrently utilizes any Multicurrency Commitments made available as a result of such prepayment to make a Multicurrency Borrowing in an Agreed Foreign Currency.

(d)            Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans, resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans, and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for Cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(e)            Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent at the Federal Funds Effective Rate.

(f)             Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(a), 2.04(b) or 2.15(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

2.16            Defaulting Lenders.

(a)            Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)            Lender Action. The Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder or under any other Loan Document, and, for the avoidance of doubt, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (i) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other Lenders or affected Lender as applicable, shall require the consent of such Defaulting Lender.

(ii)            Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by Administrative Agent from a Defaulting Lender, will be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, as Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; third, if so determined by Administrative Agent and Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if: (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share; and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment will be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by Lenders pro rata in accordance with the Total Credit Exposures hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.16 are hereby deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)            Certain Fees. A Defaulting Lender is not entitled to receive any unused commitment fees payable under Section 2.09 for any period during which that Lender is a Defaulting Lender (and Borrower will not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(b)            Defaulting Lender Cure. If Borrower and Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Notwithstanding anything in this Agreement to the contrary, if any Lender is a Non-Permitted Holder, any cure or cessation of such Lender’s status as a Defaulting Lender shall require the affirmative consent of Borrower, in its sole discretion.

2.17            Mitigation Obligations; Replacement of Lenders.

(a)            Designation of a Different Lending Office. If any Lender exercises its rights under Section 2.11(b) or requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future, or eliminate the circumstance giving rise to such Lender exercising its rights under Section 2.11(b) and (ii) would not subject such Lender to any cost or expense not required to be reimbursed by the Borrower and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)            Replacement of Lenders. If any Lender exercises its rights under Section 2.11(b) or requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.14, or if any Lender becomes a Defaulting Lender, or if any Lender becomes a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees (other than to Defaulting Lenders, which for the avoidance of doubt shall not be entitled to fees hereunder) and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(c)            Defaulting Lenders. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04 or 9.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

2.18            Sustainability Adjustments.

(a)            Effective as of the fifth Business Day following receipt by the Administrative Agent of a Sustainability Certificate delivered pursuant to Section 5.01(q) (such day, the “Sustainability Pricing Adjustment Date”) in respect of the most recently ended Reference Year, commencing with the Reference Year ending December 31, 2024, (i) the then Applicable Margin shall be determined based upon the Sustainability Rate Adjustment set forth in such Sustainability Certificate, and (ii) the unused commitment fees shall be determined based upon the Sustainability Commitment Fee Adjustment set forth in such Sustainability Certificate. Each respective adjustment to the Applicable Margin and the unused commitment fees shall apply from the applicable Sustainability Pricing Adjustment Date and end on the date immediately preceding the next such Sustainability Pricing Adjustment Date.

(b)            If the Borrower fails to deliver a Sustainability Certificate within the period set forth in Section 5.01(q) or any Sustainability Certificate shall be incomplete or otherwise fail to satisfy the requirements pertaining to a Sustainability Certificate (including failing to reflect the Sustainability Rate Adjustment, the Sustainability Commitment Fee Adjustment and calculations in reasonable detail of the KPI Metrics, in each case, for the applicable Reference Year), the Sustainability Rate Adjustment will be positive 0.05% and the Sustainability Commitment Fee Adjustment will be positive 0.01%, respectively, commencing on the fifth Business Day following the last day such Sustainability Certificate should have been delivered pursuant to the terms of Section 5.01(q) and shall continue until the fifth Business Day following receipt by the Administrative Agent of a complete and satisfactory Sustainability Certificate for such Reference Year.

(c)            For the avoidance of doubt, only one Sustainability Certificate may be delivered in any Reference Year. Any adjustment to the Applicable Margin or the unused commitment fees by reference to any of the KPI Metrics in any Reference Year shall not be cumulative year-over-year and shall only apply until the following Sustainability Pricing Adjustment Date. The Applicable Margin will never be adjusted by more than negative 0.05% and the unused commitment fees will never be adjusted by more than negative 0.01%, in each case below the levels assessed during the Reference Year ending December 31, 2024 during any Reference Year (provided that the total adjustment in respect of the Applicable Margin may be up to 0.1% and in respect of the unused commitment fees may be up to 0.02% during any Reference Year, in each case to the extent such adjustment goes from negative to positive (or vice versa)) (the “Sustainability Adjustment”).

(d)            Notwithstanding anything to the contrary contained herein, (including any provision of Section 9.02 requiring the consent of “each Lender directly affected thereby” for reductions in interest rates) an amendment relating to (i) the definition of any of LMI Jobs, LMI Loans, Worker Solutions Enrollment, respectively, (ii) this Section 2.18 or (iii) the Sustainability Table may be made with the consent of the Borrower, the Administrative Agent, the Sustainability Structuring Agent and the Required Lenders; provided, that, any amendment relating to the Applicable Margin pursuant to any Sustainability Rate Adjustment and the unused commitment fees pursuant to the Sustainability Commitment Fee Adjustment in excess of the Sustainability Adjustment shall require the consent of “each Lender directly affected thereby” in accordance with Section 9.02.

(e)            If (i)(A) the Administrative Agent becomes aware of any material inaccuracy in the Sustainability Rate Adjustment, the Sustainability Commitment Fee Adjustment or the KPI Metrics as reported in any Sustainability Certificate (any such material inaccuracy, a “Sustainability Certificate Inaccuracy”) and the Administrative Agent notifies the Borrower thereof, or (B) any Lender becomes aware of any Sustainability Certificate Inaccuracy and such Lender delivers a written notice to the Administrative Agent describing such Sustainability Certificate Inaccuracy in reasonable detail (which description shall be shared with the Borrower), or (C) the Borrower becomes aware of a Sustainability Certificate Inaccuracy and delivers notice thereof to the Administrative Agent, and (ii) a proper calculation of the Sustainability Rate Adjustment, the Sustainability Commitment Fee Adjustment or the KPI Metrics would have resulted in an increase in the Applicable Margin or the unused commitment fees for any applicable period, (x) commencing on the fifth Business Day following delivery of a corrected Sustainability Certificate to the Administrative Agent, the Applicable Margin and the unused commitment fees shall be adjusted to reflect such corrected calculations of the Sustainability Rate Adjustment and the Sustainability Commitment Fee Adjustment and (y) the Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Laws, automatically and without further action by the Administrative Agent, any Lender), but in any event within ten (10) Business Days after such demand by the Administrative Agent (the “Certificate Inaccuracy Payment Date”), an amount equal to the excess of (1) the amount of interest and fees that should have been paid for such period over (2) the amount of interest and fees actually paid for such period. Any Sustainability Certificate Inaccuracy shall not constitute a Default or Event of Default or otherwise result in the failure of any condition precedent to any advance; provided, that, the Borrower complies with the terms of this Section 2.18(e) with respect to such Sustainability Certificate Inaccuracy. Any nonpayment of such additional amounts prior to the Certificate Inaccuracy Payment Date shall not constitute a Default (whether retroactively or otherwise) and none of such additional amounts shall be deemed overdue prior to the Certificate Inaccuracy Payment Date or shall accrue interest at the default rate pursuant to Section 2.10(c) prior to the Certificate Inaccuracy Payment Date.

(f)            If any Sustainability Recalculation Event (as defined below) occurs and either (i) the Borrower provides the Administrative Agent with a written request to amend the provisions hereof as a consequence thereof, or (ii) the Administrative Agent notifies the Borrower that the Required Lenders requests such an amendment (it being understood and agreed that any such notice may be given before or after such Sustainability Recalculation Event has occurred), then (A) the Borrower, the Administrative Agent and the Sustainability Structuring Agent shall negotiate in good faith to amend the provisions hereof for the period from and after the occurrence of such Sustainability Recalculation Event, and (B) the provisions of this Agreement in effect immediately prior to such Sustainability Recalculation Event shall apply for a period of not more than 30 days (unless such provisions have been amended in accordance herewith or such notice has been withdrawn). If, after 30 days following any such notice, the consent of the Borrower, the Administrative Agent, the Sustainability Structuring Agent and the requisite Lenders under Section 9.02 has not been obtained, there will be no Sustainability Rate Adjustment and Sustainability Commitment Fee Adjustment until the parties agree upon any such adjustments in accordance with the terms hereof, and for the period thereafter, no party to this Agreement shall, without the prior written consent of the Administrative Agent, Sustainability Structuring Agent and the Borrower, make any public or private representations, or statements or otherwise of this Agreement and the credit facility evidenced herein as a sustainability-linked loan. For purposes of this paragraph, “Sustainability Recalculation Event” means (i) any acquisition, disposition, investment, merger or similar transaction or series of related transactions consummated by the Borrower and its Subsidiaries whereby, as a result of the consummation of such transaction or series of related transactions any of the Baseline of the KPI Metrics would reasonably be expected to be (as determined in good faith by the Borrower), or shall be, adjusted by 10% or more (on a consolidated basis) as compared to the KPI Metrics in effect immediately prior to the consummation of such transaction or (ii) any Change in Law applicable to any party hereto the result of which shall (A) prohibit or modify any sustainability calculation hereunder or cause any other violation of any sustainability provision hereunder, or impose or modify any reporting obligation in respect thereof, (B) cause the Borrower to fail to attain or maintain any KPI Metric or target or threshold with respect thereto or (C) prohibit or otherwise limit the Borrower’s ability to make or maintain the Loans hereunder after applying the sustainability provisions hereunder.

Article III.
REPRESENTATIONS AND WARRANTIES

Each of the Borrower, as to itself and each of its Subsidiaries, and each of the Subsidiary Guarantors, as to itself and each of its Subsidiaries, if any, represents and warrants to the Lenders that:

3.01            Organization; Powers. Each of the Obligors is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where the failure to do so could reasonably be expected to result in a Material Adverse Effect. There is no existing material default under any charter, by-laws or other organizational documents of any Obligor or any Subscription Document or any event which, with the giving of notice or passage of time or both, would constitute a default by any party thereunder.

3.02            Authorization; Enforceability. The Transactions are within the Obligors’ organizational and corporate powers, as applicable, and have been duly authorized by all necessary organizational and corporation action, as applicable, and, if required, by all necessary shareholder, member or manager action, as applicable, and the Board of Directors of the Borrower has approved the transactions contemplated in this Agreement. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each of the other Loan Documents to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the applicable Obligors, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.03            Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of registration or filing with, or any other action by, any Governmental Authority, except (i) for such as have been or will be obtained or made and are in full force and effect, (ii) for filings and recordings in respect of the Liens created pursuant to the Security Documents, and (iii) as would not reasonably be expected to have a Material Adverse Effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Obligor, or any Subscription Document or any order of any Governmental Authority (including the Investment Company Act and the rules, regulations and orders issued by the SEC thereunder), (c) will not violate or result in a default in any material respect under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of the Borrower or any other Obligor, except in the case of clauses (b) and (c), as would not reasonably be expected to have a Material Adverse Effect.

3.04            Financial Condition; No Material Adverse Effect.

(a)            Financial Statements. The financial statements delivered to the Administrative Agent and the Lenders by the Borrower pursuant to Sections 5.01(a) and (b) present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of the end of and for the applicable period in accordance with GAAP, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes. As of the end of the period covered by the most recent financial statements referred to in this paragraph (a), none of the Borrower or any of its Subsidiaries has any material contingent liabilities, material liabilities for Taxes, material unusual forward or material long-term commitments which are not reflected in such financial statements.

(b)            No Material Adverse Effect. Since the Effective Date, there has not been any event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

3.05            Litigation. There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (a) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (b) that involve this Agreement or the Transactions.

3.06            Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Obligor is subject to any contract or other arrangement, the performance of which by such Obligor could reasonably be expected to result in a Material Adverse Effect.

3.07            Taxes. Each of the Borrower and its Subsidiaries has timely filed or has caused to be timely filed all material U.S. federal, state and local Tax returns that are required to be filed by it and all other material Tax returns that are required to be filed by it and has paid all material Taxes for which it is liable and any assessments made against it or any of its property and all other material Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, other than any material Taxes, fees or other charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any material Taxes and other governmental charges are adequate in accordance with GAAP. Neither the Borrower nor any of its Subsidiaries has given or been requested to give a waiver of the statute of limitations relating to the payment of any material U.S. federal, state, local and foreign Taxes or other impositions, and no Tax lien has been filed with respect to the Borrower or any of its Subsidiaries. There is no proposed Tax assessment against the Borrower or any of its Subsidiaries, and there is no basis for such assessment.

3.08            ERISA Compliance. (a) None of the Borrower, its Subsidiaries nor any ERISA Affiliate has established, maintains, contributes to, or has any liability (contingent or otherwise) with respect to, any Plan, which singularly or in the aggregate could reasonably be expected to result in a Material Adverse Effect; (b) no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect; (c) the underlying assets of each Obligor do not constitute Plan Assets; and (d) assuming the conditions of Section 8.11 are true and correct and that the Secured Parties act in accordance with the Loan Documents, none of the transactions contemplated under the Loan Documents constitutes a “non-exempt prohibited transaction” under Section 4975(c)(1) of the Code or Section 406(a) of ERISA that could subject Administrative Agent or any Lender to any Tax, penalty, damages or any other claim for relief under Section 4975 of the Code or ERISA.

3.09            Disclosure.

(a)            All written reports, financial statements, certificates and other written information (other than projected financial information, other forward-looking information, information relating to third parties, and information of a general economic or general industry nature) which has been made available to the Administrative Agent or any Lender by or on behalf of the Borrower or any of its Subsidiaries or their respective representatives in connection with the transactions contemplated by this Agreement or delivered under any Loan Document, taken as a whole, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein at the time made and taken as a whole (and after giving effect to all written updates provided by any Obligor to the Administrative Agent for delivery to the Lenders from time to time) not misleading in any material respect in light of the circumstances under which such statements were made;

(b)            All financial projections, pro forma financial information and other forward-looking information which has been delivered to the Administrative Agent or any Lender by or on behalf of the Borrower or any of its Subsidiaries or their respective representatives in connection with the transactions contemplated by this Agreement or delivered under any Loan Document are based upon good faith assumptions and, in the case of financial projections and pro forma financial information, good faith estimates, in each case, believed to be reasonable at the time made, it being recognized that (i) such financial information and other forward-looking information as they relate to future events are not to be viewed as fact and to the extent they relate to future events are subject to significant uncertainty and contingencies (many of which are beyond the control of the Borrower), and (ii) actual results during the period or periods covered by such projections, financial information and other forward-looking information (A) may materially differ from the projected results set forth therein, and (B) are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower, and that no assurance can be given that the projections will be realized; and

(c)            All information of a general economic nature (excluding the specific historical economic performance of the Borrower and its Subsidiaries and their respective Affiliates) or relating generally to the industry in which the Borrower and its Subsidiaries and their respective Affiliates operate made available to the Administrative Agent or any Lender by or on behalf of the Borrower are believed by the Borrower in good faith to be true and accurate in all material respects, but without independent investigation by the Borrower of the accuracy thereof.

3.10            Investment Company Act; Margin Regulations.

(a)            Status as Business Development Company. The Borrower is an “investment company” that has elected to be regulated as a “business development company” within the meaning of the Investment Company Act and intends to elect to be treated as a RIC commencing with taxable year ending December 31, 2023. Borrower is not a person of which the Administrative Agent or any Lender, or any “affiliated person” of the Administrative Agent or any Lender, is an “affiliated person” (as defined in Section 2(a)(3) of the Investment Company Act); is a person with respect to which the Administrative Agent or any Lender or any “affiliated person” of the Administrative Agent or any Lender, has acted in the capacity of “principal underwriter” or “promoter” (as those terms are defined in Investment Company Act Sections 2(a)(20) and (30)); or is an Indirect Fund. The Borrower is not subject to any statute, rule, regulation or organizational or offering document which prohibits or limits the incurrence of Indebtedness under the Loan Documents, except for the limitations set forth in the Investment Company Act, state securities laws to the extent applicable, the Governing Agreements and the Constituent Documents of the Borrower. Borrower has not issued any of its securities in violation of any Applicable Law.

(b)            Compliance with Investment Company Act. The business and other activities of the Borrower and its Subsidiaries (including, without limitation, entering into this Agreement and the borrowings made hereunder) do not result in a violation or breach of the provisions of the Investment Company Act or any rules, regulations or orders issued by the SEC thereunder, except where such breaches or violations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c)            Investment Policies. The Borrower and its Subsidiaries are in compliance in all material respects with the Investment Policies, as amended by Permitted Policy Amendments (if any).

(d)            Margin Stock. Neither the Borrower nor any of its Subsidiaries is engaged, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock. Following the application the proceeds of each Borrowing not more than 25% of the value of the assets of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis that are subject to any restrictions contained herein consists of Margin Stock. None of the Collateral consists of Margin Stock, and the Obligations are not “indirectly secured” (as such term is defined in 12 CFR §221.2) by Margin Stock, including pursuant to Section 9.05(h) with respect to any indebtedness held by any Lender or any Affiliate of a Lender.

3.11            Material Agreements and Liens.

(a)            Material Agreements. Schedule 3.11(a) is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness for borrowed money or any extension of credit (or commitment for any extension of credit) to, or guarantee by, any Obligor outstanding on the Effective Date, and, other than in the case of Hedging Agreement Obligations, the aggregate principal or face amount outstanding or that is, or may become, outstanding under each such arrangement, in each case on the Effective Date, is correctly described in Schedule 3.11(a).

(b)            Liens. Schedule 3.11(b) is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the Effective Date covering any property of any Obligor, and, other than in the case of Hedging Agreement Obligations, the aggregate principal amount of such Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien as of the Effective Date is correctly described in Schedule 3.11(b).

3.12            Subsidiaries and Investments.

(a)            Subsidiaries. Set forth in Schedule 3.12(a) is a complete and correct list of all of the Subsidiaries of the Borrower as of the Effective Date together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary, (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests and (iv) whether or not such Subsidiary is a SBIC Subsidiary, a Structured Subsidiary, an Immaterial Subsidiary, a CFC or a Transparent Subsidiary. Except as disclosed in Schedule 3.12(a), as of the Effective Date, (x) the Borrower owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Subsidiary shown to be held by it in Schedule 3.12(a), and (y) all of the issued and outstanding Capital Stock of each such Subsidiary organized as a corporation is validly issued, fully paid and nonassessable.

(b)            Investments. Set forth in Schedule 3.12(b) is a complete and correct list of all Investments (other than Investments of the types referred to in paragraphs (b), (c), (d) and (e) of Section 6.04) held by the Borrower or any of its Subsidiaries in any Person on the Effective Date and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Schedule 3.12(b), as of the Effective Date each of the Borrower and its Subsidiaries owns, free and clear of all Liens (other than Liens permitted pursuant to Section 6.02), all such Investments.

3.13            Properties.

(a)            Title Generally. Each of the Borrower and the other Obligors has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b)            Intellectual Property. Each of the Borrower and the other Obligors owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to their respective business, and the use thereof by the Borrower and such other Obligors does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

3.14            Solvency. On the Effective Date, and upon the incurrence of any extension of credit hereunder, on any date on which this representation and warranty is made the Borrower, on a consolidated basis, will be Solvent.

3.15            Security Documents.

(a)            The Guarantee and Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties (as defined in the Guarantee and Security Agreement), legal, valid and enforceable first priority Liens (subject to Permitted Liens) on, and security interests in, the Collateral (as defined in the Guarantee and Security Agreement) and, when (i) all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law and, as applicable, (ii) upon the taking of possession or control by the Collateral Agent of the Collateral with respect to which a security interest may be perfected by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Guarantee and Security Agreement), the Liens created by the Guarantee and Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors in the Collateral (other than such Collateral in which a security interest cannot be perfected under the Uniform Commercial Code as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.

(b)            Each Capital Call Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties (as defined in the Capital Call Security Agreement), legal, valid and enforceable first priority Liens on, and security interests in, the Collateral (as defined in such Capital Call Security Agreement) and, when (i) all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law and, as applicable, (ii) upon the taking of possession or control by the Collateral Agent of the Collateral with respect to which a security interest may be perfected by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Capital Call Security Agreement), the Liens created by the Capital Call Security Agreements shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors in the Collateral (other than such Collateral in which a security interest cannot be perfected under the Uniform Commercial Code as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.

3.16            Compliance with Sanctions. Neither the Borrower nor any of its Subsidiaries, nor any officer or director thereof, nor, to the knowledge of the Borrower, any Affiliate of the Borrower or any officer, employee, agent or director thereof, (a) is subject to, or subject of, sanctions administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), any other United States Governmental Authority, the European Union, His Majesty’s Treasury, the United Nations Security Council, or any other relevant sanctions authority (collectively, “Sanctions”), (b) included on OFAC’s list of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant sanctions authority; or (c) is located, has a place of business or is organized or resident in, or controlled by or under common control with, a country, territory or region that is, or whose government is, the subject of any Sanction. Furthermore, no part of the proceeds of a Loan will be used, directly or indirectly, by the Borrower or, to the knowledge of the Borrower, any Affiliate of the Borrower to finance or facilitate a transaction with a person the subject of Sanctions.

3.17            Anti-Money Laundering Program. The Borrower has implemented an anti-money laundering program to the extent required by the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism of 2001 (the “USA PATRIOT Act”), and the rules and regulations thereunder and maintains in effect and enforces policies and procedures designed to ensure compliance by the Borrower and its Subsidiaries and their respective directors, officers, employees and agents with applicable Sanctions.

3.18            Foreign Corrupt Practices Act. No Obligor nor any Affiliate of any Obligor and, to the Borrower’s knowledge, no director, officer, agent, employee, Affiliate or other Person associated with or acting on behalf of the Borrower or has: (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or to influence official action; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder (the “FCPA”); and each Obligor has conducted its businesses in compliance with the FCPA and have instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, compliance therewith. Furthermore, no part of the proceeds of a Loan will be used, directly or indirectly, by any Obligor or any Affiliate of an Obligor to finance or facilitate a transaction in violation of the FCPA.

3.19            Borrowing Base Certificate. The Borrowing Base Certificate most recently delivered to the Administrative Agent, as updated from time to time in accordance with the terms hereof, is true and correct in all material respects.

3.20            Capital Commitments and Contributions.

(a)            Each of the Investors are set forth on Schedule 3.20 (as supplemented pursuant to Section 5.01(k), Section 6.14(c) or (d) or as otherwise updated in a writing delivered to the Administrative Agent) and incorporated herein by reference. As of the Effective Date, the aggregate amount of Capital Commitments of the Investors is set forth on Schedule 3.20, and the aggregate Unfunded Capital Commitment that could be subject to a Capital Call is set forth on Schedule 3.20.

(b)            The aggregate amount of the Unfunded Capital Commitments of all Investors as of the date hereof is $62,543,744. The aggregate amount of the Unfunded Capital Commitments of all Borrowing Base Investors as of the date hereof is $62,129,344. There are no Capital Call Notices outstanding except as otherwise disclosed in writing to the Administrative Agent. To the Borrower’s knowledge, no Investor is in default under any Governing Agreement or its Subscription Documents. Prior to the date hereof, the Borrower has satisfied all conditions to its rights to make a Capital Call, including any and all conditions contained in its organizational documents or the Subscription Documents.

3.21            Investors Documents. Each Investor as of the Effective Date has executed a Subscription Agreement, a copy of which has been (or prior to its execution will be) provided to the Administrative Agent. Each Side Letter with respect to such Subscription Agreement has been provided to the Administrative Agent. Except as otherwise disclosed in writing to the Administrative Agent, for each Investor, the applicable Governing Agreement and its Subscription Documents set forth its entire agreement regarding its Capital Commitment. The Subscription Agreements, pursuant to which Investors have agreed (or will agree) to purchase shares of common stock of the Borrower, are substantially similar in all material respects to the form attached hereto as Exhibit F, except with respect to: (a) the amount of capital commitments made thereby, (b) changes in certain representations and warranties made by any Investor that relate to legal or regulatory facts unique to such Investor, (c) the responses to the “questionnaire” portions thereof and (d) other changes that have been clearly identified to the Administrative Agent via redline, highlighted copy or similar editing tool.

3.22            Organizational Structure. The structure of the Borrower and its Subsidiaries as of the Effective Date is accurately depicted on Schedule 3.22 hereto in all material respects. The Borrower has not formed any alternative investment vehicles, intermediate entities, feeder funds or parallel investment vehicles.

3.23            No Defenses. No Obligor has actual knowledge of any default or circumstance which with the passage of time and/or giving of notice would constitute an event of default by such Obligor under its organizational documents, any Subscription Document or any Credit Link Document, which would constitute a defense to the obligations of any Investor to make Capital Calls to the Borrower in accordance with its Subscription Documents, the applicable Governing Agreement or any Credit Link Document, and has no knowledge of any claims of offset or any other claims of any Investor against any Obligor which would or could diminish or adversely affect in any material respect the obligations of such Investor to make Capital Calls in accordance with its Subscription Documents, the applicable Governing Agreement or any Credit Link Document other than, in each case, that which has been disclosed in writing by such Obligor to the Administrative Agent.

3.24            No Withdrawals Without Approval. No Investor is permitted to withdraw its interest in an Obligor except in accordance with the terms of the applicable Governing Agreement or Subscription Agreement.

3.25            Investor Commitments. No Investor has (i) been excused or exempted from funding any Capital Call; (ii) requested or been asked to withdraw from the Borrower; (iii) been precluded from or requested exclusion from any Investment or type of Investment; or (iv) informed an Obligor of its intent to transfer its interest in the Borrower.

3.26            Investment Policies. The Borrower does not: (a) know of any default or circumstance that with the passage of time or giving of notice, could constitute a default under Borrower’s organizational documents that would constitute a defense to the obligations of the Investors to make Capital Calls to Borrower pursuant to a Capital Call Notice, in accordance with the Borrower’s organizational documents, or (b) has knowledge of any claims of offset or any other claims of the Investors against the Borrower or any other Obligor that would or could diminish or adversely affect the obligations of the Investors to make Capital Calls in accordance with the Borrower’s organizational documents. Neither the Borrower nor any Obligor has received written notice of any investment policy or organizational document of any Investor that would, based on the applicable Governing Agreement or applicable Subscription Documents with respect to such Investor, afford such Investor an excuse right pursuant to the applicable Governing Agreement or any Subscription Document with respect to a Capital Call.

3.27            Environmental Matters. Borrower (a) has not received any notice or other communication or otherwise learned of any Environmental Liability which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect arising in connection with: (i) any actual or alleged non-compliance with or violation of any Environmental Requirements by Borrower or any permit issued under any Environmental Law to Borrower; or (ii) the Release or threatened Release of any Hazardous Material into the environment; or (b) has no actual liability or, to the Borrower’s knowledge, threatened liability in connection with the Release or threatened Release of any Hazardous Material into the environment or any Environmental Requirements which could individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

3.28            Use of Proceeds. No proceeds of any Loan made hereunder have been used in contravention of Section 5.09 hereof.

3.29            Affected Financial Institutions. No Obligor is an Affected Financial Institution.

3.30            Beneficial Ownership Certification. As of the Effective Date, to the best knowledge of the Borrower, the information included in any Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

3.31            Structured Subsidiaries.

(a)            There are no agreements or other documents relating to any Structured Subsidiary binding upon the Borrower or any of its Subsidiaries (other than such Structured Subsidiary) other than as permitted under the definition thereof.

(b)            Neither the Borrower nor any other Obligor has Guaranteed the Indebtedness or other obligations in respect of any credit facility relating to the Structured Subsidiaries, other than pursuant to Standard Securitization Undertakings.

3.32            Sustainability-Related Information. All information about the Borrower’s sustainability initiatives or strategy, including, without limitation, the KPI Metrics and any targets with respect thereto, which have been or may be provided to the Administrative Agent, the Sustainability Structuring Agent or any Lender by or on behalf of it, or which have been or may be approved by it (collectively, including the Sustainability Certificate, the “Sustainability-Related Information”), is true and accurate in all material respects as of the date provided or approved and as of the date (if any) of which it is stated. These representations and warranties are deemed to be made by the Borrower daily by reference to the facts and circumstances then existing commencing on the Effective Date and continuing until this Agreement terminates; provided that any breach of this Section 3.32 shall not constitute a Default or Event of Default or otherwise result in the failure of any condition precedent to any advance.

Article IV.
CONDITIONS

4.01            Effective Date. The effectiveness of this Agreement and of the obligations of the Lenders to make Loans hereunder shall not become effective until completion of each of the following conditions precedent (unless a condition shall have been waived in accordance with Section 9.02) (such date, the “Effective Date”):

(a)            Documents. Administrative Agent shall have received each of the following documents, each of which shall be reasonably satisfactory to the Administrative Agent (and to the extent specified below to each Lender) in form and substance:

(i)            Executed Counterparts. From each party hereto either (1) a counterpart of this Agreement signed on behalf of such party or (2) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

(ii)            Guarantee and Security Agreement. The Guarantee and Security Agreement, duly executed and delivered by each of the parties to the Guarantee and Security Agreement.

(iii)            Capital Call Security Agreement. The Capital Call Security Agreements, duly executed and delivered by the Borrower.

(iv)            Custodian Agreement. The Custodian Agreement, duly executed and delivered by each of the parties to the Custodian Agreement.

(v)            Control Agreements. Account Control Agreements, in form and substance reasonably satisfactory to the Administrative Agent, over each Control Account.

(vi)            Fee Letter. A fee letter, in form and substance reasonably satisfactory to the Administrative Agent, setting forth fees payable by the Borrower to the Administrative Agent and Lenders on the Effective Date.

(vii)            Opinion of Counsel to the Borrower. A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Dechert LLP, counsel for the Obligors, in form and substance reasonably acceptable to the Administrative Agent and covering such matters as the Administrative Agent may reasonably request (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

(viii)            Corporate Documents of the Obligors. (v) Copies of the organizational documents of each Obligor, including the Governing Agreements, certified as of a recent date by the appropriate governmental official, if applicable, (w) signature and incumbency certificates of the officers of such Obligor executing the Loan Documents to which it is a party, (x) resolutions of the Board of Directors or Managing Member, as applicable, on behalf of each Obligor approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Effective Date, certified as of the Effective Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment, (y) a good standing certificate from the applicable Governmental Authority of each Obligor’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Effective Date, and (z) such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Obligors, and the authorization of the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(ix)            Officer’s Certificate. A certificate, dated the Effective Date and signed by the Board of Directors or a Financial Officer on behalf of the Borrower, confirming compliance with the conditions set forth in Sections 4.01(d), 4.01(e), and 4.01(j).

(x)            Borrowing Base Certificate. A Borrowing Base Certificate showing a calculation of the Borrowing Base as of a date not less than five days prior to the Effective Date (or such earlier date as agreed by the Administrative Agent).

(xi)            Investor Documents. From each Investor, a copy of such Investor’s duly executed Subscription Documents.

(xii)            ERISA Deliverables. With respect to each Obligor, an Operating Company Opinion from counsel to such Obligor, and each Obligor hereby requests that such counsel deliver such Operating Company Opinion; provided, however, if (A) an Obligor does not need to qualify as an Operating Company in order to avoid holding Plan Assets, and (B) it is reasonable for such Obligor to conclude that its underlying assets will not constitute Plan Assets throughout the entire contemplated term of this Agreement due to satisfaction of another exception to holding Plan Assets (other than the Operating Company exceptions), then such Obligor may deliver a No Plan Asset Certificate to Administrative Agent in lieu of providing an Operating Company Opinion.

(b)            Liens. The Administrative Agent shall have received results of a recent lien search in each relevant jurisdiction with respect to the Obligors, confirming the priority of the Liens in favor of the Collateral Agent created pursuant to the Security Documents and revealing no liens on any of the assets of any Obligor except for Liens permitted under Section 6.02 or Liens to be discharged on or prior to the Effective Date pursuant to documentation satisfactory to the Administrative Agent. Subject to Section 5.08(c)(ii), all Uniform Commercial Code financing statements, control agreements and other documents or instruments required to be filed or executed and delivered in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a first priority perfected (subject to Permitted Liens) security interest in the Collateral (to the extent that such a security interest may be perfected by filing, possession or control under the Uniform Commercial Code) have been duly authorized and each is in form appropriate for filing as is necessary, in the Administrative Agent’s sole discretion, to perfect the Collateral Agent’s security interest in the Collateral.

(c)            Financial Information. The Administrative Agent shall have received such financial statements and reports of the investment activity and other operations of the Borrower (if any) distributed to the Investors for the fiscal year ended December 31, 2023 and the fiscal quarter ended March 31, 2024. The Lenders hereby acknowledge receipt of the financial statements referred in this Section 4.01(c).

(d)            Consents. The Borrower shall have obtained and delivered to the Administrative Agent certified copies of all consents, approvals, authorizations, registrations, or filings (other than any filing required under the Exchange Act or the rules or regulations promulgated thereunder, including, without limitation, any filing required on Form 8-K) required to be made or obtained by the Borrower and all Obligors in connection with the Transactions, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired and no investigation or inquiry by any Governmental Authority regarding the Transactions or any transaction being financed with the proceeds of the Loans shall be ongoing.

(e)            No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments pending or threatened in any court or before any arbitrator or Governmental Authority that relates to the Transactions or that could have a Material Adverse Effect.

(f)            Solvency Certificate. On the Effective Date, the Administrative Agent shall have received a solvency certificate executed by the Board of Directors or a Financial Officer on behalf of the Borrower dated as of the Effective Date and addressed to the Administrative Agent and the Lenders, and in form, scope and substance reasonably satisfactory to Administrative Agent, with appropriate attachments and demonstrating that both before and after giving effect to the Transactions, (i) the Borrower will be Solvent on an unconsolidated basis and (ii) the Obligors will be Solvent on a consolidated basis.

(g)            Investment Policies. The Administrative Agent shall have received the Investment Policies as in effect on the Effective Date in form and substance reasonably satisfactory to the Administrative Agent. The Lenders hereby acknowledge receipt of the Investment Policies referenced in this Section 4.01(g).

(h)            Beneficial Ownership Regulation. The Administrative Agent shall have received, to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this paragraph (h) shall be deemed to be satisfied).

(i)            Fees and Expenses. The Borrower shall have paid in full to the Administrative Agent and the Lenders all fees and expenses related to this Agreement owing on the Effective Date under any Loan Document to the extent invoiced, including any up-front fee due to any Lender on the Effective Date.

(j)            Default. No Default or Event of Default shall have occurred and be continuing under this Agreement or under any Material Indebtedness immediately before and after giving effect to the Transactions, any incurrence of Indebtedness hereunder and the use of the proceeds hereof on a pro forma basis.

(k)            USA PATRIOT Act. The Administrative Agent and each Lender shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, as reasonably requested by the Administrative Agent and each Lender.

(l)            Payoff and Lien Release. A fully executed copy of a payoff letter, in form and substance reasonably acceptable to the Administrative Agent, evidencing repayment in full of the Borrower’s credit facility with Sumitomo Mitsui Banking Corporation and release of any Liens granted pursuant thereto.

(m)            Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent may reasonably request in form and substance satisfactory to the Administrative Agent.

The contemporaneous exchange and release of executed signature pages by each of the Persons contemplated to be a party hereto shall render this Agreement effective and any such exchange and release of such executed signature pages by all such persons shall constitute satisfaction or waiver (as applicable) of any condition precedent to such effectiveness set forth above.

4.02            Each Credit Event. The obligation of each Lender to make any Loan, including any such extension of credit on the Effective Date is additionally subject to the satisfaction of the following conditions:

(a)            the representations and warranties of the Obligors set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the date of such Loan, or, as to any such representation or warranty that refers to a specific date, as of such specific date;

(b)            at the time of and immediately after giving effect to such Loan, (i) no Borrowing Base Deficiency shall exist, (ii) no Default shall have occurred and be continuing and (iii) each of the terms or conditions to the making of Loans set forth in Section 2.01 or Section 2.02 shall be satisfied;

(c)            either (i) the aggregate Covered Debt Amount (after giving effect to such extension of credit) shall not exceed the Borrowing Base reflected on the Borrowing Base Certificate most recently delivered to the Administrative Agent or (ii) the Borrower shall have delivered an updated Borrowing Base Certificate demonstrating that the Covered Debt Amount (after giving effect to such extension of credit) shall not exceed the Borrowing Base after giving effect to such extension of credit as well as any concurrent acquisitions of Portfolio Investments by the Borrower or payment of outstanding Loans;

(d)            after giving effect to such extension of credit, the Borrower shall be in pro forma compliance with the covenants set forth in Section 6.07; and

(e)            the proposed date of such extension of credit shall take place during the Availability Period.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.

Article V.
AFFIRMATIVE COVENANTS

Until the Termination Date, the Borrower, as to itself and each of its Subsidiaries, and each Subsidiary Guarantor, as to itself and each of its Subsidiaries, covenants and agrees with the Lenders that:

5.01            Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent for distribution to each Lender:

(a)            within 90 days after the end of each fiscal year of the Borrower (with the consent of the Administrative Agent, such longer period permitted pursuant to any orders, declarations, laws, regulations or letters issued by the SEC or any other government or regulatory authority, not to exceed 120 days after the end of each fiscal year of the Borrower), (commencing with the fiscal year ending December 31, 2024), the audited consolidated statement of assets, liabilities and Partners’ Capital and the related consolidated statement of operations and statement of cash flows of the Borrower and its Subsidiaries, as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year (to the extent full fiscal year information is available), all reported on by an independent public accountant of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (which report shall be unqualified as to going concern and scope of audit and shall not contain any explanatory paragraph or paragraph of emphasis with respect to going concern; provided, that there shall be no violation of this Section if the report or opinion is subject to a “going concern” or other qualification solely as a result of the impending stated final maturity date under this Agreement);

(b)            within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (with the consent of the Administrative Agent, such longer period permitted pursuant to any orders, declarations, laws, regulations or letters issued by the SEC or any other government or regulatory authority, not to exceed 75 days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower), the consolidated statement of assets, liabilities and Partners’ Capital and the related consolidated statement of operations and statement of cash flows of the Borrower and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the statement of assets and liabilities, as of the end of) the corresponding period or periods of the previous fiscal year (to the extent such information is available for the previous fiscal year), all certified by the Board of Directors or a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)            concurrently with any delivery of financial statements under paragraphs (a) and (b) of this Section, a certificate of the Board of Directors or a Financial Officer of the Borrower (i) certifying as to whether the Borrower has knowledge that a Default has occurred during the most recent period covered by such financial statements (or has occurred and is continuing from a prior period) and, if a Default has occurred during such period (or has occurred and is continuing from a prior period), specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01, 6.02, 6.03, 6.04, 6.05 and 6.07 for the applicable period, (iii) stating whether any change in GAAP as applied by (or in the application of GAAP by) the Borrower has occurred since the Effective Date (but only if the Borrower has not previously reported such change to the Administrative Agent and if such change has had a material effect on the financial statements) and, if any such change has occurred (and has not been previously reported to the Administrative Agent), specifying the effect of such change on the financial statements accompanying such certificate, and (iv) attaching a list of Subsidiaries and Immaterial Subsidiaries as of the date of delivery of such certificate or a confirmation that there is no change in such information since the later of the Effective Date or the date of the last such list;

(d)            Borrowing Base Certificates, which shall be delivered:

(i)            as soon as available and in any event not later than twenty calendar days after the end of each monthly accounting period (ending on the last day of each calendar month) of the Borrower and its Subsidiaries, as of the last day of such accounting period, including an Excel schedule containing such additional information as shall have been mutually agreed with the Administrative Agent; provided, that any Borrowing Base Certificate delivered pursuant to this clause (i) shall also include a calculation of the Applicable Margin;

(ii)           upon and with each Borrowing Request to the extent (x) the Borrower does not include a representation therein that the Subscription Borrowing Base has not declined since the Subscription Borrowing Base reported in the Borrowing Base Certificate most recently delivered or (y) the amount of the requested Borrowing would result in the total Covered Debt Amount exceeding the Borrowing Base reported in the Borrowing Base Certificate most recently delivered;

(iii)          with respect only to the Subscription Borrowing Base, promptly (and in any event within three Business Days) following the issuance of any Capital Calls to the Investors together with copies of such Capital Calls in accordance with Section 5.14(c);

(iv)          with respect only to the Subscription Borrowing Base, promptly (and in any event within three Business Days) following the Borrower’s knowledge of any Exclusion Event or a Capital Event relating to any Borrowing Base Investor’s Capital Commitment;

(v)           with respect only to the Subscription Borrowing Base, promptly (and in any event within three Business Days) following any Transfer of any Borrowing Base Investor’s Capital Commitment;

(vi)          promptly (and in any event within three Business Days) following Borrower obtaining knowledge that there is a Borrowing Base Deficiency, a Borrowing Base Certificate, indicating the amount of the Borrowing Base Deficiency as of the date Borrower obtained knowledge thereof and as of the date of delivery of such Borrowing Base Certificate; and

(vii)         promptly (and in any event within three Business Days) following the Borrower obtaining knowledge that the Borrowing Base has decreased by more than 15% (other than as a result of the issuance of a Capital Call Notice covered under clause (iii) above), the Borrower shall give notice thereof and shall provide an updated a Borrowing Base Certificate as of such date;

(e)            concurrently with any delivery of financial statements under paragraphs (a) or (b) of this Section, a copy of the quarterly report of the investment activity and other operations of the Borrower (if any) distributed to the Investors during or in respect of the applicable fiscal quarter;

(f)            promptly upon receipt thereof copies of all qualified opinions, material deficiency reports and fraud analyses submitted to the management or board of directors of the Borrower by the Borrower’s independent public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Borrower or any of its Subsidiaries delivered by such accountants to the management or board of directors of the Borrower;

(g)            within 45 days after the last day of each fiscal quarter, all internal and external valuation reports relating to the Eligible Portfolio Investments (other than valuation reports delivered by an Approved Third-Party Appraiser Agent retained by the Administrative Agent pursuant to Section 5.12(b)(ii)(G) or Section 5.12(b)(ii)(J) (subject to the Administrative Agent entering into a non-reliance letter, confidentiality letter or similar agreement on market terms if requested or required by the Approved Third-Party Appraiser, it being understood that no Lender shall have the right to review any such report unless such Lender has also entered into such non-reliance letter, confidentiality letter or similar agreement)) and the underwriting memoranda for all Eligible Portfolio Investments included in such valuation reports, along with any other information relating to the Eligible Portfolio Investments as reasonably requested by the Administrative Agent or any Lender; provided that the underwriting memoranda for a particular Eligible Portfolio Investment of an Obligor shall only be required to be delivered within 30 days of the initial closing of such Eligible Portfolio Investment and at no other time;

(h)            to the extent not otherwise provided by the Custodian, within 30 days after the end of each month, updated copies of custody reports (including, to the extent available, an itemized list of each Portfolio Investment held in any Custodian Account or Control Account owned by the Borrower or any Subsidiary) with respect to any custodian account owned by the Borrower or any of its Subsidiaries;

(i)             within 45 days after the end of each fiscal quarter of the Borrower, a certificate of the Board of Directors or a Financial Officer of the Borrower certifying that attached thereto is a complete and correct description of all Portfolio Investments as of the date thereof, including, with respect to each such Portfolio Investment, the name of the Borrower or Subsidiary holding such Portfolio Investment and the name of the issuer of such Portfolio Investment;

(j)             promptly upon receipt thereof, copies of all significant written reports submitted to the management or Board of Directors of the Borrower by the Borrower’s independent public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Borrowers or any of its Subsidiaries delivered by such accountants to the management or Board of Directors of the Borrower;

(k)            concurrently with any Borrowing Base Certificate to be delivered under Section 5.01(d), an updated version of Schedule 3.20 setting forth (i) all Investors as of such date, (ii) the Capital Commitment of each Investor as of such date, (iii) the aggregate amount of Capital Commitments as of such date and (iv) the aggregate Unfunded Capital Commitment that could be subject to a Capital Call as of such date;

(l)             within five Business Days of the execution and effectiveness thereof, copies of the Subscription Agreement (and any related Side Letter) of any new Investor or written evidence of an increase in the Capital Commitment of any Investor;

(m)            promptly after the occurrence thereof, notice of any cancellation or termination of the Unfunded Capital Commitment of any Investor pursuant to the applicable Subscription Agreement or other applicable Governing Agreement;

(n)            promptly upon the receipt thereof, copies of all financial statements, reports and other material information and other material correspondence sent to or received by the Borrower from the Investors, including, without limitation, notices of default, notices relating to an Investor’s inability to make a Capital Contribution or a bankruptcy, reorganization or insolvency proceeding with respect to such Investors and any notice containing any reference to misconduct of any Obligor.

(o)           within two (2) Business Days of delivery to any Investor, copies of all other financial statements, appraisal reports, notices, and other matters at any time or from time to time prepared by the Borrower and furnished to the Investors, including, without limitation, any notice of default, notice of election or exercise of any rights or remedies under any Subscription Agreement, Side Letter or Governing Agreement, or any notices relating in any way to any Investor’s Capital Commitment, and any notice relating in any way to the misconduct of the Borrower or the Investment Advisor;

(p)           promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request;

(q)           as soon as available, but in any event within 120 days following the end of each calendar year (commencing with the calendar year ending December 31, 2024), the Borrower shall deliver to the Administrative Agent and the Lenders, in form and substance satisfactory to the Administrative Agent and the Required Lenders, a Sustainability Certificate for the most recently-ended Reference Year; provided, that, for any Reference Year the Borrower may elect not to deliver a Sustainability Certificate, and such election shall not constitute a Default or Event of Default (but such failure to so deliver a Sustainability Certificate by the end of such 120-day period shall result in the Sustainability Rate Adjustment and Sustainability Commitment Fee Adjustment being applied as set forth in Section 2.18(b)). In the event the Borrower’s fiscal year is changed to a non-calendar year fiscal year, upon prior written notice to the Administrative Agent and the Lenders, the Borrower may adjust the timing of delivery of the Sustainability Certificate at its election to be consistent with such change;

(r)            any change in the information provided in the Beneficial Ownership Certification delivered to a Lender that would result in a change to the list of beneficial owners identified in such certificate; and

(s)            information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

Notwithstanding anything in this Section 5.01 to the contrary, the Borrower shall be deemed to have satisfied the requirements of this Section 5.01 (other than certificates of the Board of Directors or a Financial Officer of the Borrower required to be delivered pursuant to this Section 5.01) if the reports, documents and other information of the type otherwise so required thereby (but without limitation of the certifications required) are publicly available when filed on EDGAR at the www.sec.gov website or any successor service provided by the SEC.

5.02            Notices of Material Events. Upon the Borrower becoming aware of any of the following, the Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)            the occurrence of any Default (provided that if such Default is subsequently cured within the time periods set forth herein, the failure to provide notice of such Default shall not itself result in an Event of Default hereunder);

(b)            the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)            the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(d)            that any Investor has violated or breached any material term of any Governing Agreement or Subscription Document or has become an Excluded Investor;

(e)            any decline in the Rating of any Borrowing Base Investor, or decline in the capital status of any Borrowing Base Investor that is a Bank Holding Company, whether or not such change results in an Exclusion Event upon obtaining knowledge or upon receipt of notice thereof;

(f)            the occurrence of an Exclusion Event;

(g)            the occurrence of a Liquidity Event or the Wind-Down Period (as defined in the Subscription Agreements) or the Board of Directors extending the Liquidity Event Deadline; and

(h)            any other development (excluding matters of a general economic, financial or political nature to the extent that they could not reasonably be expected to have a disproportionate effect on the Borrower) that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of the Board of Directors of the Borrower or a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

5.03            Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries (other than Immaterial Subsidiaries) to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

5.04            Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay their respective obligations, including tax liabilities and material contractual obligations, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

5.05            Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries (other than Immaterial Subsidiaries) to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar business, operating in the same or similar locations.

5.06            Books and Records; Inspection and Audit Rights.

(a)            Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep books of record and account in accordance with GAAP. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice to the Borrower, to (i) visit and inspect its properties, to examine and make extracts from its books and records, and (ii) discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that the Borrower or such Subsidiary shall be entitled to have its representatives and advisors present during any inspection of its books and records or meeting with its independent accountants; provided, further, that the Administrative Agent and the Lenders shall not conduct more than one such visit and inspection in any calendar year unless an Event of Default has occurred and is continuing at the time of any subsequent visits and inspections during such calendar year.

(b)            Audit Rights. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to conduct evaluations and appraisals of the Borrower’s computation of the Borrowing Base (and any components thereof) and the assets included in the Borrowing Base (and any components thereof including, for clarity, rights to make Capital Calls and related rights and audits of any Agency Accounts, funds transfers and custody procedures), all at such reasonable times and as often as reasonably requested; provided that the rights set forth in this paragraph shall be exclusive and not duplicative of the right of Administrative Agent to obtain appraisals pursuant to Section 5.12(b)(ii)(G). The Borrower shall pay the reasonable, documented fees and expenses of representatives retained by the Administrative Agent to conduct any such evaluation or appraisal; provided that the Borrower shall not be required to pay such fees and expenses for more than one such evaluation or appraisal during any calendar year unless an Event of Default has occurred and is continuing at the time of any subsequent evaluation or appraisal during such calendar year; provided, further, that the scope of the engagement of any representative engaged by the Administrative Agent pursuant to this sentence shall be consistent with agreed upon procedures between the Administrative Agent and the Borrower. The Borrower also agrees to modify or adjust the computation of the Borrowing Base and/or the assets included in the Borrowing Base, to the extent required by the Administrative Agent or the Required Lenders as a result of any such evaluation or appraisal indicating that such computation or inclusion of assets is not consistent with the terms of this Agreement, provided that if the Borrower demonstrates that such evaluation or appraisal is incorrect, the Borrower shall be permitted to re-adjust its computation of the Borrowing Base.

5.07            Compliance with Laws and Agreements. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, including the Investment Company Act (if applicable to such Person), Environmental Laws and orders of any Governmental Authority applicable to it (including rules, regulations and order issued by the SEC) or its property and all indentures, agreements and other instruments, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

5.08            Certain Obligations Respecting Subsidiaries; Further Assurances.

(a)            Subsidiary Guarantors.

(i)            In the event that (1) the Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary (other than a Financing Subsidiary, a CFC, an Immaterial Subsidiary or a Transparent Subsidiary), or any other Person shall become a “Subsidiary” within the meaning of the definition thereof (other than a Financing Subsidiary, a CFC, an Immaterial Subsidiary or a Transparent Subsidiary); (2) any SBIC Subsidiary shall no longer constitute a “SBIC Subsidiary” pursuant to the definition thereof (in which case such Person shall be deemed to be a “new” Subsidiary for purposes of this Section 5.08), (3) any Structured Subsidiary shall no longer constitute a “Structured Subsidiary” pursuant to the definition thereof (including, for the avoidance of doubt, if such Structured Subsidiary ceases to have, in full force and effect, financing provided by an unaffiliated third party) (in which case such Person shall be deemed to be a “new” Subsidiary for purposes of this Section 5.08), (4) any CFC shall no longer constitute a “CFC” pursuant to the definition thereof (in which case such Person shall be deemed a “new” Subsidiary for purposes of this Section 5.08), and (5) any Transparent Subsidiary shall no longer constitute a “Transparent Subsidiary” pursuant to the definition thereof (in which case such Person shall be deemed a “new” Subsidiary for purposes of this Section 5.08), the Borrower will, in each case, on or before thirty (30) days following such Person becoming a Subsidiary or such Financing Subsidiary or CFC, Transparent Subsidiary, as the case may be, no longer qualifying as such, cause such new Subsidiary or former Financing Subsidiary, former CFC or former Transparent Subsidiary, as the case may be, to become a “Subsidiary Guarantor” (and, thereby, an “Obligor”) under the Guarantee and Security Agreement pursuant to a Guarantee Assumption Agreement and to deliver such proof of corporate or other action, incumbency of officers, opinions of counsel and other documents as the Administrative Agent shall have reasonably requested.

(ii)            The Borrower acknowledges that the Administrative Agent and the Lenders have agreed to exclude each Structured Subsidiary, each SBIC Subsidiary, each CFC and each Transparent Subsidiary as an Obligor only for so long as such Person qualifies as a “Structured Subsidiary”, “SBIC Subsidiary”, “CFC” or “Transparent Subsidiary”, respectively, pursuant to the definition thereof, and thereafter such Person shall no longer constitute a “Structured Subsidiary”, “SBIC Subsidiary”, “CFC” or “Transparent Subsidiary”, respectively, for any purpose of this Agreement or any other Loan Document.

(b)            Ownership of Subsidiaries. The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a wholly owned Subsidiary (other than a joint venture Subsidiary); provided that the foregoing shall not prohibit any transaction permitted under Sections 6.03(a), (b), (c), (f) or (g), so long as after giving effect to such permitted transaction each of the remaining Subsidiaries is a wholly owned Subsidiary.

(c)            Further Assurances. The Borrower will, and will cause each of its Subsidiary Guarantors to, take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement. Without limiting the generality of the foregoing, the Borrower will, and will cause each of the Subsidiary Guarantors, to:

(i)            take such action from time to time (including filing appropriate Uniform Commercial Code financing statements and executing and delivering such assignments, security agreements and other instruments) as shall be reasonably requested by the Administrative Agent to create, in favor of the Collateral Agent for the benefit of the Lenders (and any Affiliate thereof that is a party to any Hedging Agreement entered into with the Borrower), pursuant to the Security Documents perfected security interests and Liens in the Collateral; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents;

(ii)            with respect to each deposit account or securities account of an Obligor or the Borrower (other than (A) any such accounts which hold solely money or financial assets of a Financing Subsidiary, (B) any payroll account so long as such payroll account is coded as such, (C) withholding tax and fiduciary accounts or any trust account maintained solely on behalf of a Portfolio Investment, (D) checking accounts of the Obligors that do not contain, at any one time, an aggregate balance in excess of $1,000,000, provided that Borrower will, and will cause each of its Subsidiary Guarantors to, use commercially reasonable efforts to obtain control agreements governing any such account in this clause (D), (E) any account in which the aggregate value of deposits therein, together with all other such accounts under this clause (E), does not at any time exceed $75,000, and (F) any account established to receive tax distributions from any Portfolio Investment (provided that all funds deposited in such account are promptly remitted to pay taxes of such Obligor; provided, further that to the extent such account described under this clause (F) ceases to be an Excluded Account as a result of such account receiving a distribution from a Portfolio Investment, the Borrower shall have 30 days from the date such account ceases to be an Excluded Account to either transfer the funds in such account to an account subject to an Account Control Agreement or to obtain an Account Control Agreement with respect to such account); provided that in the case of each of the foregoing clauses (A) through (F) (collectively, the “Excluded Accounts”), no other Person (other than the depository institution at which such account is maintained) shall have “control” over such account (within the meaning of the Uniform Commercial Code)), cause each bank or securities intermediary (within the meaning of the Uniform Commercial Code) to enter into such arrangements with the Collateral Agent as shall be appropriate in order that the Collateral Agent has “control” (within the meaning of the Uniform Commercial Code) over each such deposit account or securities account (each, a “Control Account”) and in connection therewith, the Borrower agrees, subject to Sections 5.08(c)(iv) below, to cause all Cash and other proceeds of Portfolio Investments (other than tax distributions) received by any Obligor to be immediately deposited into a Control Account (or otherwise delivered to, or registered in the name of, the Collateral Agent) or with respect to any Capital Contributions, to be paid directly into a Control Account, and, both prior to and following such deposit, delivery or registration such Cash and other proceeds shall be held in trust by the Borrower for and as the property of the Collateral Agent and shall not be commingled with any other funds or property of such Obligor or any other Person (including with any money or financial assets of the Borrower in its capacity as “agent” for any other Bank Loans subject to Section 5.08(c)(iv) below);

(iii)            Each Obligor may withdraw funds from its Control Account at any time or from time to time, so long as at the time of such withdrawal and after giving effect thereto no Cash Control Event has occurred and is continuing, unless, in the case of a Borrowing Base Deficiency or a Default under Section 7.01(a) or (b), the applicable Obligor has directed such withdrawn funds to be paid to Administrative Agent to pay any outstanding Obligations, in which case Administrative Agent may restrict withdrawals to be directed to such purpose, and may not deliver a notice exercising exclusive control under a control agreement unless a distinct Cash Control Event has occurred and is continuing, or results from a Default in making such payment of Obligations. Any withdrawal by an Obligor from its Control Account will be deemed a representation and warranty that no Cash Control Event exists at such time or would result from such withdrawal.

(iv)            in the event that any Obligor is acting as an agent or administrative agent under any loan documents with respect to any Bank Loan (or is acting in an analogous agency capacity under any note purchase agreements with respect to any Mezzanine Investment) and such Obligor does not hold all of the credit extended to the underlying borrower or issuer under the relevant underlying loan documents or note purchase agreements, ensure that (1) all funds held by such Obligor in such capacity as agent or administrative agent are segregated from all other funds of such Obligor and clearly identified as being held in an agency capacity (an “Agency Account”); (2) all amounts owing on account of such Bank Loan or Mezzanine Investment by the underlying borrower or other obligated party are remitted by such borrower or obligated party to either (A) such Agency Account or (B) directly to an account in the name of the underlying lender to whom such amounts are owed (for the avoidance of doubt, no funds representing amounts owing to more than one underlying lender may be remitted to any single account other than the Agency Account); and (3) within four Business Days after receipt of such funds, such Obligor acting in its capacity as agent or administrative agent shall distribute any such funds belonging to any Obligor to the Control Account (provided that if any distribution referred to in this paragraph (c) is not permitted by applicable bankruptcy law to be made within such four-Business Day period as a result of the bankruptcy of the underlying borrower, such Obligor shall use commercially reasonable efforts to obtain permission to make such distribution and shall make such distribution as soon as legally permitted to do so);

(v)            cause such Obligor to be party to the underlying loan documents as a “lender” having a direct interest (or a participation not acquired from an Affiliate) in such underlying loan documents and the extensions of credit thereunder, and cause all such underlying loan and other documents relating to any such Portfolio Investment (including, without limitation, any promissory notes that are owned by an Obligor) to be held by (x) the Collateral Agent or (y) the Custodian pursuant to the terms of a Custodian Agreement and, unless delivered to the Collateral Agent, such Bank Loan shall be credited to the Control Account; provided that Borrower’s obligation to deliver underlying documentation (other than promissory notes, which must be delivered in the original) may be satisfied by delivery of copies of such underlying documentation; provided, further, that solely in the case of Portfolio Investments in which the Collateral Agent has a first-priority perfected security interest pursuant to a valid Uniform Commercial Code filing: (a) the Borrower shall have up to 10 Business Days following Borrower’s receipt of such promissory note to deliver any original promissory note with respect to such Portfolio Investment to the Collateral Agent or Custodian; and (b) the Borrower shall have up to 20 Business Days to return, transfer, assign or exchange any promissory note with respect to a Portfolio Investment in order to have new or additional notes issued in connection with the syndication, sale, transfer, assignment or exchange of a portion of such Portfolio Investment;

(vi)            cause the Financing Subsidiaries to execute and deliver to the Administrative Agent such certificates and agreements, in form and substance reasonably satisfactory to the Administrative Agent, as it shall determine are necessary to confirm that such Financing Subsidiary qualifies or continues to qualify as an “Structured Subsidiary” or an “SBIC Subsidiary”, as applicable, pursuant to the definition thereof; and

(vii)            in the case of any Portfolio Investment held by any Financing Subsidiary, including any cash collection related thereto, ensure that such Portfolio Investment shall not be held in any Control Account, or any other account of any Obligor.

Notwithstanding anything to the contrary contained herein, if any instrument, promissory note, agreement, document or certificate held by the Custodian is destroyed or lost not as a result of any action of the Borrower, then any original of such instrument, promissory note, agreement, document or certificate shall be deemed held by the Custodian for all purposes hereunder, provided that, when the Borrower has actual knowledge of any such destroyed or lost instrument, promissory note, agreement, document or certificate, it uses all commercially reasonable efforts to obtain from the underlying borrower, and deliver to the Custodian, a replacement instrument, promissory note, agreement, document or certificate.

5.09            Use of Proceeds. The Borrower will use the proceeds of the Loans only for general corporate purposes of the Borrower and its Subsidiaries (other than the Financing Subsidiaries) in the ordinary course of business, including making distributions not prohibited by this Agreement, making payments on indebtedness of the Borrower and its Subsidiaries to the extent permitted under this Agreement and the acquisition and funding (either directly or through one or more wholly-owned Subsidiary Guarantors) of leveraged loans, mezzanine loans, high-yield Securities, convertible Securities, preferred stock, common stock and other Investments; provided that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds. No part of the proceeds of any Loan will be used in violation of applicable law or, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock. On the first day (if any) an Obligor acquires any Margin Stock or at any other time requested by the Administrative Agent or any Lender, the Borrower shall furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U. Margin Stock shall be purchased by the Obligors only with the proceeds of Indebtedness not directly or indirectly secured by Margin Stock (within the meaning of Regulation U), or with the proceeds of equity capital of the Borrower.

5.10            Status of RIC and BDC. The Borrower shall at all times maintain its status as (a) a “business development company” under the Investment Company Act and, (b) upon electing RIC treatment with respect to the taxable year ending December 31, 2023, a RIC under the Code. The Borrower shall remain an externally managed business development company and shall ensure that (x) the Management Agreement complies with all applicable regulatory requirements of the Investment Company Act and (y) the Investment Advisor maintain its registration under and compliance with the Investment Advisers Act of 1940.

5.11            Investment Policies. The Borrower shall at all times be in compliance in all material respects with its Investment Policies, as amended by Permitted Policy Amendments (if any).

5.12            Portfolio Valuation and Diversification, Etc.

(a)            Industry Classification Groups. For purposes of this Agreement, the Borrower shall assign each Eligible Portfolio Investment to an Industry Classification Group as reasonably determined by the Borrower and Administrative Agent. To the extent that the Borrower and Administrative Agent reasonably determines that any Eligible Portfolio Investment is not correlated with the risks of other Eligible Portfolio Investments in an Industry Classification Group, such Eligible Portfolio Investment may be assigned by the Borrower and Administrative Agent to the Industry Classification Group that is most closely correlated to such Eligible Portfolio Investment.

(b)            Portfolio Valuation Etc.

(i)            Settlement Date Basis. For purposes of this Agreement, all determinations of whether an investment is to be included as an Eligible Portfolio Investment shall be determined on a settlement-date basis (meaning that any investment that has been purchased will not be treated as an Eligible Portfolio Investment until such purchase has settled, and any Eligible Portfolio Investment which has been sold will not be excluded as an Eligible Portfolio Investment until such sale has settled), provided that no such Investment shall be included as an Eligible Portfolio Investment to the extent it has not been paid for in full.

(ii)            Determination of Values. The Borrower will conduct reviews of the value to be assigned to each of its Eligible Portfolio Investments as follows:

(A)            Quoted Investments External Review. With respect to Portfolio Investments (including Cash Equivalents) for which market quotations are readily available and are reflective of an active and orderly market (“Quoted Investments”), the Borrower shall, not less frequently than once each calendar week, determine the market value of such Quoted Investments which shall, in each case, be determined in accordance with one of the following methodologies as selected by the Borrower (each such value, an “External Quoted Value”):

(1)            in the case of public and 144A Securities, the average of the bid prices as determined by two Approved Dealers selected by the Borrower,

(2)            in the case of Bank Loans, the bid price as determined by one Approved Dealer selected by the Borrower or an Approved Pricing Service which makes reference to at least two Approved Dealers with respect to such Bank Loans,

(3)            in the case of any Quoted Investment traded on an exchange, the closing price for such Quoted Investment most recently posted on such exchange, and

(4)            in the case of any other Quoted Investment, the fair market value thereof as determined by an Approved Pricing Service.

(B)            Unquoted–Investments - External Review. With respect to Portfolio Investments for which market quotations are not readily available (“Unquoted Investments”), the Borrower shall request an Approved Third-Party Appraiser to assist the Borrower in determining the fair market value of such Unquoted Investments, as at the last day of each fiscal quarter (values determined in accordance with this subclause (B) are referred to as “Borrower External Unquoted Values”), provided that:

(1)            the Value of any such Unquoted Investment acquired during a fiscal quarter shall be deemed to be equal to the cost of such Unquoted Investment until such time as the fair market value of such Unquoted Investment is determined in accordance with the foregoing provisions of this subclause (B) as at the last day of such fiscal quarter; provided that with respect to any Unquoted Investment that is originated by the Borrower or any of its Affiliates and closes within 15 days prior to such valuation testing date (any such Unquoted Investment, a “Recently Acquired Asset”), the Borrower shall not be required to obtain such Value until the last day of the following fiscal quarter; and

(2)            notwithstanding the foregoing, the Borrower may, without the assistance of an Approved Third-Party Appraiser, determine the fair market value of such Unquoted Investment so long as the aggregate Value thereof so determined does not at any time exceed 5% of the aggregate Portfolio Leverage Borrowing Base (excluding any Recently Acquired Assets from such fiscal quarter), except that the fair market value of any Portfolio Investment that has been determined without the assistance of an Approved Third-Party Appraiser as at the last day of any fiscal quarter or Testing Quarter shall be deemed to be zero as at the last day of the immediately succeeding fiscal quarter (but effective upon the date upon which the Borrowing Base Certificate for such last day is required to be delivered hereunder) if an Approved Third-Party Appraiser has not assisted the Borrower in determining the fair market value of such Unquoted Investment, as at such date.

(C)            Internal Review. The Borrower shall conduct internal reviews to determine the value of all Portfolio Investments at least once each calendar week which shall take into account any events of which the Borrower has knowledge that adversely affect the value of any Portfolio Investment (each such value, an “Internal Value”). If the value of any Portfolio Investment as most recently determined by the Borrower pursuant to this Section 5.12(b)(ii)(C) is lower than the value of such Portfolio Investment as most recently determined pursuant to Sections 5.12(b)(ii)(A) and (B), such lower value shall be deemed to be the “Value” of such Portfolio Investment for purposes hereof.

(D)            Failure of Borrower to Determine Values. If the Borrower shall fail to determine the value of any Portfolio Investment as at any date pursuant to the requirements (but subject to the exclusions) of the foregoing subclauses (A), (B) or (C) then the “Value” of such Portfolio Investment for purposes of the Portfolio Leverage Borrowing Base as at such date shall be deemed to be zero.

(E)            Value of Quoted Investments. Subject to clauses (J) and (K) of this Section 5.12(b)(ii), the “Value” of each Quoted Investment for all purposes of this Agreement shall be the lowest of (x) the Internal Value of such Quoted Investment as most recently determined by the Borrower pursuant to Section 5.12(b)(ii)(C) and the External Quoted Value of such Quoted Investment as most recently determined pursuant to Section 5.12(b)(ii)(A) and (y) the par or face value of such Quoted Investment.

(F)            Value of Unquoted Investments. Subject to clauses (G), (J) and (K) of this Section 5.12(b)(ii),

(1)            if the Internal Value of any Unquoted Investment as most recently determined by the Borrower pursuant to Section 5.12(b)(ii)(C) falls below, or within, the range of the Borrower External Unquoted Value of such Unquoted Investment as most recently determined pursuant to Section 5.12(b)(ii)(B), then the “Value” of such Unquoted Investment for all purposes of this Agreement shall be deemed to be the lower of (i) the Internal Value and (ii) the par or face value of such Unquoted Investment;

(2)            if the Internal Value of any Unquoted Investment as most recently determined by the Borrower pursuant to Section 5.12(b)(ii)(C) falls above the range of the Borrower External Unquoted Value of such Unquoted Investment as most recently determined pursuant to Section 5.12(b)(ii)(B), then the “Value” of such Unquoted Investment for all purposes of this Agreement shall be deemed to be the lower of (i) the midpoint of the range of the Borrower External Unquoted Value and (ii) the par or face value of such Unquoted Investment, except that:

if an Unquoted Investment is either (1) a Recently Acquired Asset or (2) acquired during a fiscal quarter, the “Value” of such Unquoted Investment for such fiscal quarter shall be deemed to be equal to the lowest of (x) the Internal Value of such Unquoted Investment as determined by the Borrower pursuant to Section 5.12(b)(ii)(C) (if required), (y) the cost of such Unquoted Investment until such time as the Borrower External Unquoted Value of such Unquoted Investment is determined in accordance with Section 5.12(b)(ii)(B), and (z) the par or face value of such Unquoted Investment.

(G)            Testing of Values.

(1)            For the second calendar month immediately following the end of each fiscal quarter (commencing with the fiscal quarter ending June 30, 2024) (the last such fiscal quarter is referred to herein as the “Testing Quarter”), the Administrative Agent shall cause an Approved Third-Party Appraiser selected by the Administrative Agent to value such number of Unquoted Investments (selected by the Administrative Agent) that collectively have an aggregate Value approximately equal to the Calculation Amount. If there is a difference between the Borrower’s valuation and the Approved Third-Party Appraiser’s valuation of any Unquoted Investment, the Value of such Unquoted Investment for Portfolio Leverage Borrowing Base purposes shall be established as set forth in the third sentence of subclause (K) below.

(2)            For the avoidance of doubt, the valuation of any Approved Third-Party Appraiser selected by the Administrative Agent would not be as at, or delivered at, the end of any fiscal quarter. Any such valuation would be as at the end of the second month immediately following any fiscal quarter and would be reflected in the Borrowing Base Certificate (to the extent required under subclause (K) below) for such month (provided that such Approved Third-Party Appraiser delivers such valuation at least seven Business Days before the 20th day after the end of the applicable monthly accounting period and, if such valuation is delivered after such time, it shall be included in the Borrowing Base Certificate (to the extent required under subclause (K) below) for the following monthly period (if a more recent valuation from an Approved Third Party Appraiser has not been otherwise provided as at such date) and applied to the then applicable balance of the related Portfolio Investment). For illustrative purposes, if the given fiscal quarter is the first quarter ending on March 31, 2024, then (A) the Administrative Agent would initiate the testing of Values (using the March 31, 2024 Calculation Amount for purposes of determining the scope of the testing under subclause (E)(x)) during the month of May with the anticipation of receiving the valuations from the Approved Third-Party Appraiser(s) on or after May 31, 2024 and (B)(xx) if such valuations were received before the 7th Business Day before June 20, 2024, such valuations would be included in the Borrowing Base Certificate delivered by June 20, 2024 covering the month of May, or (yy) if such valuations were received after such time, they would be included in the Borrowing Base Certificate delivered by July 20, 2024 for the month of June.

For the avoidance of doubt, all calculations of value pursuant to this Section 5.12(b)(ii)(G) shall be determined without application of the Portfolio Leverage Advance Rates.

(H)            Failure of Administrative Agent to Determine Values. If the Administrative Agent shall fail to determine the value of any Portfolio Investment as at any date pursuant to subclause (G) as a result of any action, inaction or lack of cooperation of the Borrower or any of its Affiliates, then the “Value” of such Eligible Portfolio Investment for purposes of the Portfolio Leverage Borrowing Base shall be deemed to be zero.

(I)            Actions Upon a Borrowing Base Deficiency. If, based upon the weekly internal review in Section 5.12(b)(ii)(C), the Borrower determines that a Borrowing Base Deficiency exists, then the Borrower shall, promptly and in any event within three Business Days as provided in Section 5.01(d)(vi), deliver a Borrowing Base Certificate reflecting the new amount of the Borrowing Base and shall take the actions, and make the payments and prepayments (if any), all as more specifically set forth in Section 2.08(c).

(J)            Supplemental Testing of Values. Notwithstanding the foregoing, the Administrative Agent, individually or at the request of the Required Lenders, shall at any time have the right to request any Portfolio Investment to be independently tested by an Approved Third-Party Appraiser selected by the Administrative Agent at any time. There shall be no limit on the number of such appraisals requested by the Administrative Agent and the cost of such valuation shall be at the expense of the Borrower; provided that the Borrower’s obligation to reimburse valuation costs pursuant to this Section 5.12(b)(ii)(J) shall not exceed the Supplemental Cap unless an Event of Default shall have occurred and be continuing.

(K)            Valuation Dispute Resolution. If the difference between the Borrower’s valuation pursuant to Section 5.12(b)(ii)(F) and the valuation of any Approved Third-Party Appraiser retained by the Administrative Agent pursuant to Section 5.12(b)(ii)(G) or Section 5.12(b)(ii)(J) above is (1) less than 5% of the value thereof, then the Borrower’s valuation shall be used, (2) between 5% and 20% of the value thereof, then the valuation of such Portfolio Investment shall be the average of the value determined by the Borrower and the value determined by the Approved Third-Party Appraiser retained by the Administrative Agent, and (3) greater than 20% of the value thereof, then either (i) the value shall be the lesser of the two values or (ii) if the Borrower so elects, the Borrower and the Administrative Agent shall retain (at the Borrower’s sole cost and expense) an additional Approved Third-Party Appraiser and the value of such Portfolio Investment shall be the average of the three valuations (with the Administrative Agent’s Approved Third-Party Appraiser value to be used until the third value is obtained). For purposes of this Section 5.12(b)(ii)(K), if the valuation of any Approved Third-Party Appraiser retained by the Administrative Agent is a range, then Value shall be deemed the midpoint of the range. For the avoidance of doubt, such supplemental values shall be applicable only to and used only for determining value under this Agreement and shall not be deemed fair value of such asset under ASC Topic 820 for purposes of the Borrower’s financial statements, the Investment Company Act or otherwise.

(iii)            Generally Applicable Valuation Provisions.

(A)            The Approved Third-Party Appraiser shall apply a recognized valuation methodology that is commonly accepted in the Borrower’s industry for valuing Portfolio Investments of the type being valued and held by the Obligors. Other procedures relating to the valuation will be reasonably agreed upon by the Administrative Agent and the Borrower.

(B)            All valuations shall be on a settlement date basis. For the avoidance of doubt, the value of any Portfolio Investments determined in accordance with any provision of this Section 5.12 shall be the Value of such Portfolio Investment for purposes of this Agreement until a new Value for such Portfolio Investment is subsequently determined in good faith in accordance with this Section 5.12.

(C)            Subject to the last sentence of Section 9.03(a), the documented out-of-pocket costs of any valuation reasonably incurred by the Administrative Agent under this Section 5.12 shall be at the expense of the Borrower.

(D)            In addition, the values determined by the Approved Third-Party Appraiser shall be deemed to be “Information” hereunder and subject to Section 9.13 hereof.

(E)            The Administrative Agent shall provide a copy of the final results of any valuation received by the Administrative Agent and performed by the Approved Third-Party Appraiser to any Lender promptly upon such Lender’s request, except to the extent that such recipient has not executed and delivered a customary and reasonable non-reliance letter, confidentiality agreement or similar agreement requested or required by such Approved Third-Party Appraiser.

(F)            The foregoing valuation procedures shall only be required to be used for purposes of calculating the Portfolio Leverage Borrowing Base and shall not be required to be utilized by the Borrower for any other purpose, including, without limitation, the delivery of financial statements or valuations required under ASC Topic 820 or the Investment Company Act.

(G)            The Approved Third-Party Appraiser shall be instructed to conduct its tests in a manner not disruptive to the business of the Borrower. The Administrative Agent shall notify the Borrower of its receipt of the final results of any such test promptly upon its receipt thereof and shall provide a copy of such results and the related report to the Borrower promptly upon the Borrower’s request (subject to the Borrower entering into a non-reliance letter, confidentiality letter or similar agreement on market terms requested or required by the Approved Third-Party Appraiser and reasonably acceptable to the Borrower).

(c)            Investment Company Diversification Requirements. The Borrower (together with its Subsidiaries to the extent required by the Investment Company Act) will, at all times comply with the portfolio diversification and similar requirements set forth in the Investment Company Act applicable to business development companies. The Borrower will, at all times, subject to applicable grace periods set forth in the Code, comply with the portfolio diversification and similar requirements set forth in the Code applicable to RICs.

5.13            Calculation of Portfolio Leverage Borrowing Base. For purposes of this Agreement, the “Portfolio Leverage Borrowing Base” shall be determined, as at any date of determination, as the sum of the products obtained by multiplying (x) the Value of each Eligible Portfolio Investment by (y) the applicable Portfolio Leverage Advance Rate, expressed as a fraction; provided, that:

(a)            the Portfolio Leverage Advance Rate applicable to the aggregate Value of all Eligible Portfolio Investments in their entirety shall be 0% at any time when the Portfolio Leverage Borrowing Base is composed entirely of Eligible Portfolio Investments issued by fewer than 12 different issuers;

(b)            with respect to all Eligible Portfolio Investments issued by a single issuer, the Advance Rate applicable to the aggregate Value of all Eligible Portfolio Investments in their entirety that exceeds the applicable Tier 1 Threshold shall be 50% of the otherwise applicable Advance Rate;

(c)            with respect to all Eligible Portfolio Investments issued by a single issuer, the Advance Rate applicable to the aggregate Value of all Eligible Portfolio Investments in their entirety that exceeds the applicable Tier 2 Threshold shall be 0%;

(d)            the portion of the Portfolio Leverage Borrowing Base attributable to Eligible Portfolio Investments with a total debt to EBITDA ratio (based on trailing 12-month EBITDA) greater than 5.5x shall not exceed 15% of the Portfolio Leverage Borrowing Base and the Portfolio Leverage Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 15% of the Portfolio Leverage Borrowing Base;

(e)            if the Consolidated Asset Coverage Ratio is greater than or equal to 2.00x as measured against the most recent financial statements delivered in accordance with Sections 5.01(a) and 5.01(b), the portion of the Portfolio Leverage Borrowing Base attributable to Eligible Portfolio Investments in the Largest Industry Classification Group shall not exceed 25% of the Portfolio Leverage Borrowing Base and the Portfolio Leverage Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 25% of the Portfolio Leverage Borrowing Base;

(f)            if the Consolidated Asset Coverage Ratio is less than 2.00x but greater than or equal to 1.67x as measured against the most recent financial statements delivered in accordance with Sections 5.01(a) and 5.01(b), the portion of the Portfolio Leverage Borrowing Base attributable to Eligible Portfolio Investments in the Largest Industry Classification Group shall not exceed 20% of the Portfolio Leverage Borrowing Base and the Portfolio Leverage Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 20% of the Portfolio Leverage Borrowing Base;

(g)            if the Consolidated Asset Coverage Ratio is less than 1.67x as measured against the most recent financial statements delivered in accordance with Sections 5.01(a) and 5.01(b), the portion of the Portfolio Leverage Borrowing Base attributable to Eligible Portfolio Investments in the Largest Industry Classification Group shall not exceed 20% of the Portfolio Leverage Borrowing Base and the Portfolio Leverage Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 20% of the Portfolio Leverage Borrowing Base;

(h)            if the Consolidated Asset Coverage Ratio is greater than or equal to 2.00x as measured against the most recent financial statements delivered in accordance with Sections 5.01(a) and 5.01(b), the portion of the Portfolio Leverage Borrowing Base attributable to Eligible Portfolio Investments in the Second Largest Industry Classification Group shall not exceed 20% of the Portfolio Leverage Borrowing Base and the Portfolio Leverage Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 20% of the Portfolio Leverage Borrowing Base;

(i)            if the Consolidated Asset Coverage Ratio is less than 2.00x but greater than or equal to 1.67x as measured against the most recent financial statements delivered in accordance with Sections 5.01(a) and 5.01(b), the portion of the Portfolio Leverage Borrowing Base attributable to Eligible Portfolio Investments in the Second Largest Industry Classification Group shall not exceed 20% of the Portfolio Leverage Borrowing Base and the Portfolio Leverage Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 20% of the Portfolio Leverage Borrowing Base;

(j)            if the Consolidated Asset Coverage Ratio is less than 1.67x as measured against the most recent financial statements delivered in accordance with Sections 5.01(a) and 5.01(b), the portion of the Portfolio Leverage Borrowing Base attributable to Eligible Portfolio Investments in the Second Largest Industry Classification Group shall not exceed 15% of the Portfolio Leverage Borrowing Base and the Portfolio Leverage Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 15% of the Portfolio Leverage Borrowing Base;

(k)            if the Consolidated Asset Coverage Ratio is greater than or equal to 2.00x as measured against the most recent financial statements delivered in accordance with Sections 5.01(a) and 5.01(b), the portion of the Portfolio Leverage Borrowing Base attributable to Eligible Portfolio Investments in any single Industry Classification Group (other than the Largest Industry Classification Group and the Second Largest Industry Classification Group) shall not exceed 15% of the Portfolio Leverage Borrowing Base and the Portfolio Leverage Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 15% of the Portfolio Leverage Borrowing Base;

(l)            if the Consolidated Asset Coverage Ratio is less than 2.00x but greater than or equal to 1.67x as measured against the most recent financial statements delivered in accordance with Sections 5.01(a) and 5.01(b), the portion of the Portfolio Leverage Borrowing Base attributable to Eligible Portfolio Investments in any single Industry Classification Group (other than the Largest Industry Classification Group and the Second Largest Industry Classification Group) shall not exceed 15% of the Portfolio Leverage Borrowing Base and the Portfolio Leverage Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 15% of the Portfolio Leverage Borrowing Base;

(m)            if the Consolidated Asset Coverage Ratio is less than 1.67x as measured against the most recent financial statements delivered in accordance with Sections 5.01(a) and 5.01(b), the portion of the Portfolio Leverage Borrowing Base attributable to Eligible Portfolio Investments in any single Industry Classification Group (other than the Largest Industry Classification Group and the Second Largest Industry Classification Group) shall not exceed 15% of the Portfolio Leverage Borrowing Base and the Portfolio Leverage Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 15% of the Portfolio Leverage Borrowing Base;

(n)            the weighted average maturity of all Debt Eligible Portfolio Investments (based on the fair value of such Eligible Portfolio Investments to the extent included in the Portfolio Leverage Borrowing Base) shall not exceed 5 years, and the Portfolio Leverage Borrowing Base shall be reduced by removing Debt Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent necessary to cause the weighted average maturity of all Debt Eligible Portfolio Investments included in the Portfolio Leverage Borrowing Base to be no greater than 5 years (subject to all other constraints, limitations and restrictions set forth herein);

(o)            the portion of the Portfolio Leverage Borrowing Base attributable to Debt Eligible Portfolio Investments with a maturity greater than 7 years shall not exceed 15% of the Portfolio Leverage Borrowing Base and the Portfolio Leverage Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 15% of the Portfolio Leverage Borrowing Base;

(p)            the Weighted Average Leverage Ratio of all Indebtedness senior to or pari passu with (and including) the Obligor’s tranche (based on the fair value of Eligible Portfolio Investments to the extent included in the Borrowing Base) of all Eligible Portfolio Investments that represent indebtedness of the issuer shall not exceed 4.25x (provided that LTV Transactions may be excluded from such calculation), and the Portfolio Leverage Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such Weighted Average Leverage Ratio would otherwise exceed 4.25x.

(q)            if the Asset Coverage Ratio is less than 1.67x as measured against the most recent financial statements delivered in accordance with Sections 5.01(a) and 5.01(b), the portion of the Portfolio Leverage Borrowing Base attributable to PIK Obligations, Performing Covenant-Lite Loans, High Yield Securities and DIP Loans shall not exceed 5% of the Portfolio Leverage Borrowing Base and the Portfolio Leverage Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 5% of the Portfolio Leverage Borrowing Base;

(r)            if the Asset Coverage Ratio is less than 2.00x but greater than or equal to 1.67x as measured against the most recent financial statements delivered in accordance with Sections 5.01(a) and 5.01(b), the portion of the Portfolio Leverage Borrowing Base attributable to PIK Obligations, Performing Covenant-Lite Loans, High Yield Securities and DIP Loans shall not exceed 10% of the Portfolio Leverage Borrowing Base and the Portfolio Leverage Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 10% of the Portfolio Leverage Borrowing Base;

(s)            if the Asset Coverage Ratio is greater than or equal to 2.00x as measured against the most recent financial statements delivered in accordance with Sections 5.01(a) and 5.01(b), the portion of the Portfolio Leverage Borrowing Base attributable to PIK Obligations, Performing Covenant-Lite Loans, High Yield Securities and DIP Loans shall not exceed 15% of the Portfolio Leverage Borrowing Base and the Portfolio Leverage Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 15% of the Portfolio Leverage Borrowing Base;

(t)            if the Asset Coverage Ratio is less than 1.67x as measured against the most recent financial statements delivered in accordance with Sections 5.01(a) and 5.01(b), the portion of the Portfolio Leverage Borrowing Base attributable to Eligible Portfolio Investments that are Cash, Cash Equivalents, Long-Term U.S. Government Securities or Performing First Lien Bank Loans, must equal or exceed 70% of the Portfolio Leverage Borrowing Base and the Portfolio Leverage Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would not equal or exceed 70% of the Portfolio Leverage Borrowing Base;

(u)            if the Asset Coverage Ratio is less than 2.00x but greater than or equal to 1.67x as measured against the most recent financial statements delivered in accordance with Sections 5.01(a) and 5.01(b), the portion of the Portfolio Leverage Borrowing Base attributable to Eligible Portfolio Investments that are Cash, Cash Equivalents, Long-Term U.S. Government Securities or Performing First Lien Bank Loans, must equal or exceed 65% of the Portfolio Leverage Borrowing Base and the Portfolio Leverage Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would not equal or exceed 65% of the Portfolio Leverage Borrowing Base;

(v)            if the Asset Coverage Ratio is greater than or equal to 2.00x as measured against the most recent financial statements delivered in accordance with Sections 5.01(a) and 5.01(b), the portion of the Portfolio Leverage Borrowing Base attributable to Eligible Portfolio Investments that are Cash, Cash Equivalents, Long-Term U.S. Government Securities or Performing First Lien Bank Loans, must equal or exceed 60% of the Portfolio Leverage Borrowing Base and the Portfolio Leverage Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would not equal or exceed 60% of the Portfolio Leverage Borrowing Base;

(w)            the Weighted Average Fixed Coupon (after giving effect to any Hedging Agreement) shall not be less than the greater of (i) 8% and (ii) one-month Adjusted Term SOFR plus 4.5%, and the Portfolio Leverage Borrowing Base shall be reduced by removing Debt Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent necessary to cause the Weighted Average Fixed Coupon to be at least equal to the greater of (x) 8% and (y) one-month Adjusted Term SOFR plus 4.5% (subject to all other constraints, limitations and restrictions set forth herein); and

(x)            the Weighted Average Floating Spread (after giving effect to any Hedging Agreement) shall not be less than 4.5%, and the Portfolio Leverage Borrowing Base shall be reduced by removing Debt Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent necessary to cause the Weighted Average Floating Spread to be at least 4.5% (subject to all other constraints, limitations and restrictions set forth herein)~~.~~; and

(y)            the portion of the Portfolio Leverage Borrowing Base attributable to LTV Transactions shall not exceed 15% of the Portfolio Leverage Borrowing Base and the Portfolio Leverage Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 15% of the Portfolio Leverage Borrowing Base.

For the avoidance of doubt, no credit will be given in the Borrowing Base for (a) any (i) Equity or Capital Stock, (ii) warrants, options or other rights for the purchase or acquisition of Equity or Capital Stock or (iii) Securities convertible into or exchangeable for shares of Equity or Capital Stock, (b) any Structured Finance Obligation or (c) any Investment in a Person in which the Borrower or any of its Subsidiaries owns or controls more than 25% of the Equity Interests (such Investments as described in this clause (c), “Affiliate Investments”).

For all purposes of this Section 5.13, (i) all issuers of Eligible Portfolio Investments that are Affiliates of one another shall be treated as a single issuer (unless such issuers are Affiliates of one another solely because they are under the common Control of the same private equity sponsor or similar sponsor) and (ii) to the extent the Portfolio Leverage Borrowing Base is required to be reduced to comply with this Section 5.13, the Borrower shall be permitted to choose the Portfolio Investments, or portions of such, to be so removed to effect such reduction. In addition, as used herein, the following terms have the following meanings:

“Bank Loans” means debt obligations (including, without limitation, term loans, revolving loans, debtor-in-possession financings, the funded portion of revolving credit lines and letter of credit facilities and other similar loans and investments including interim loans, bridge loans and senior subordinated loans) that are generally provided under a syndicated loan or credit facility or pursuant to any loan agreement or other similar credit facility, whether or not syndicated.

“Capital Stock” has the meaning assigned to such term in Section 1.01 of the Credit Agreement.

“Cash” has the meaning assigned to such term in Section 1.01 of the Credit Agreement.

“Cash Equivalents” has the meaning assigned to such term in Section 1.01 of the Credit Agreement.

“Covenant-Lite Loan” means a Bank Loan that does not require the borrower thereunder to comply with any financial covenants (including without limitation any covenant relating to a borrowing base, asset valuation or similar asset-based requirement) (regardless of whether compliance with one or more incurrence covenants is otherwise required by such Bank Loan).

“Debt Eligible Portfolio Investment” means an Eligible Portfolio Investment which is an Investment in Indebtedness.

“Defaulted Obligation” means any Investment in Indebtedness (i) as to which, (x) a default as to the payment of principal and/or interest has occurred and is continuing for a period of thirty two (32) consecutive days with respect to such Indebtedness (without regard to any grace period applicable thereto, or waiver thereof) or (y) a default not set forth in clause (x) has occurred and the holders of such Indebtedness have accelerated all or a portion of the principal amount thereof as a result of such default; (ii) as to which a default as to the payment of principal and/or interest has occurred and is continuing on another material debt obligation of the Portfolio Company under such Indebtedness which is senior or pari passu in right of payment to such Indebtedness for a period of the lesser of (A) the applicable grace period or (B) five consecutive days with respect to such Indebtedness (without regard to any grace period applicable thereto or waiver thereof); (iii) as to which the Portfolio Company under such Indebtedness or others have instituted proceedings to have such Portfolio Company adjudicated bankrupt or insolvent or placed into receivership and such proceedings have not been stayed or dismissed or such Portfolio Company has filed for protection under Chapter 11 of the Bankruptcy Code or any similar foreign proceeding (unless, in the case of clause (ii) or (iii), such debt is a DIP Loan, in which case it shall not be deemed to be a Defaulted Obligation under such clause); (iv) as to which a default rate of interest has been and continues to be charged for more than 120 consecutive days, or foreclosure on collateral for such debt has been commenced and is being pursued by or on behalf of the holders thereof; or (v) as to which the Borrower has delivered written notice to the Portfolio Company declaring such Indebtedness in default or as to which the Borrower otherwise exercises significant remedies following a default.

“DIP Loan” means any loan (whether revolving or term) originated after the commencement of a case under Chapter 11 of the Bankruptcy Code by the Portfolio Company, which is a debtor-in-possession as described in Section 1107 of the Bankruptcy Code or a debtor as defined in Section 101(13) of the Bankruptcy Code in such case (a “Debtor”) organized under the laws of the United States or any state therein and domiciled in the United States, which loan satisfies the following criteria: (a) the DIP Loan is duly authorized by a final order of the applicable bankruptcy court or federal district court under the provisions of subsection (b), (c) or (d) of 11 U.S.C. Section 364; (b) the Debtor’s bankruptcy case is still pending as a case under the provisions of Chapter 11 of Title 11 of the Bankruptcy Code and has not been dismissed or converted to a case under the provisions of Chapter 7 of Title 11 of the Bankruptcy Code; (c) the Debtor’s obligations under such loan have not been (i) disallowed, in whole or in part, or (ii) subordinated, in whole or in part, to the claims or interests of any other Person under the provisions of 11 U.S.C. Section 510; (d) the DIP Loan is secured and the Liens granted by the applicable bankruptcy court or federal district court in relation to the Loan have not been subordinated or junior to, or pari passu with, in whole or in part, to the Liens of any other lender under the provisions of 11 U.S.C. Section 364(d) or otherwise; (e) the Debtor is not in default on its obligations under the loan; (f) neither the Debtor nor any party in interest has filed a Chapter 11 plan with the applicable federal bankruptcy or district court that, upon confirmation, would (i) disallow or subordinate the loan, in whole or in part, (ii) subordinate, in whole or in part, any Lien granted in connection with such loan, (iii) fail to provide for the repayment, in full and in Cash, of the loan upon the effective date of such plan or (iv) otherwise impair, in any manner, the claim evidenced by the loan; (g) the DIP Loan is documented in a form that is commercially reasonable; (h) the DIP Loan shall not provide for more than 50% (or a higher percentage with the consent of the Required Lenders) of the proceeds of such loan to be used to repay prepetition obligations owing to all or some of the same lender(s) in a “roll-up” or similar transaction; (i) no portion of the DIP Loan is payable in consideration other than Cash; and (j) no portion of the DIP Loan has been credit bid under Section 363(k) of the Bankruptcy Code or otherwise. For the purposes of this definition, an order is a “final order” if the applicable period for filing a motion to reconsider or notice of appeal in respect of a permanent order authorizing the Debtor to obtain credit has lapsed and no such motion or notice has been filed with the applicable bankruptcy court or federal district court or the clerk thereof.

“EBITDA” means the consolidated net income of the applicable Person (excluding extraordinary gains and extraordinary losses (to the extent excluded in the definition of “EBITDA” in the relevant agreement relating to the applicable Eligible Portfolio Investment)) for the relevant period plus the following to the extent deducted in calculating such consolidated net income: (i) consolidated interest charges for such period; (ii) the provision for Federal, state, local and foreign income taxes payable for such period; (iii) depreciation and amortization expense for such period; and (iv) such other adjustments included in the definition of “EBITDA” (or similar defined term used for the purposes contemplated herein) in the relevant agreement relating to the applicable Eligible Portfolio Investment, provided, that such adjustments are usual and customary and substantially comparable to market terms for substantially similar debt of other similarly situated borrowers at the time such relevant agreements are entered into as reasonably determined in good faith by the Borrower.

“Enterprise Value” shall be the value as of any given date as determined by the Approved Third Party Appraiser in its most recent valuation report provided in connection with such Portfolio Investment, except that (a) prior to the delivery of the first valuation report of the approved third party appraiser to be delivered after the Borrower’s acquisition of such Portfolio Investment (or if no such valuation report is delivered with respect to such Portfolio Investment), and/or (b) for Quoted Investments, the enterprise value of such Portfolio Company may be imputed by the Borrower in a commercially reasonable manner.

“First Lien Bank Loan” means a Bank Loan that is entitled to the benefit of a first lien and first priority perfected security interest on all or substantially all of the assets of the respective borrower and guarantors obligated in respect thereof, and which has the most senior pre-petition priority in any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings; provided, however, that, in the case of accounts receivable and inventory (and the proceeds thereof), such lien and security interest may be second in priority to a Permitted Prior Working Capital Lien; and further provided that any portion of such a Bank Loan which has a total debt to EBITDA ratio above 4.50x will receive a Portfolio Leverage Advance Rate equal to the applicable Portfolio Leverage Advance Rate for a Second Lien Bank Loan; provided, further that, any portion of such a Bank Loan which has a debt to EBITDA ratio above 6.00x will receive a Portfolio Leverage Advance Rate equal to the applicable Portfolio Leverage Advance Rate for a Mezzanine Investment. For the avoidance of doubt, in no event shall a First Lien Bank Loan include a Last Out Loan.

“Fixed Rate Portfolio Investment” means a Debt Eligible Portfolio Investment that bears interest at a fixed rate.

“Floating Rate Portfolio Investment” means a Debt Eligible Portfolio Investment that bears interest at a floating rate.

“High Yield Securities” means debt Securities, in each case (a) issued by public or private issuers, (b) issued pursuant to an effective registration statement or pursuant to Rule 144A under the Securities Act (or any successor provision there under) and (c) that are not Cash Equivalents, Mezzanine Investments (described under clause (i) of the definition thereof) or Bank Loans.

“Last Out Loan” shall mean, with respect to any Bank Loan that is a term loan structured in a first out tranche and a last out tranche (with the first out tranche entitled to a lower interest rate but priority with respect to payments), that portion of such Bank Loan that is the last out tranche; provided that:

(a)            such last out tranche is entitled (along with the first out tranche) to the benefit of a first lien and first priority perfected security interest on all or substantially all of the assets of the respective borrower and guarantors obligated in respect thereof, and which has the most senior pre-petition priority in any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings;

(b)            the ratio of (x) the amount of the first out tranche to (y) EBITDA of the underlying obligor does not at any time exceed 2.00x; provided that, any portion of such a Last Out Loan which has a debt to EBITDA ratio above 6.00x will receive a Portfolio Leverage Advance Rate equal to the applicable Portfolio Leverage Advance Rate for a Mezzanine Investment;

(c)            such last out tranche (i) gives the holders of such last out tranche full enforcement rights during the existence of an event of default (subject to customary exceptions, including standstill periods and if the holders of the first out tranche have previously exercised enforcement rights), (ii) shall have the same maturity date as the first out tranche, (iii) is entitled to the same representations, covenants and events of default as the holders of the first out tranche (subject to customary exceptions), and (iv) provides the holders of such last out tranche with customary protections (including, without limitation, consent rights with respect to (1) any increase of the principal balance of the first out tranche by more than 15%, (2) any increase of the margins (other than as a result of the imposition of default interest) applicable to the interest rates with respect to the first out tranche by more than an additional 3.0%, (3) any reduction of the final maturity of the first out tranche, and (4) amending or waiving any provision in the underlying loan documents that is specific to the holders of such last out tranche); and

(d)            such first out tranche is not subject to multiple drawings (unless, at the time of such drawing and after giving effect thereto, the ratio referenced in clause (b) above is not exceeded).

“Long-Term U.S. Government Securities” means U.S. Government Securities maturing more than three months from the applicable date of determination.

“LTV Transaction” means any transaction that (i) does not include a financial covenant based on debt to EBITDA, debt to EBIT or a similar multiple of debt to operating cash flow, (ii) would customarily be deemed to be an asset-based or reserve-based transaction, and (iii) is designated as an LTV Transaction by the Borrower ~~at the time of the initial investment.~~in the first Borrowing Base Certificate required to be delivered hereunder after such investment is made; provided that, for the avoidance of doubt, (a) no LTV Transaction will be an Eligible Portfolio Investment until such Borrowing Base is so delivered and (b) annualized recurring revenue transactions and recurring revenue transactions shall not be included as LTV Transactions.

“Mezzanine Investments” means (i) debt Securities (including convertible debt Securities (other than the “in-the-money” equity component thereof)) (a) issued by public or private Portfolio Companies, (b) issued without registration under the Securities Act, (c) not issued pursuant to Rule 144A under the Securities Act (or any successor provision thereunder), (d) that are not Cash Equivalents and (e) contractually subordinated in right of payment to other debt of the same Portfolio Company and (ii) a Bank Loan (including a DIP Loan) that is not a First Lien Bank Loan, a Second Lien Bank Loan, a Covenant Lite Loan, a High Yield Security or a Last Out Loan.

“Obligors’ Net Capital” means the sum of (x) Obligors’ Net Worth (less the Borrower’s Equity Interests in any Financing Subsidiary) and (y) Unfunded Capital Commitments; provided that, for the purposes of this definition, Unfunded Capital Commitments shall not include any Unfunded Capital Commitments of any Excluded Investor.

“Performing” means with respect to any Eligible Portfolio Investment, (i) such Eligible Portfolio Investment is not a Defaulted Obligation, (ii) other than with respect to DIP Loans, does not represent debt of an issuer that has issued a Defaulted Obligation, and (iii) such Eligible Portfolio Investment has not been placed on non-accrual status as disclosed in the Borrower’s most recent financial statements delivered in accordance with Sections 5.01(a) and 5.01(b) or investor reporting or classified as such pursuant to any internal processes.

“Performing Covenant-Lite Loans” means Covenant Lite Loans that (a) are not PIK Obligations and (b) are Performing.

“Performing DIP Loans” means DIP Loans that are Performing.

“Performing First Lien Bank Loans” means First Lien Bank Loans that (a) are not PIK Obligations or Covenant-Lite Loans and (b) are Performing.

“Performing Last Out Loans” means Last Out Loans that (a) are not PIK Obligations or Covenant-Lite Loans and (b) are Performing.

“Performing Mezzanine Investments” means Mezzanine Investments that (a) are not PIK Obligations and (b) are Performing.

“Performing PIK Obligations” means PIK Obligations that are Performing.

“Performing Second Lien Bank Loans” means Second Lien Bank Loans that (a) are not PIK Obligations or Covenant-Lite Loans and (b) are Performing.

“Performing Secured High Yield Securities” means Secured High Yield Securities that (a) are not PIK Obligations and (b) are Performing.

“Performing Unsecured High Yield Securities” means Unsecured High Yield Securities that (a) are not PIK Obligations and (b) are Performing.

“Permitted Prior Working Capital Lien” with respect to a Portfolio Company that is a borrower under a Bank Loan, a security interest to secure a working capital facility for such Portfolio Company in the accounts receivable and/or inventory (and the proceeds thereof) of such Portfolio Company and any of its subsidiaries that are guarantors of such working capital facility; provided that (i) such Bank Loan has a second priority lien on such accounts receivable and/or inventory, (ii) such working capital facility is not secured by any other assets (other than a second priority lien, subject to the first priority lien of the Bank Loan, on any other assets) and does not benefit from any standstill rights or other agreements (other than customary rights) with respect to any other assets and (iii) the maximum principal amount of such working capital facility is not at any time greater than 15% of the aggregate Enterprise Value of the Portfolio Company).

“PIK Obligation” is an obligation that provides that any portion of the interest accrued for a specified period of time or until the maturity thereof is, or at the option of the obligor may be, added to the principal balance of such obligation or otherwise deferred and accrued rather than being paid in Cash, provided that any such obligation shall not constitute a PIK Obligation if it (i) is a fixed rate obligation and requires payment of interest in Cash on an at least semi-annual basis at a rate of not less than 8% per annum or (ii) is not a fixed rate obligation and requires payment of interest in Cash on an at least semi-annual basis at a rate of not less than 4.5% per annum in excess of the applicable index.

“Portfolio Leverage Advance Rate” means, as to any Eligible Portfolio Investment and subject to adjustment as provided above, the following percentages with respect to such Eligible Portfolio Investment based on the Consolidated Asset Coverage Ratio as measured against the most recent financial statements delivered in accordance with Sections 5.01(a) and 5.01(b):

	If the Consolidated Asset Coverage Ratio is greater than or equal to 2.00x		If the Consolidated Asset Coverage Ratio is less than to 2.00x but greater than or equal to 1.67x		If the Consolidated Asset Coverage Ratio is less than 1.67x
Eligible Portfolio Investment	Unquoted	Quoted	Unquoted	Quoted	Unquoted	Quoted
Cash and Cash Equivalents (including Short Term U.S. Government Securities)	n/a	100%	n/a	100%	n/a	100%
Long-Term U.S. Government Securities	n/a	85%	n/a	85%	n/a	85%
Performing First Lien Bank Loans	65%	70%	65%	70%	65%	70%
Performing Last Out Loans	55%	65%	50%	60%	45%	55%
Performing Second Lien Bank Loans and Last Out Loans	50%	60%	45%	55%	40%	50%
Performing Secured and Unsecured High Yield Securities	45%	55%	40%	50%	35%	45%
Performing Mezzanine Investments and Performing Covenant-Lite Loans	40%	50%	35%	45%	30%	40%
Performing PIK Obligations and Performing DIP Loans	35%	40%	30%	35%	25%	30%
Equity, including Capital Stock and Preferred Equity	0%	0%	0%	0%	0%	0%
Affiliate Investments	0%	0%	0%	0%	0%	0%

For the avoidance of doubt, (i) no asset shall be included in the Portfolio Leverage Borrowing Base in duplicate categories such that it would be counted toward the Portfolio Leverage Borrowing Base more than once, and (ii) the above categories are intended to be indicative of the traditional investment types in a fully capitalized issuer. All determinations of whether a particular Portfolio Investment belongs to one category or another shall be made by the Borrower on a consistent basis with the foregoing. For example, a secured bank loan at a holding company, the only assets of which are the shares of a fully capitalized operating company, may constitute Mezzanine Investments but would not ordinarily constitute a First Lien Bank Loan.

“Restructured Investment” means, as of any date of determination, (a) any Portfolio Investment that has been a Defaulted Obligation within the past six months, or (b) any Portfolio Investment that has in the past six months been on Cash non-accrual, or (c) any Portfolio Investment that has in the past six months been amended or subject to a deferral or waiver if both (i) the effect of such amendment, deferral or waiver is either, among other things, to (1) change the amount of previously required scheduled debt amortization (other than by reason of repayment thereof) or (2) extend the tenor of previously required scheduled debt amortization, in each case such that the remaining weighted average life of such Portfolio Investment is extended by more than 20% and (ii) the reason for such amendment, deferral or waiver is related to the deterioration of the credit profile of the underlying borrower such that, in the absence of such amendment, deferral or waiver, it is reasonably expected by the Borrower that such underlying borrower either (x) will not be able to make any such previously required scheduled debt amortization payment or (y) is anticipated to incur a breach of a material financial covenant. A Performing DIP Loan shall not be deemed to be a Restructured Investment. An “exit” financing for an obligor that emerges from a case under Chapter 11 of the Bankruptcy Code in accordance with a Chapter 11 plan that has been duly confirmed by the federal bankruptcy court exercising jurisdiction over the obligor pursuant to a final non-appealable order and such “exit” financing has been duly approved by a final non-appealable order of the federal bankruptcy court exercising jurisdiction over the obligor in connection with the confirmed Chapter 11 plan of the obligors shall not be deemed to be a Restructured Investment, so long as such “exit” financing is a new facility.

“Second Lien Bank Loan” means a Bank Loan (other than a First Lien Bank Loan and a Last Out Loan) that is entitled to the benefit of a first and/or second lien and first and/or second priority perfected security interest on all or a substantial portion of the assets of the respective borrower and guarantors obligated in respect thereof; provided, that any portion of such a Bank Loan that has a debt to EBITDA ratio in excess of 6.00x will receive a Portfolio Leverage Advance Rate equal to the applicable Portfolio Leverage Advance Rate for a Mezzanine Investment.

“Secured High Yield Securities” means High Yield Securities that are entitled to the benefit of a first and/or second lien and first and/or second priority perfected security interest on all or substantially all of the assets of the respective borrower and guarantors obligated in respect thereof.

“Securities” means common and preferred stock, units and participations, member interests in limited liability companies, partnership interests in partnerships, notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, including debt instruments of public and private issuers and tax-exempt Securities (including warrants, rights, put and call options and other options relating thereto, representing rights, or any combination thereof) and other property or interests commonly regarded as securities or any form of interest or participation therein, but not including Bank Loans.

“Securities Act” means the United States Securities Act of 1933.

“Short-Term U.S. Government Securities” means U.S. Government Securities maturing within three months of the applicable date of determination.

“Spread” means, with respect to Floating Rate Portfolio Investments, the Cash interest spread of such Floating Rate Portfolio Investment over the applicable SOFR-based rate; provided, that, in the case of any Floating Rate Portfolio Investment that does not bear interest by reference to the applicable SOFR-based rate, “Spread” shall mean the Cash interest spread of such Floating Rate Portfolio Investment over Term SOFR in effect as of the date of determination for deposits in U.S. dollars for a period of three months.

“Structured Finance Obligations” means any obligation issued by a special purpose vehicle (or any similar obligor in the principal business of offering, originating, or financing, or warehousing, pools of receivables or other financial assets) and secured directly by, referenced to, or representing ownership of, or investment in, a pool of receivables or other financial assets of any obligor, including collateralized loan obligations, collateralized debt obligations and mortgage-backed Securities, or any finance lease. For the avoidance of doubt, if an obligation satisfies this definition of “Structured Finance Obligation”, such obligation shall (a) not qualify as any other category of Portfolio Investment and (b) not be included in the Portfolio Leverage Borrowing Base.

“Supplemental Cap” has the meaning assigned to such term in Section 9.03(a).

“Tier 1 Threshold” means (a) if the Consolidated Asset Coverage Ratio is less than 1.67x, 4% of the aggregate value of all Eligible Portfolio Investments in their entirety, (b) if the Consolidated Asset Coverage Ratio is greater than or equal to 1.67x but less than 2.00x, 5% of the aggregate value of all Eligible Portfolio Investments in their entirety, and (c) if the Consolidated Asset Coverage Ratio is greater than or equal to 2.00x, 6% of the aggregate value of all Eligible Portfolio Investments in their entirety, in each case of clauses (a), (b) and (c), as measured against the most recent financial statements delivered in accordance with Sections 5.01(a) and 5.01(b).

“Tier 2 Threshold” means (a) if the Consolidated Asset Coverage Ratio is less than 1.67x, 8% of the aggregate value of all Eligible Portfolio Investments in their entirety, (b) if the Consolidated Asset Coverage Ratio is greater than or equal to 1.67x but less than 2.00x, 10% of the aggregate value of all Eligible Portfolio Investments in their entirety, and (c) if the Consolidated Asset Coverage Ratio is greater than or equal to 2.00x, 12% of the aggregate value of all Eligible Portfolio Investments in their entirety, in each case of clauses (a), (b) and (c), as measured against the most recent financial statements delivered in accordance with Sections 5.01(a) and 5.01(b).

“Unsecured High Yield Securities” means High Yield Securities that are not Secured High Yield Securities.

“U.S. Government Securities” has the meaning assigned to such term in Section 1.01 of the Credit Agreement.

“Value” means, means, with respect to any Eligible Portfolio Investment, the value thereof determined for purposes of the Credit Agreement in accordance with the “Valuation Methodology” described above.

“Weighted Average Fixed Coupon” means, as of any date of determination, the number, expressed as a percentage, obtained by summing the products obtained by multiplying the Cash interest coupon of each Fixed Rate Portfolio Investment included in the Portfolio Leverage Borrowing Base as of such date by the outstanding principal balance of such Fixed Rate Portfolio Investment as of such date, dividing such sum by the aggregate outstanding principal balance of all such Fixed Rate Portfolio Investments and rounding up to the nearest 0.01%. For the purpose of calculating the Weighted Average Fixed Coupon, all Fixed Rate Portfolio Investments that are not currently paying Cash interest shall have an interest rate of 0%.

“Weighted Average Floating Spread” means, as of any date of determination, the number, expressed as a percentage, obtained by summing the products obtained by multiplying, in the case of each Floating Rate Portfolio Investment included in the Portfolio Leverage Borrowing Base, on an annualized basis, the Spread of such Floating Rate Portfolio Investments, by the outstanding principal balance of such Floating Rate Portfolio Investments as of such date and dividing such sum by the aggregate outstanding principal balance of all such Floating Rate Portfolio Investments and rounding the result up to the nearest 0.01%.

“Weighted Average Leverage Ratio” means, as of any date of determination, the number obtained by summing the products obtained by multiplying, in the case of each Debt Eligible Portfolio Investment included in the Portfolio Leverage Borrowing Base (other than Debt Eligible Portfolio Investments that are Quoted Investments with a Value above 90% of par value), the leverage ratio (the ratio of indebtedness for borrowed money to EBITDA expressed as a number) for the Portfolio Company of such Eligible Portfolio Investment of all Indebtedness for borrowed money (and excluding any Capital Lease Obligations to the extent excluded from the leverage ratio in the underlying documentation of such Debt Eligible Portfolio Investment) that has a ranking of payment or lien priority senior to or pari passu with and including the tranche that includes the Borrower’s Eligible Portfolio Investment, by the fair value of such Eligible Portfolio Investment as of such date and dividing such sum by the aggregate of the fair values of all such Eligible Portfolio Investments and rounding the result up to the nearest 0.01.

5.14            Capital Calls.

(a)            In order to secure further the payment and the performance of the Obligations and to effect and facilitate the right of the Secured Parties, the Borrower shall require that each of its Investors wire transfer to a Control Account all monies or sums paid or to be paid by the Investors pursuant to Capital Contributions pursuant to a Capital Call Notice. In addition, the Borrower shall deposit into a Control Account any payments and monies that Borrower receives directly from Investors as Capital Contributions in accordance with the applicable Subscription Agreement or applicable Governing Agreement.

(b)            During a Capital Call Trigger Period, the Administrative Agent may, in its discretion or at the request of the Required Lenders, exercise its rights against the Unfunded Capital Commitments, including the right to (i) call on such Unfunded Capital Commitments, (ii) make and enforce Capital Calls and (iii) receive Capital Contributions, in each case as set forth in Section 7.03 hereof, in each case for the purpose of repaying the Obligations.

(c)            In order that Lenders may monitor the Collateral and the Capital Commitments, the Borrower may not issue any Capital Call Notice or otherwise request, notify, or demand that any Investor make any Capital Contribution, without delivering to Administrative Agent (which delivery may be via email or other mutually agreeable electronic means) promptly (and in any event within three Business Days of delivery of the Capital Call Notices to any Investors), copies of the Capital Call Notice for each Investor from whom a Capital Contribution is being sought, together with a schedule of amounts called from each Investor.

(d)            Notwithstanding anything to the contrary herein contained, it is expressly understood and agreed that neither the Administrative Agent nor any other Secured Party undertakes any duties, responsibilities or liabilities with respect to the Capital Calls. None of them shall have any duty to determine or inquire into any happening or occurrence or any performance or failure of performance of any of the Borrower or any of the Investors. None of them shall have any duty to inquire into the use, purpose or reasons for the making of any Capital Call or the Investment or use of proceeds thereof. Notwithstanding anything to the contrary herein contained, in no event shall the exercise by Administrative Agent of any rights hereunder cause any Limited Partner to be liable for amounts in excess of such Limited Partner’s Capital Commitment under its Subscription Agreement.

5.15            ERISA Deliverables.

(a)            Prior to the date on which “benefit plan investors” (as defined in Section 3(42) of ERISA) would hold (based on commitments or otherwise) 25% or more of the total value of any class of equity interest in an Obligor (calculated in accordance with the Plan Assets Regulation), such Obligor will deliver to the Administrative Agent either: (i) an Operating Company Opinion; or (ii) such other certifications, in a form reasonably acceptable to Administrative Agent, to the effect that the Borrower satisfies another exception to holding Plan Assets (other than the Operating Company exception).

(b)            To the extent an Obligor has delivered to Administrative Agent (i) an Operating Company Opinion pursuant to Section 4.01(a)(xii) or Section 5.15(a)(i), then by the sixtieth (60th) day of each Annual Valuation Period of such Obligor, such Obligor will deliver to the Administrative Agent an Operating Company Certificate; or (ii) a No Plan Asset Certificate pursuant to Section 4.01(a)(xii) or such certifications set forth in Section 5.15(a)(ii), then at the times described in Section 5.01(a), such Obligor will deliver an updated No Plan Asset Certificate or written confirmation that such certifications described in Section 5.15(a)(ii) remain true and continue to apply.

5.16            [Reserved].

5.17            Sustainability-Related Information.

(a)            The Borrower shall furnish the Administrative Agent and the Lenders with all Sustainability-Related Information and provide such access to the directors, officers, employees and advisers of the Borrower and its Affiliates (together “Representatives”), in each case as the Administrative Agent, the Sustainability Structuring Agent or any Lender may reasonably request. In addition, the Borrower shall ensure that the Representatives are available, upon the Administrative Agent’s, the Sustainability Structuring Agent’s or any Lender’s reasonable request, to discuss the Sustainability-Related Information. The Borrower acknowledges and agrees that the Administrative Agent, the Sustainability Structuring Agent and the Lenders may rely, without independent verification, upon the accuracy, adequacy and completeness of the Sustainability-Related Information furnished by the Borrower or its Affiliates to the Administrative Agent, the Sustainability Structuring Agent or any Lender or approved by the Borrower for use in connection with this Agreement and that neither the Administrative Agent, the Sustainability Structuring Agent nor any Lender assumes any responsibility or has any liability therefor or has an obligation to conduct any appraisal of any Sustainability-Related Information.

(b)            The Borrower shall:

(i)            within five Business Days after its determination that there is a Sustainability Certificate Inaccuracy, deliver written notice to the Administrative Agent thereof;

(ii)            promptly notify the Administrative Agent, the Sustainability Structuring Agent and the Lenders of (A) any change in the Borrower’s sustainability strategy or initiatives or its internal policies related to sustainability, including any relevant comments or changes from a third party opinion provider, consultant or auditor, (B) if any Sustainability-Related Information furnished by it or any of its Affiliates to the Administrative Agent, the Sustainability Structuring Agent or any Lender or approved by it or its Affiliates is or becomes inaccurate, untrue, incomplete or misleading and (C) the appointment of any successor Sustainability Metric Auditor; and

(iii)            supplement the Sustainability-Related Information promptly from time to time to ensure that the representations and warranties made under Section 3.32 are and remain true, correct and complete as of the date when such Sustainability-Related Information is supplemented and/or the representations and warranties are deemed to be made;

provided that, any breach of this Section 5.17(b) shall not constitute a Default or Event of Default or otherwise result in the failure of any condition precedent to any advance.

Article VI.
NEGATIVE COVENANTS

Until the Termination Date, the Borrower, as to itself and each of its Subsidiaries, and each Subsidiary Guarantor, as to itself and each of its Subsidiaries, covenants and agrees with the Lenders that:

6.01            Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness (for clarity, with respect to revolving loan facilities or staged advance loan facilities, “incurrence” shall be deemed to take place only at the time such facility is entered into or the aggregate commitments thereunder are increased or extended and, solely for purposes of satisfying the incurrence tests in this Section 6.01, shall be deemed to be fully drawn with respect to any commitments that have not expired or been terminated and are, subject to the satisfaction of customary credit event conditions, available to be drawn; provided that such commitments shall in no event include any delayed draw portion that has not yet been funded other than an unfunded delayed draw portion that is available to be drawn subject only to customary credit event conditions, or any accordion capacity that has not yet been exercised), except:

(a)            Indebtedness created hereunder or under any other Loan Document;

(b)            Other Permitted Indebtedness and obligations arising with respect to Hedging Agreements permitted under Section 6.04(c) (it being understood that obligations under a Hedging Agreement shall be deemed equal to the net amount such Person would be obligated for under such Hedging Agreement if such Hedging Agreement was terminated at any time of determination), in an aggregate principal amount not to exceed $5,000,000;

(c)            obligations payable to clearing agencies, brokers or dealers in connection with the purchase or sale of Securities in the ordinary course of business;

(d)            Indebtedness of the Borrower on account of the sale by the Borrower of the first out tranche of any First Lien Bank Loan that arises solely as an accounting matter under ASC 860; provided that such Indebtedness (i) is non-recourse to the Borrower and its Subsidiaries and (ii) would not represent a claim against the Borrower or any of its Subsidiaries in a bankruptcy, insolvency or liquidation proceeding of the Borrower or its Subsidiaries, in each case in excess of the amount sold or purportedly sold;

(e)            Unsecured Longer-Term Indebtedness in an aggregate principal amount not to exceed $250,000,000, so long as (i) no Default or Event of Default exists at the time of the incurrence, refinancing or replacement thereof (or immediately after the incurrence, refinancing or replacement thereof), (ii) prior to and immediately after giving effect to the incurrence, refinancing or replacement thereof, the Borrower is in pro forma compliance with each of the covenants set forth in Section 6.07 and on the date of such incurrence, refinancing or replacement the Borrower delivers to the Administrative Agent a certificate of a Financial Officer to such effect, and (iii) prior to and immediately after giving effect to the incurrence, refinancing or replacement thereof, the Covered Debt Amount does not or would not exceed the Portfolio Leverage Borrowing Base then in effect;

(f)            Indebtedness of an Obligor to any other Obligor;

(g)            obligations of the Borrower under a Permitted SBIC Guarantee and obligations (including Guarantees) in respect of Standard Securitization Undertakings; ~~and~~

(h)            Indebtedness of Financing Subsidiaries; provided that on the date that such Indebtedness is incurred, the Borrower is in pro forma compliance with each of the covenants set forth in Section 6.07, and on the date of such incurrence (or such later date as the Administrative Agent may agree in its discretion) Borrower delivers to the Administrative Agent a certificate of a Financial Officer to such effect;

(i)             ~~(h)~~ other Indebtedness in an aggregate principal amount not to exceed $5,000,000; and

(j)             ~~(i)~~ during the period commencing on the Closing Date and terminating on October 31, 2024, any Indebtedness of the Obligors existing on the Effective Date and set forth in Schedule 3.11(a).

6.02         Liens. The Borrower will not, nor will it permit any of its Subsidiaries, create, incur, assume or permit to exist any Lien on any property or asset (including Equity Interests in any Financing Subsidiary or any other Subsidiary other than as permitted by clause (g)  below)) now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof except:

(a)            any Lien on any property or asset of the Borrower existing on the Effective Date and set forth in Schedule 3.11(b), provided that (i) no such Lien shall extend to any other property or asset of the Borrower or any of its Subsidiaries, and (ii) any such Lien shall secure only those obligations which it secures on the Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(b)            Liens created pursuant to the Security Documents (including Liens securing Hedging Agreement Obligations);

(c)            Permitted Liens;

(d)            Additional Liens securing Indebtedness not to exceed $5,000,000 in the aggregate provided such Indebtedness is permitted under Section 6.01(b) of this Agreement;

(e)            Liens on Special Equity Interests included in the Portfolio Investments but only to the extent securing obligations in the manner provided in the definition of “Special Equity Interests” in Section 1.01; and

(f)            Liens on assets owned by ~~SBIC~~Financing Subsidiaries;

(g)            Liens on Equity Interests in any SBIC Subsidiary created in favor of the SBA; and

(h)            Liens securing Indebtedness not to exceed $5,000,000 in the aggregate provided such Indebtedness is permitted under Section 6.01(h).

6.03         Fundamental Changes. The Borrower will not, nor will it permit any of its Subsidiaries (other than ~~an SBIC~~a Financing Subsidiary) to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Borrower will not, nor will it permit any of its Subsidiaries (other than ~~an SBIC~~a Financing Subsidiary) to, acquire any business or property from, or Capital Stock of, or be a party to any acquisition of, any Person, except for purchases or acquisitions of Portfolio Investments and other assets in the normal course of the day-to-day business activities of the Borrower and its Subsidiaries (other than ~~an SBIC~~a Financing Subsidiary) and not in violation of the terms and conditions of this Agreement or any other Loan Document. The Borrower will not, nor will it permit any of its Subsidiaries (other than ~~an SBIC~~a Financing Subsidiary) to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its assets (including, without limitation, Cash, Cash Equivalents and Equity Interests), whether now owned or hereafter acquired, but excluding (x) assets (including Cash and Cash Equivalents but excluding Portfolio Investments) sold or disposed of in the ordinary course of business of the Borrower and its Subsidiaries (other than ~~an SBIC~~a Financing Subsidiary) (including to make expenditures of Cash in the normal course of the day-to-day business activities of the Borrower and its Subsidiaries (other than ~~an SBIC~~a Financing Subsidiary)) and (y) subject to the provisions of paragraph (d) below, Portfolio Investments.

Notwithstanding the foregoing provisions of this Section:

(a)            any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower or any other Subsidiary Guarantor; provided that if any such transaction shall be between (i) a Subsidiary or a wholly owned Subsidiary Guarantor and the Borrower, the Borrower shall be the continuing or surviving entity and (ii) a Subsidiary and a wholly owned Subsidiary Guarantor, the wholly owned Subsidiary Guarantor shall be the continuing or surviving entity;

(b)            any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower;

(c)            the Capital Stock of any Subsidiary of the Borrower may be sold, transferred or otherwise disposed of to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower;

(d)            the Obligors may sell, transfer or otherwise dispose of Portfolio Investments to unaffiliated third parties so long as prior to and immediately after giving effect to such sale, transfer or other disposition (and any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans) there is no Borrowing Base Deficiency or, if there is a Borrowing Base Deficiency: (i) the sale price for such Portfolio Investment was in cash and for full value and (ii) such Borrowing Base Deficiency is not increased by virtue of such sale;

(e)            the Borrower and its Subsidiaries may sell, lease, transfer or otherwise dispose of equipment or other property or assets that do not consist of Portfolio Investments in the ordinary course of business so long as the aggregate amount of all such sales, leases, transfer and dispositions does not exceed $5,000,000 in any fiscal year;

(f)            the Borrower may merge or consolidate with any other Person, so long as (i) the Borrower is the continuing or surviving entity in such transaction and (ii) at the time thereof and after giving effect thereto, no Default shall have occurred or be continuing; ~~and~~

(g)            any Subsidiary of the Borrower may be liquidated or dissolved; provided that (i) in connection with such liquidation or dissolution, any and all of the assets of such Subsidiary shall be distributed or otherwise transferred to the Borrower or any wholly-owned Subsidiary Guarantor of the Borrower and (ii) the Borrower determines in good faith that such liquidation is in the best interest of the Borrower and is not materially disadvantageous to the Lenders~~.~~;

(h)            the Obligors may sell, transfer or otherwise dispose of Portfolio Investments, Cash and Cash Equivalents to a Financing Subsidiary so long as immediately prior to and immediately after giving effect to such sale, transfer or other disposition (and any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans) the Covered Debt Amount does not exceed the Borrowing Base and no Default or Event of Default shall have occurred and be continuing, and the Borrower delivers to the Administrative Agent a certificate of a Financial Officer to such effect; and

(i)            any Financing Subsidiary may sell or dispose of Portfolio Investments in the ordinary course of business of such Financing Subsidiary.

6.04         Investments. The Borrower will not, nor will it permit any of its Subsidiaries to, acquire, make or enter into, or hold, any Investments except:

(a)            operating deposit accounts with banks;

(b)            Investments by the Borrower and the Subsidiary Guarantors in the Borrower and the Subsidiary Guarantors;

(c)            Hedging Agreements entered into in the ordinary course of the Borrower’s financial planning and not for speculative purposes;

(d)            Portfolio Investments by the Borrower and its Subsidiaries to the extent such Portfolio Investments are permitted under the Investment Company Act (to the extent such applicable Person is subject to the Investment Company Act) and the Borrower’s Investment Policies;

(e)            Investments in Cash and Cash Equivalents;

(f)            Investments described on Schedule 3.12(b) hereto;

(g)            additional Investments up to but not exceeding $5,000,000 in the aggregate (for purposes of this paragraph (g), the aggregate amount of an Investment at any time shall be deemed to be equal to (A) the aggregate amount of Cash, together with the aggregate fair market value of property loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment (calculated at the time such Investment is made), minus (B) the aggregate amount of dividends, distributions or other payments received in Cash in respect of such Investment, provided that in no event shall the aggregate amount of any Investment be less than zero, and provided further that the amount of any Investment shall not be reduced by reason of any write-off of such Investment, nor increased by way of any increase in the amount of earnings retained in the Person in which such Investment is made that have not been dividended, distributed or otherwise paid out); ~~and~~

(h)            Investments in (or capital contributions to) Financing Subsidiaries to the extent permitted by Section 6.03(h); and

(i)            ~~(h)~~ Investments by any ~~SBIC~~Financing Subsidiary.

6.05         Restricted Payments. The Borrower will not, nor will it permit any of its Subsidiaries (other than the ~~SBIC~~Financing Subsidiaries) to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that:

(a)            the Borrower may pay Permitted RIC Distributions; provided, that, if an Event of Default shall have occurred and be continuing or shall occur as a result of a Permitted RIC Distribution, Permitted RIC Distributions shall be calculated only with regard to clause (y)(i) of the definition thereof and such Permitted RIC Distributions as so calculated shall be permitted;

(b)            Subsidiaries of the Borrower may declare and pay Restricted Payments to the Borrower or any Subsidiary Guarantor;

(c)            the Borrower may make Restricted Payments (1) in connection with the Effective Date, each Subsequent Closing Date (in connection with the admission of new Investors or the increase in the Capital Commitments of existing Investors at such Subsequent Closing Date) and the Final Closing Date (in connection with the admission of new Investors or the increase in the Capital Commitments of existing Investors at the Final Closing Date), to return Capital Contributions to the Investors admitted prior to the Effective Date, such Subsequent Closing Date or the Final Closing Date, as applicable, in their capacity as such, solely pursuant to the applicable Subscription Agreement, or (2) during the Availability Period, returns of capital consisting of Recallable Capital to Investors pursuant to the applicable Subscription Agreement or Governing Agreement, so long as, in each case for (1) and (2), (i) prior to and immediately after giving effect to such Restricted Payment, (A)(x) the Covered Debt Amount does not exceed 90% of the Borrowing Base and (y) the Borrower shall have delivered an updated Borrowing Base Certificate demonstrating compliance with the preceding clause (x) and (B) no Default shall have occurred and be continuing; (ii) the full amount of such returned Capital Calls shall at all times be recallable in full and subject to future Capital Calls; provided, that, no such returned amount shall be included in the calculation of the Subscription Borrowing Base unless the Administrative Agent has been notified in accordance with the definition of “Recallable Capital”; and (iii) prior to and immediately after giving effect to such Restricted Payment, the Borrower shall be in pro forma compliance with the covenants set forth in Section 6.07; and

(d)            the Borrower may declare and pay dividends with respect to the capital stock of the Borrower payable solely in additional shares of the Borrower’s common stock.

For the avoidance of doubt, the Borrower shall not declare any dividend to the extent such declaration violates its Governing Agreement or Subscription Agreements or the provisions of the Investment Company Act that are applicable to it.

6.06         Certain Restrictions on Subsidiaries. The Borrower will not permit any of its Subsidiaries (other than ~~SBIC~~Financing Subsidiaries) to enter into or suffer to exist any indenture, agreement, instrument or other arrangement (other than the Loan Documents) that prohibits or restrains, in each case in any material respect, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances, guarantees or Investments or the sale, assignment, transfer or other disposition of property, except for any prohibitions or restraints contained in (i) any Indebtedness permitted under Section 6.01(b) secured by a Lien permitted under Section 6.02(d) provided that such prohibitions and restraints are applicable by their terms only to the assets that are subject to such Lien (iii) any Indebtedness permitted under Section 6.01(c) secured by a Permitted Lien provided that such prohibitions and restraints are applicable by their terms only to the assets that are subject to such Lien, (iv) any agreement, instrument or other arrangement pertaining to any sale, lease or other disposition of any asset permitted by this Agreement so long as the applicable restrictions (x) only apply to such assets and (y) do not restrict prior to the consummation of such sale, lease or disposition the creation or existence of the Liens in favor of the Collateral Agent pursuant to the Security Documents or otherwise required by this Agreement, or the incurrence or payment of Indebtedness under this Agreement or the ability of the Borrower and its Subsidiaries to perform any other obligation under any of the Loan Documents and (v) any document, agreement, or instrument that imposes customary restrictions on Equity Interests.

6.07         Financial Covenants.

(a)            Minimum Stockholders’ Equity. The Borrower will not permit Stockholders’ Equity as of the last day of any fiscal quarter of the Borrower to be less than the sum of (i) 65% of the aggregate amount of Shareholders’ Equity as of the Effective Date, plus (ii) 65% of the aggregate net proceeds of all sales of Equity Interests by the Borrower and its Subsidiaries after the Effective Date (other than the proceeds of sales of Equity Interests by and among the Borrower and its Subsidiaries).

(b)            Obligors’ Net Worth Test. The Borrower will not permit the Obligors’ Net Worth at any time to be less than an amount equal to the greater of (a) 65% of the Obligors’ Net Worth as of the Effective Date or (b) $100,000,000, at any time.

(c)            Consolidated Asset Coverage Ratio. The Borrower will not permit the Consolidated Asset Coverage Ratio to be less than 1.50x at any time.

6.08         Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transactions with any of its Affiliates, even if otherwise permitted under this Agreement, except (i) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary (or, in the case of a transaction between an Obligor and a non-Obligor Subsidiary, not less favorable to such Obligor) than could be obtained at the time on an arm’s-length basis from unrelated third parties, (ii) transactions between or among the Obligors not involving any other Affiliate, (iii) transactions between or among the Obligors and any ~~SBIC~~Financing Subsidiary or any “downstream affiliate” (as such term is used under the rules promulgated under the Investment Company Act) company of an Obligor at prices and on terms and conditions not less favorable to the Obligors than could be obtained at the time on an arm’s-length basis from unrelated third parties, (iv) Restricted Payments permitted by Section 6.05, (v)  existing transactions with Affiliates as set forth in Schedule 6.08 or (vi) the payment of compensation and reimbursement of expenses of directors in a manner consistent with current practice of the Borrower and general market practice, and indemnification to directors in the ordinary course of business.

6.09         Lines of Business. The Borrower will not, nor will it permit any of its Subsidiaries to, engage to any material extent in any business other than in accordance with its Investment Policies.

6.10         No Further Negative Pledge. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Obligor to create, incur, assume or suffer to exist any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation, except the following: (a) this Agreement and the other Loan Documents; (b) covenants in documents creating Liens permitted by Section 6.02 prohibiting further Liens on the assets encumbered thereby; (c) covenants in credit facilities issued to Financing Subsidiaries restricting Liens on equity interests in such Financing Subsidiaries (other than in favor of the Administrative Agent under the Loan Documents); (d) customary restrictions contained in leases not subject to a waiver; and (~~d~~e) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the “Secured Obligations” under and as defined in the Guarantee and Security Agreement and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of any Obligor to secure the Loans or any Hedging Agreement.

6.11         Modifications of Certain Documents.

(a)            Other than with respect to Permitted Policy Amendments, the Borrower will not amend, supplement, waive or otherwise modify in any material respect the Investment Policies as in effect on the Effective Date.

(b)            Except as hereinafter provided, Borrower shall not (nor shall it, where applicable, permit any other Obligor to) alter, amend, modify, terminate, waive or change any provision of its Constituent Documents or Governing Agreements (each, a “Proposed Amendment”) if such Proposed Amendment would (a) affect the Borrower’s, the Investment Advisor’s or any Investor’s (as applicable) debts, duties, obligations, and liabilities, or the rights, titles, security interests, Liens, powers and privileges of such Person (as applicable), in each case, relating to any Capital Calls, Capital Contributions, Capital Commitments, Uncalled Capital Commitments or any other Collateral or any time period applicable thereto, (b) except as permitted under this Agreement, suspend, reduce or terminate any Investor’s Unfunded Capital Commitments or obligation to fund Capital Calls, or (c) otherwise have a material adverse effect on the rights, titles, first priority security interests and Liens, and powers and privileges of any of the Secured Parties hereunder (each, a “Material Amendment”). With respect to any Proposed Amendment, Borrower shall notify the Administrative Agent of such proposal. The Administrative Agent shall determine, in its reasonable discretion without the requirement of obtaining the input of the Lenders and on its good faith belief, whether or not such Proposed Amendment would constitute a Material Amendment and shall promptly notify Borrower of its determination. In the event that the Administrative Agent determines that such Proposed Amendment is a Material Amendment, the approval of the Required Lenders and Administrative Agent shall be required (unless the approval of all Lenders is otherwise required hereunder), and the Administrative Agent shall promptly notify the Lenders of such request for such approval, distributing, as appropriate, the Proposed Amendment and any other relevant information provided by Borrower. The Lenders shall promptly deliver their approval or denial thereof. In the event that the Administrative Agent determines that the Proposed Amendment is not a Material Amendment, Borrower may make such amendment without the consent of any Lender. Borrower may, without the consent of the Administrative Agent or the Lenders (and without submitting the Proposed Amendment to the Administrative Agent for determination as described above), amend its Constituent Documents: (i) to cure any ambiguity, correct or supplement any provision which is incomplete or inconsistent with any other provision thereof (the effect of which shall be immaterial to the Lenders), correct any printing, stenographic or clerical error or effect changes of an administrative or ministerial nature which do not materially increase the authority of the Borrower or adversely affect the rights of the Lenders or to fix any other obvious error or any other error or omission of a technical or immaterial nature (ii) to admit new Investors to the extent permitted by, and in accordance with, this Agreement; (iii) to reflect transfers of interests in the Borrower permitted by, and in accordance with, this Agreement and (iv) to reflect any withdrawals of interests in the Borrower permitted by, and in accordance with, this Agreement; provided that, in each case, Borrower shall promptly provide such amendment to the Administrative Agent. Further, in the event any Constituent Document of any Obligor is altered, amended, modified or terminated in any respect whatsoever, Borrower shall provide the Administrative Agent with copies of each executed, filed or otherwise effective document relating thereto.

(c)            The Borrower will not amend, supplement, waive or modify any Subscription Document, to the extent such modifications would be materially adverse to the Administrative Agent or any of the Lenders, in the sole discretion of the Administrative Agent.

The Administrative Agent hereby acknowledges and agrees that the Borrower may, at any time and from time to time, without the consent of the Administrative Agent, freely amend, restate, terminate, or otherwise modify any documents, instruments and agreements evidencing, securing or relating to Indebtedness permitted pursuant to Section 6.01(b), including (subject to any restrictions contained herein) increases in the principal amount thereof, modifications to the advance rates and/or modifications to the interest rate, fees or other pricing terms.

6.12         Derivative Transactions. The Borrower will not, nor will it permit any of its Subsidiaries (other than Financing Subsidiaries) to, enter into any derivative, swap or other similar transactions or agreements, except for repurchase agreements described in clause (d) of the definition of “Cash Equivalents” and for Hedging Agreements to the extent permitted pursuant to Sections 6.01(b) and 6.04(c).

6.13         Side Letters. No later than five (5) Business Days prior to entering into any new or additional Side Letter, the Borrower will deliver to the Administrative Agent a proposed draft of such Side Letter, and, if the Administrative Agent determines in its sole discretion that the Side Letter is adverse to the interests of the Administrative Agent or any Lender, the applicable Investor will be excluded from the Borrowing Base; provided, however, with respect to a Confidential Investor, to the extent that its Subscription Agreement or Side Letter is subject to confidentiality restrictions and redacted, such documentation shall contain sufficient information to confirm such Confidential Investor does not appear on any list of “Specially Designated Nationals” or list of known or suspected terrorist generated by OFAC.

6.14         Transfer by, or Admission of, Investors.

(a)            Transfer of Subscribed Interest. The Borrower may not permit the Transfer of the Subscribed Interest of any Investor without the prior written consent of the Administrative Agent, acting alone, which will not be unreasonably withheld or delayed.

(b)            Designation of Transferee as Borrowing Base Investor. A transferee that meets the Applicable Requirement and that has delivered evidence of its authority to assume the transferred Capital Commitment satisfactory to Administrative Agent may be designated as an Included Investor with the consent of the Administrative Agent. Designation of any other transferee as a Borrowing Base Investor will require the consent of the Administrative Agent and all Lenders, each in its sole discretion.

(c)            Admission of Investors. The Borrower shall not admit any Person as an additional Investor unless: (i) such Person is not currently subject to Sanctions, (ii) such admission is effected in accordance with the terms of the applicable Governing Agreement, Subscription Agreement and any Side Letter, (iii) the Borrower has delivered a copy of such Investor’s Subscription Agreement or assignment agreement and applicable Side Letter entered into with such Person and a revised Schedule 3.20 to the Administrative Agent and (iv) such Person has provided the Administrative Agent and the Lenders with all documentation and other information reasonably requested by any of the Administrative Agent or the Lenders in writing or required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act. The Borrower will give the Administrative Agent prior written notice of the admission of any additional Investor.

(d)            Documentation Requirements. The Borrower will give prior written notice to the Administrative Agent of any Capital Event with respect to any Investor, and will deliver copies of notices relating thereto, and, if such Capital Event is a Transfer by an Investor of its all or any portion of its Subscribed Interest, relevant documents relating to such Transfer, and information about the transferee as reasonably required by the Administrative Agent in order to effect its due diligence under this Agreement prior to such Transfer. The Borrower will require that any Person admitted as a substitute or new Investor (whether due to a Transfer by an existing Investor or otherwise) will, as a condition to such admission, deliver the documentation similar to that described in Section 4.01(a)(xi) satisfactory to the Administrative Agent in its reasonable discretion. In the event any Person is admitted as an additional or substitute Investor, the Borrower will promptly deliver to the Administrative Agent a revised Schedule 3.20 to this Agreement, containing the names of each Investor and the Capital Commitments of each.

(e)            Funding Requirements. Prior to the effectiveness of any Transfer or Capital Event with respect to any Borrowing Base Investor, Borrower will calculate whether, taking into account the Capital Commitments of the Borrowing Base Investors as if such Transfer or Capital Event had occurred, such Transfer or Capital Event would cause a Borrowing Base Deficiency to occur and Borrower will prepay any mandatory prepayment under Section 2.08 that would result from such Transfer or Capital Event, and make any Capital Calls required to pay such mandatory prepayment prior to permitting such Transfer or Capital Event (and with respect to any transferring Investor or Investor that is the subject of such Capital Event, the related Capital Contribution must have been made prior to permitting such Transfer or Capital Event).

6.15         Capital Commitments and Capital Events. The Borrower may not: (a) without the prior written consent of the Administrative Agent, effect or permit a Capital Event with respect to any Excluded Investor; and (b) without the prior written approval of the Administrative Agent and all Lenders: (i) issue any Capital Call Notices without complying with Section 5.14(c); (ii) effect or permit a Capital Event with respect to any Borrowing Base Investor; or (iii) excuse any Investor from or permit any Investor to defer any Capital Contribution, if the proceeds from the related Capital Call Notice are to be applied to the Obligations hereunder. Borrower will not agree to release any Investor from its obligations under Section 4 of the applicable Subscription Agreement with respect to the Obligations, nor waive the requirements of such Section 4.

6.16         Alternative Investment Vehicles; Holding Vehicles; Parallel Funds.

(a)            The Borrower shall not: (i) transfer the Unfunded Capital Commitments of any of its Investors to any alternative investment vehicle, holding vehicle or parallel fund; or (ii) cause Capital Calls to be made by any of its Investors to an alternative investment vehicle, intermediate entity, holding vehicle or parallel fund.

(b)            The Borrower shall not form or acquire any holding vehicle or intermediate entity or permit any holding vehicle or intermediate entity to directly acquire or hold Portfolio Investments, unless such holding vehicle or intermediate entity is joined as an Obligor hereunder.

6.17         Capital Calls. The Borrower will not make any contractual or other agreement with any Person which will restrict, limit, penalize or control its ability to make Capital Calls or the timing thereof.

6.18         Control Accounts. The Borrower will not direct, authorize or otherwise permit any proceeds, monies or sums paid by the Investors pursuant to any Capital Call to be deposited, credited or otherwise included in any account other than a Control Account.

6.19          Intermediate Entities. The Borrower shall not form or acquire any intermediate entity unless: (i) Borrower has provided prior written notice of the same, (ii) such intermediate entity has executed and delivered security documents and corporate documents similar to those delivered by the Borrower on the Effective Date (with appropriate modifications to account for structural differences, including cascading pledges, if applicable) and (iii) Borrower has delivered a replacement Schedule 1.01(e) including description of the Governing Agreement of such intermediate entity.

6.20          ERISA Compliance. (a) No Obligor nor any ERISA Affiliate may establish, maintain, contribute to, or incur any liability (contingent or otherwise) with respect to, any Plan that could reasonably be expected to result in a Material Adverse Effect; (b) without the approval of all Lenders, no Obligor may take any action or omit to take any action that would cause its underlying assets to constitute Plan Assets; (c) no Obligor may change its Annual Valuation Period without giving prior written notice to Administrative Agent; and (d) assuming the conditions of Section 8.11 are true and correct, no Obligor may take any action, or omit to take any action, which would give rise to a “non-exempt prohibited transaction” under Section 4975(c)(1)(A), (B), (C) or (D) of the Code or Section 406(a) of ERISA and would subject Administrative Agent or Lenders to any Tax, penalty, damages or any other claim for relief under Section 4975 of the Code or ERISA.

6.21         Environmental Matters. Except for such conditions as are in compliance with relevant Environmental Laws or otherwise would not reasonably be expected to result in a Material Adverse Effect, Borrower shall not: (a) cause or permit any Hazardous Material to be generated, placed, held, located or disposed of on, under or at, or transported to or from, any real property of Borrower; or (b) permit any real property of Borrower to ever be used as a dump site or storage site (whether permanent or temporary) for any Hazardous Material.

6.22         SBIC Guarantee. The Borrower will not, nor will it permit any of its Subsidiaries to, cause or permit the occurrence of any event or condition that would result in any recourse to any Obligor under any Permitted SBIC Guarantee.

6.23         Modifications of Unsecured Longer-Term Indebtedness. The Borrower will not, and will not permit any ~~of its Subsidiaries~~other Obligor to, consent to any modification, supplement or waiver of any of the provisions of any agreement, instrument or other document evidencing or relating to Unsecured Longer-Term Indebtedness that would result in such Indebtedness not meeting the requirements of the definition of “Unsecured Longer-Term Indebtedness” set forth in Section 1.01, unless, such Indebtedness would have been permitted to be incurred as Unsecured Shorter-Term Indebtedness at the time of such modification, supplement or waiver and the Borrower so designates such Indebtedness as “Unsecured Shorter-Term Indebtedness” (whereupon such Indebtedness shall be deemed to constitute “Unsecured Shorter-Term Indebtedness” for all purposes of this Agreement. The Administrative Agent hereby acknowledges and agrees that the Borrower may, at any time and from time to time, without the consent of the Administrative Agent, freely amend, restate, terminate, or otherwise modify any documents, instruments and agreements evidencing, securing or relating to Indebtedness permitted pursuant to Section 6.01(e), including increases in the principal amount thereof, modifications to the advance rates and/or modifications to the interest rate, fees or other pricing terms, so long as such Indebtedness continues to be permitted under Section 6.01(e); provided that no such amendment, restatement, termination or other modification shall, unless the Borrower complies with the terms of Section 5.08(a)(i) hereof, cause an SBIC Subsidiary to fail to be an “SBIC Subsidiary” in accordance with the definition thereof.

6.24         Payments of Unsecured Longer-Term Indebtedness. The Borrower will not, nor will it permit any ~~of its Subsidiaries (~~other ~~than SBIC Subsidiaries)~~Obligor to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of or make any voluntary or involuntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Unsecured Longer-Term Indebtedness (other than the refinancing of Unsecured Longer-Term Indebtedness with Indebtedness permitted under Section 6.01(e) or with the proceeds of any issuance of Equity Interests, in each case to the extent not required to be used to repay Loans), except for regularly scheduled payments of interest in respect thereof required pursuant to the instruments evidencing such Indebtedness and the payment when due of the types of fees and expenses that are customarily paid in connection with such Indebtedness (it being understood that (w) the conversion features into Permitted Equity Interests under convertible notes, (x) the triggering of such conversion and/or settlement thereof solely with Permitted Equity Interests, and (y) any cash payment on account of interest or expenses on such convertible notes made by the Borrower in respect of such triggering and/or settlement thereof, shall be permitted hereunder.

6.32         Post-Closing Conditions Subsequent.

(a)            Within 30 days of the Closing Date (or such later date as the Administrative Agent might agree in its reasonable discretion), Borrower shall have delivered an administration agreement amendment or side letter, in form and substance reasonably satisfactory to the Administrative Agent, executed by the administrator of the Borrower and the Borrower, confirming that the administrator will initiate Capital Calls at the instruction of the Administrative Agent as and when the Administrative Agent is permitted to initiate Capital Calls under the terms of the Loan Documents.

(b)            No later than October 31, 2024, Borrower shall provide evidence in form and substance reasonably satisfactory to the Administrative Agent that the Indebtedness set forth on Schedule 3.11(a) and the Liens evidencing such Indebtedness set forth on Schedule 3.11(b) have been terminated.

Article VII.
EVENTS OF DEFAULT

7.01         Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a)            the Borrower shall fail to pay any principal of any Loan (including, without limitation, any principal payable under Section 2.08(b), (c) or (d)) when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)            the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph(a) of this Section 7.01) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three or more Business Days;

(c)            any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made in any material respect (except that such materiality qualifier shall not be applicable to any representation or warranty already qualified by materiality or Material Adverse Effect);

(d)            any Obligor shall fail to observe or perform any covenant, condition or agreement contained in (i) Sections 5.01(d), (f) and (g), Section 5.02(a), Section 5.03 (with respect to the Borrower’s and its Subsidiaries’ existence only, and not with respect to the Borrower’s and its Subsidiaries’ rights, licenses, permits, privileges or franchises), Sections 5.08(a), (b) or 5.08(c)(ii), Section 5.09, Section 5.12, Section 5.14(a), Section 5.14(c), Section 9.17(a) or in Article VI or any Obligor shall default in the performance of any of its obligations contained in Section 7 of the Guarantee and Security Agreement, or (ii) Sections 5.01(h) or Sections 5.02(b), 5.02(c) or 5.02(d) and, in the case of this clause (ii), such failure shall continue unremedied for a period of five or more days after the Borrower has knowledge of such failure;

(e)            the Borrower or any other Obligor, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in paragraphs (a), (b), (d) of this Section 7.01) or any other Loan Document and such failure shall continue unremedied for a period of 30 or more days after the earlier of (i) notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower or (ii) the Borrower having obtained actual knowledge thereof;

(f)            the Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, taking into account any applicable grace period;

(g)            any event or condition occurs that (i) results in any Material Indebtedness becoming due prior to its scheduled maturity or (ii) shall continue unremedied for any applicable period of time sufficient to enable or permit the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to, as a result of an event of default under such Material Indebtedness, cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, unless, in the case of this clause (ii), such event or condition is no longer continuing or has been waived in accordance with the terms of such Material Indebtedness such that the holder or holders thereof or any trustee or agent on its or their behalf are no longer enabled or permitted to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this paragraph (g) shall not apply to (1) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or (2) convertible debt that becomes due as a result of a conversion, repurchase or redemption event; provided that such conversion, repurchase or redemption is settled only with Permitted Equity Interests (other than interest and expenses, which may be paid in Cash).

(h)            an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Investment Advisor or any Obligor or any of their Subsidiaries or their respective debts, or of a substantial part of their respective assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Investment Advisor, any Obligor or any of their Subsidiaries or for a substantial part of their respective assets, and, in any such case, such proceeding or petition shall continue undismissed and unstayed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)            Investment Advisor, any Obligor or any of their Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Investment Advisor, any Obligor or any of their Subsidiaries or for a substantial part of their respective assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)            Investment Advisor, any Obligor or any of their Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)            one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Borrower or any of its Subsidiaries or any combination thereof and (i) the same shall remain undischarged for a period of 30 consecutive days following the entry of such judgment during which 30 day period such judgment shall not have been vacated, stayed, discharged or bonded pending appeal, or liability for such judgment amount shall not have been admitted by an insurer of reputable standing, or (ii) any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Subsidiaries to enforce any such judgment;

(l)            an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)            a Change in Control shall occur;

(n)            the occurrence of a Liquidity Event pursuant to the Subscription Agreements by either (i) a sale of all or substantially all of the capital stock or assets of the Borrower to, or another liquidity event with, another entity or (ii) a transaction or series of transactions, including by way of merger, consolidation, recapitalization, reorganization or sale of stock of the Borrower, in each case of subclauses (i) and (ii) for consideration of either cash and/or publicly listed securities of the acquirer;

(o)            any SBIC Subsidiary shall become the subject of an enforcement action and be transferred into liquidation status by the SBA;

(p)            the Liens created by the Security Documents shall, (x) at any time, with respect to the Subscription Collateral, and (y) at any time, with respect to Portfolio Investments held by Obligors having an aggregate Value in excess of 5% of the aggregate Value of all Portfolio Investments held by Obligors, in each case, not be, valid and perfected (to the extent perfection by filing, registration, recordation, possession or control is required herein or therein) in favor of the Collateral Agent (or any Obligor or any Affiliate of an Obligor shall so assert in writing), free and clear of all other Liens (other than Liens permitted under Section 6.02 or under the respective Security Documents) except to the extent that any such loss of perfection results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Guarantee and Security Agreement; provided that if such default is as a result of any action of the Administrative Agent or Collateral Agent or a failure of the Administrative Agent or Collateral Agent to take an action within its control, then, if capable of cure, there shall be no Default or Event of Default hereunder unless such default shall continue unremedied for a period of ten (10) consecutive Business Day after the earlier of (i) the Borrower becoming aware of such default and (ii) the Borrower’s receipt of written notice of such default thereof from the Administrative Agent, unless, in each case, the continuance thereof is a result of a failure of the Collateral Agent or Administrative Agent to take an action within their control (and the Borrower has requested that the Collateral Agent or Administrative Agent take such action);

(q)            except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect in any material respect, or the enforceability thereof shall be contested by any Obligor or declared ineffective, illegal or inoperative or in any way whatsoever ceases to give or provide the respective Liens, security interest, rights, titles, interest remedies, powers or privileges intended to be created thereby, or there shall be any actual invalidity of any guaranty thereunder or any Obligor or any Affiliate of an Obligor shall so assert any of the foregoing in writing;

(r)            Any Affiliate of Borrower repudiates, challenges, or declares unenforceable its obligation to make contributions to the capital of Borrower pursuant to its Capital Commitments or otherwise disaffirms the provisions of any applicable Governing Agreement or Subscription Agreement, or fails to make a contribution to the capital of Borrower when required;

(s)            Investors having Capital Commitments aggregating 15% or greater of the aggregate Capital Commitments of all Investors default in their obligation to fund any Capital Call within 15 Business Days’ written notice of such Capital Call;

(t)            the issuance to Borrower or a reasonable basis exists for the issuance to Borrower of any administrative order by any Governmental Authority under any Environmental Law, or the issuance to Borrower of any injunctive order by any court under any Environmental Law, which, in the Administrative Agent’s reasonable judgment, will result in a Material Adverse Effect; or

(u)            the Borrower or any of its Subsidiaries shall cause or permit the occurrence of any condition or event that would result in any recourse to any Obligor under any Permitted SBIC Guarantee;

then, and in every such event (other than an event described in paragraphs (h), (i) or (j) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event described in paragraphs(h), (i) or (j) of this Section 7.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) without notice of default or demand, pursue and enforce any of the Administrative Agent’s or the Lender’s rights and remedies under the Loan Documents, or as otherwise provided under or pursuant to any applicable law or agreement. Upon the occurrence of any Cash Control Event, the Administrative Agent shall have the right to exercise exclusive control over the Control Accounts and restrict any Obligor from making withdrawals therefrom, other than to repay the Obligations.

7.02         Certain Actions with Respect to Capital Calls. The Collateral Agent, on behalf of the Secured Parties, is hereby authorized, during a Capital Call Trigger Period, to (i) initiate one or more Capital Calls pursuant to the terms and conditions of the Security Documents in order to pay the Loans then due and owing, (ii) notify the Investors to make all payments due or to become due with respect to their Capital Commitments directly to the applicable Control Account, (iii) take or bring in the name of the Borrower or that of the Secured Parties, all steps, actions, suits or proceedings permitted under the Loan Documents and deemed by the Administrative Agent necessary or desirable to effect possession or collection of payments of the Capital Commitments, (iv) complete any contract or agreement of the Borrower in any way related to payment of any of the Capital Commitments, (v) make allowances or adjustments related to the Capital Commitments, (vi) compromise any claims related to the Capital Commitments or (vii) exercise any other right, privilege, power or remedy provided to the Borrower under any Governing Agreement or the Subscription Agreements with respect to the Capital Commitments and permitted under the Loan Documents. Regardless of any provision hereof, in the absence of gross negligence or willful misconduct by the Administrative Agent, Collateral Agent or the Secured Parties, neither the Administrative Agent nor the Collateral Agent or the Secured Parties shall be liable for failure to collect or for failure to exercise diligence in the collection, possession, or any transaction concerning, all or part of the Capital Calls or the Capital Commitment or sums due or paid thereon, nor shall they be under any obligation whatsoever to anyone by virtue of the security interests and Liens relating to the Capital Commitment, subject to the Code. The Administrative Agent shall give the Borrower notice of actions taken pursuant to this Section 7.02 concurrently with, or promptly after, the taking of such action, but its failure to give such notice shall not affect the validity of such action, nor shall such failure give rise to defenses to the Borrower’s obligations hereunder. The Administrative Agent is hereby authorized to execute any documents or take any other actions specified in this Section 7.02 in pursuance of the powers granted to it pursuant to the irrevocable power of attorney granted to it by the Borrower pursuant to Section 7.03. Notwithstanding any provision hereof to the contrary, no Secured Party shall, in respect of any ERISA Investor, take any action on its own behalf under this Article VII or otherwise hereunder directly but shall take all such action through the applicable Obligor with respect to any ERISA Investor.

7.03         Additional Action Relating to Capital Calls. At any time during a Capital Call Trigger Period, issuance by the Collateral Agent on behalf of the Secured Parties of a receipt to any Person obligated to pay any Capital Contribution shall be a full and complete release, discharge and acquittance to such Person to the extent of any amount so paid to the Administrative Agent for the benefit of the Secured Parties (or to the Borrower on its behalf) so long as such amounts shall not be invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person under any insolvency law, state or federal law, common law or equitable doctrine. The Collateral Agent, on behalf of the Secured Parties, is hereby authorized and empowered, on behalf of the Borrower, to endorse the name of the Borrower upon any check, draft, instrument, receipt, instruction or other document or items, including, but not limited to, all items evidencing payment upon a Capital Contribution coming into the Administrative Agent’s possession, and to apply the proceeds therefrom in accordance with the terms hereof. The Administrative Agent is hereby authorized to execute any documents or take any actions specified in this Section 7.03 in pursuance of the powers granted to it pursuant to the irrevocable power of attorney granted to it by the Borrower pursuant to this Section 7.03. The Administrative Agent, on behalf of the Secured Parties, is hereby granted an irrevocable power of attorney, which is coupled with an interest and given by way of security to secure the performance of the Obligations, to, during a Capital Call Trigger Period, execute all checks, drafts, receipts, instruments, instructions or other documents, agreements, or items on behalf of the Borrower, either before or after demand of payment of the Obligations, as shall be deemed by the Administrative Agent to be necessary or advisable, in the sole discretion of the Administrative Agent, to protect the first priority security interests and Liens in the Collateral or the repayment of the Obligations, and none of the Administrative Agent or the Secured Parties, in the absence of gross negligence and willful misconduct, shall incur any liability in connection with or arising from the exercise of such power of attorney.

7.04         CAM Exchange. Notwithstanding anything to the contrary contained herein, on the CAM Exchange Date, to the extent not otherwise prohibited by law, (a) the Commitments shall automatically and without further act be terminated, the Lenders shall automatically and without further act be deemed to have exchanged interests in the Designated Obligations such that, in lieu of the interests of each Lender in the Designated Obligations under each Loan in which it shall participate as of such date, such Lender shall own an interest equal to such Lender’s CAM Percentage in the Designated Obligations under each of the Loans, whether or not such Lender shall previously have participated therein, and (b) simultaneously with the deemed exchange of interests pursuant to clause (a) above, the interests in the Designated Obligations to be received in such deemed exchange shall, automatically and with no further action required, be converted into the Dollar Equivalent of such amount (as of the Business Day immediately prior to the CAM Exchange Date) and on and after such date all amounts accruing and owed to the Lenders in respect of such Designated Obligations shall accrue and be payable in Dollars at the rate otherwise applicable hereunder. Each Lender, each Person acquiring a participation from any Lender as contemplated by Section 9.04 and the Borrower hereby consents and agrees to the CAM Exchange. It is understood and agreed that the CAM Exchange, in itself, will not affect the aggregate amount of Designated Obligations owing by the Obligors. The Borrower and the Lenders agree from time to time to execute and deliver to the Administrative Agent all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans hereunder to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of the Borrower to execute or deliver or of any Lender to accept such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

As a result of the CAM Exchange, on and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of the Designated Obligations shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages (to be redetermined as of each such date of payment). Any direct payment received by a Lender on or after the CAM Exchange Date, including by way of set-off, in respect of a Designated Obligation shall be paid over to the Administrative Agent for distribution to the Lenders in accordance herewith.

Article VIII.
THE ADMINISTRATIVE AGENT AND COLLATERAL AGENT

8.01         Appointment of the Administrative Agent. Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

8.02         Capacity as Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

8.03         Limitation of Duties; Exculpation. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.02 and Article VII of this Agreement) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. Furthermore, the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender; provided that notwithstanding anything in this Agreement or any other Loan Document to the contrary, a Disqualified Lender (other than a Disqualified Lender who became a Lender with the consent of the Borrower (to the extent then required) shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” (or be, or have its Loans and Commitments, included in the calculation of total Loans or Commitments outstanding or in the determination of “Required Lenders” or “Lenders directly affected” pursuant to Section 9.02) for any voting or consent rights under or with respect to any Loan Document; provided further that (A)  the Commitment of a Disqualified Lender may not be increased, extended or reinstated, (B) the principal of a Disqualified Lender’s Loans may not be reduced or forgiven, and (C) the interest rate applicable to Obligations owing to a Disqualified Lender may not be reduced, in each case, without the consent of such Disqualified Lender.

8.04         Reliance. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

8.05         Sub-Agents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

8.06         Resignation; Successor Administrative Agent. The Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower not to be unreasonably withheld (provided that no such consent shall be required if an Event of Default has occurred and is continuing), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent’s resignation shall nonetheless become effective and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

8.07         Reliance by Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

8.08         Modifications to Loan Documents. Except as otherwise provided in Section 9.02(b) or 9.02(d) with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents; provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) release all or substantially all of the Collateral or otherwise terminate all or substantially all of the Liens under any Security Document providing for collateral security, agree to additional obligations being secured by all or substantially all of such collateral security, or alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents with respect to all or substantially all of the Collateral, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to (1) release any Lien covering property that is the subject of either a disposition of property permitted hereunder or a disposition of less than all or substantially all of the Collateral to which the Required Lenders have consented and (2) release from the Guarantee and Security Agreement any “Subsidiary Guarantor” (and any property of such Subsidiary Guarantor) which is no longer required to be a “Subsidiary Guarantor”, so long as in the case of this clause (2): (A) immediately after giving effect to any such release (and any concurrent acquisitions of Portfolio Investments or payment of outstanding Indebtedness) the Covered Debt Amount does not exceed the Borrowing Base and the Borrower delivers a certificate of the Board of Directors or a Financial Officer to such effect to the Administrative Agent, (B) either (I) the amount of any excess availability under the Borrowing Base immediately prior to such release is not diminished as a result of such release or (II) the Borrowing Base immediately after giving effect to such release is at least 120% of the Covered Debt Amount and (C) no Event of Default has occurred and is continuing.

8.09         Appointment of the Collateral Agent. Each of the Lenders hereby irrevocably appoints the Collateral Agent as its agent hereunder and under the other Loan Documents pursuant to the terms of the Guarantee and Security Agreement and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

8.10         Erroneous Payments

(a)            Each Lender hereby agrees that (i) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Lender (whether or not known to such Lender) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect and (ii) to the extent permitted by applicable law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this clause (a) shall be conclusive, absent manifest error.

(b)            Without limiting immediately preceding clause (a), each Lender hereby further agrees that if it receives an Erroneous Payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Erroneous Payment (an “Erroneous Payment Notice”), (y) that was not preceded or accompanied by an Erroneous Payment Notice, or (z) that such Lender otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, an error has been made (and that it is deemed to have knowledge of such error at the time of receipt of such Erroneous Payment) with respect to such Erroneous Payment, and to the extent permitted by applicable law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.  Each Lender agrees that, in each such case, it shall promptly (and, in all events, within one Business Day of its knowledge (or deemed knowledge) of such error) notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect

(c)            The Borrower and each other Obligor hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Obligor.

(d)            Each party’s obligations under this Section 8.10 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

8.11         Certain ERISA Matters.

(a)            Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Obligor, that at least one of the following is and will be true:

(i)            such Lender is not using Plan Assets in connection with the Loans, the Commitments and the Loan Documents;

(ii)            the transaction exemption set forth in one or more prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time (“PTEs”), such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable and the conditions of such exemption are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and the Loan Documents;

(iii)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and the Loan Documents, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and the Loan Documents satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and the Loan Documents; or

(iv)          such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)            In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Obligor, that none of the Administrative Agent, the Arranger, or their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Commitments and the Loan Documents (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

8.12         Sustainability Provisions.

(a)            Exculpatory Provisions. Neither the Administrative Agent, the Sustainability Structuring Agent nor any Arranger (x) shall have any duty to ascertain, inquire into or otherwise independently verify any Sustainability-Related Information or any other information or materials provided by the Borrower and used in connection with the sustainability provisions of the Credit Facility described in this Agreement, including with respect to the applicable KPI Metrics, and (y) shall have any responsibility for (or liability in respect of) the completeness or accuracy of any such information. Each party hereto hereby agrees that neither the Administrative Agent, the Sustainability Structuring Agent nor any Arranger shall have any responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any Sustainability Rate Adjustment or Sustainability Commitment Fee Adjustment (or any of the data or computations that are part of or related to any such calculation) set forth in any Sustainability Certificate or notice as to a Sustainability Certificate Inaccuracy (and the Administrative Agent and the Sustainability Structuring Agent may rely conclusively on any such certificate or notice, without further inquiry).

(b)            Non-Reliance on the Administrative Agent, the Sustainability Structuring Agent, and other Lenders. Each Lender expressly acknowledges that none of the Administrative Agent nor the Sustainability Structuring Agent nor any arranger or bookrunner (collectively the “Arranger”) has made any representation or warranty to it, and that no act by the Administrative Agent, the Sustainability Structuring Agent or the Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent, the Sustainability Structuring Agent or the Arranger to any Lender as to any matter, including whether the Administrative Agent, the Sustainability Structuring Agent or the Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender represents to the Administrative Agent, the Sustainability Structuring Agent and the Arranger that it has, independently and without reliance upon the Administrative Agent, the Arranger, the Sustainability Structuring Agent, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger, the Sustainability Structuring Agent, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender, the Borrower and each Loan Party also acknowledges and agrees that (a) none of the Administrative Agent, the Sustainability Structuring Agent or any Arranger, acting in such capacities have made any assurances as to (i) whether the terms and conditions of this Agreement and the other Loan Documents meets such Lender’s criteria or expectations with regard to sustainability impact and sustainability performance, (ii) whether any characteristics of this Agreement and the other Loan Documents, including the characteristics of the relevant KPI Metrics or any targets with respect thereto to be determined in connection with any increase or decrease in the Applicable Margin or the unused commitment fees, including the Borrower’s sustainability criteria, meet any industry standards or market expectations for sustainability-linked credit facilities or (iii) whether the relevant KPI Metrics or thresholds or targets with respect thereto will be attainable or able to be maintained by the Borrower, and (b) each such Lender has performed its own independent investigation and analysis of this Agreement and the other Loan Documents and whether this Agreement and the other Loan Documents meet such Lender’s criteria or expectations with regard to sustainability impact and/or performance.

(c)            No Other Duties. Anything herein to the contrary notwithstanding, none of the Arrangers or the Sustainability Structuring Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Sustainability Structuring Agent, or a Lender hereunder.

(d)            Successor Sustainability Structuring Agent. The Sustainability Structuring Agent may at any time give notice of its resignation to the Administrative Agent, the Lenders, and the Borrower, which resignation shall be effective on the date set forth in such notice (the “Sustainability Structuring Agent Resignation Effective Date”). Upon receipt of any such notice of resignation, the Borrower shall have the right to appoint a successor, which may be a Lender or Affiliate of a Lender; provided that in no event shall any such successor Sustainability Structuring Agent be a Defaulting Lender or a Disqualified Lender. With effect from the Sustainability Structuring Agent Resignation Effective Date, the retiring Sustainability Structuring Agent shall be discharged from any duties and obligations hereunder and under the other Loan Documents. Upon the acceptance of a successor’s appointment as Sustainability Structuring Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Sustainability Structuring Agent (other than any rights to indemnity payments owed to the retiring Sustainability Structuring Agent), and the retiring Sustainability Structuring Agent shall be discharged from any duties and obligations hereunder or under the other Loan Documents. After the retiring Sustainability Structuring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section and Section 9.03 continue in effect for the benefit of such retiring Sustainability Structuring Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Sustainability Structuring Agent was acting as Sustainability Structuring Agent.

(e)            No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Sustainability Structuring Agent, the Arrangers, and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Sustainability Structuring Agent, the Arrangers, and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Sustainability Structuring Agent, each Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, the Sustainability Structuring Agent, any Arranger nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Sustainability Structuring Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, the Sustainability Structuring Agent, any Arranger, nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. The Borrower hereby agrees that it will not assert any claims against the Administrative Agent, the Sustainability Structuring Agent, any Arranger or any Lender based on an alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Article IX.
MISCELLANEOUS

9.01         Notices; Electronic Communications.

(a)            Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or (to the extent permitted by Section 9.01(b)) e-mail to each party at its address set forth on Schedule 9.01:

Any party hereto may change its address or telecopy number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)            Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving notices by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Without limiting the foregoing, the Borrower hereby acknowledges that the Administrative Agent or the Arranger may, but is not obligated to, make available to Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”), by posting Borrower Materials on Debt Domain, IntraLinks, SyndTrak, ClearPar or another substantially similar electronic transmission system (the “Platform”).

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)            Documents to be Delivered under Sections 5.01 and 5.12(a). For so long as the Platform is available to each of the Lenders hereunder, the Borrower may satisfy its obligation to deliver documents to the Administrative Agent or the Lenders under Sections 5.01 and 5.12(a) by delivering one hard copy thereof to the Administrative Agent and either an electronic copy or a notice identifying the website where such information is located for posting by the Administrative Agent the Platform, provided that the Administrative Agent shall have no responsibility to maintain access to the Platform.

9.02         Waivers; Amendments.

(a)            No Deemed Waivers Remedies Cumulative. No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)            Amendments to this Agreement. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that, subject to Section 2.16, no such agreement shall:

(i)            increase the Commitment of any Lender without the written consent of such Lender,

(ii)            reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby,

(iii)            postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable to a Lender hereunder, or reduce the amount or waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby,

(iv)            change Section 2.15(b), (c) or (d) in a manner that would alter the pro rata sharing of payments, or making of disbursements, required thereby without the written consent of each Lender directly affected thereby,

(v)            change any of the provisions of this Section or the percentage in the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(vi)           change any of the provisions of the definition of the term “Agreed Foreign Currency” or any other provision hereof specifying the Foreign Currencies in which each Multicurrency Lender must make Multicurrency Loans, or make any determination or grant any consent hereunder with respect to the definition of “Agreed Foreign Currencies” without the written consent of each Multicurrency Lender;

(vii)          amend the definition of “Borrowing Base Investor”, “Designated Investor”, “Included Investor” or any of the related defined terms;

(viii)         change, in any way adverse to the Lenders, the provisions of this Agreement relating to the Subscription Borrowing Base (including the definitions used therein and definitions constituting components of such definitions); or

(ix)            agree to the direct or indirect subordination of any Lien or claim securing the Obligations;

provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any Loan Document without the prior written consent of the Administrative Agent, or the Collateral Agent, as applicable, and (y) the consent of Lenders holding not less than two-thirds of the total Revolving Credit Exposures and unused Commitments will be required for (A) change adverse to the Lenders affecting the provisions of this Agreement relating to the Portfolio Leverage Borrowing Base (including the definitions used therein and definitions constituting components of such definitions), or the provisions of Section 5.12(b)(ii) or (B) any release of any material portion of the Collateral other than for fair value or as otherwise permitted hereunder or under the other Loan Documents.

(c)            Voting Relating to Bankruptcy. Each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede any unanimous consent provisions set forth herein; and (ii) the Required Lenders may consent to allow Borrower to use Cash collateral in the context of a bankruptcy or insolvency proceeding;

(d)            Amendments to Security Documents. No Security Document nor any provision thereof may be waived, amended or modified, except to the extent otherwise expressly contemplated by such Security Document; provided that, subject to Section 2.16, (i) without the written consent of the holders of not less than two-thirds of the total Revolving Credit Exposures and unused Commitments, no waiver, amendment or modification to any Security Document shall (A) release any Obligor representing more than 10% of the Partners’ Capital and Unfunded Commitments in the Borrower from its obligations under the Security Documents, (B) release any guarantor representing more than 10% of the Partners’ Capital and Unfunded Commitments in the Borrower under the Guarantee and Security Agreement from its guarantee obligations thereunder, or (C) amend the definition of “Collateral” under the Security Documents (except to add additional collateral) and (ii) without the written consent of each Lender, no such agreement shall (W) release all or substantially all of the Obligors from their respective obligations under the Security Documents, (X) release all or substantially all of the collateral security or otherwise terminate all or substantially all of the Liens under the Security Documents, or (Y) release all or substantially all of the guarantors under the Guarantee and Security Agreement from their guarantee obligations thereunder; except that no such consent described in clause (i) or (ii) above shall be required, and the Administrative Agent is hereby authorized (and so agrees with the Borrower) to direct the Collateral Agent under the Security Documents to release any Lien covering property (and to release any such guarantor) that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders or the required number or percentage of Lenders have consented, or otherwise in accordance with Section 9.15.

(e)            Replacement of Non-Consenting Lender. If, in connection with any proposed amendment, waiver or consent requiring (i) the consent of “each Lender” or “each Lender affected thereby,” or (ii) the consent of “two-thirds of the holders of the total Revolving Credit Exposures and unused Commitments”, the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower shall have the right, at its sole cost and expense, to replace each such Non-Consenting Lender or Lenders with one or more replacement Lenders pursuant to Section 2.17(b) so long as at the time of such replacement, each such replacement Lender consents to the proposed change, waiver, discharge or termination.

(f)            Ambiguity, Omission, Mistake or Typographical Error. Notwithstanding the foregoing, if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

9.03         Expenses; Indemnity; Damage Waiver.

(a)            Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket fees, costs and expenses incurred by the Administrative Agent, the Collateral Agent, the Sustainability Structuring Agent and their Affiliates, including the reasonable fees, charges and disbursements of one outside counsel and of any necessary special and/or local counsel for the Administrative Agent, the Sustainability Structuring Agent and the Collateral Agent, collectively (other than the allocated costs of internal counsel), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (other than internal overhead charges) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) including, subject to the last sentence of this paragraph (a), all costs and expenses of the Approved Third-Party Appraiser retained by the Administrative Agent, (ii) all out-of-pocket expenses incurred by the Administrative Agent, the Sustainability Structuring Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, the Sustainability Structuring Agent or any Lender), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, the Sustainability Structuring Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect thereof and (iii) all reasonable out-of-pocket costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein. Unless an Event of Default has occurred and is continuing, the Borrower shall not be responsible for the reimbursement of any fees, costs and expenses of the Approved Third-Party Appraiser retained by the Administrative Agent incurred pursuant to Section 5.12(b)(ii)(J) in excess of the greater of (x) $200,000 and (y) 0.05% of total Commitments, incurred for all such fees, costs and expenses in any 12-month period (the “Supplemental Cap”).

(b)            Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Sustainability Structuring Agent, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (other than Taxes or Other Taxes which shall only be indemnified by the Borrower to the extent provided in Section 2.14 other than any Taxes or Other Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim), including the documented out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee (other than the allocated costs of internal counsel), incurred by or asserted against any Indemnitee by any Person other than such Indemnitee and its Related Parties, arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, or, in the case of Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents; (including, without limitation, any arrangement entered into with an Approved Third-Party Appraiser), (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of hazardous materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any environmental or social liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by any third party or the Borrower and regardless of whether any Indemnitee is a party thereto IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE ; provided that such indemnity shall not as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (1) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the willful misconduct or gross negligence of such Indemnitee, (2) result from a claim brought against such Indemnitee for material breach, or a breach in bad faith, of such Indemnitee’s obligations under this Agreement or the other Loan Documents, if there has been a final and nonappealable judgment against such Indemnitee on such claim as determined by a court of competent jurisdiction, or (3) result from a claim arising as a result of a dispute between Indemnitees (other than (x) any dispute involving claims against the Administrative Agent, in its capacity as such, (y) any dispute involving claims against the Sustainability Structuring Agent, in its capacity as such, and (z) claims arising out of any act or omission by the Borrower or its Affiliates).

(c)            Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Sustainability Structuring Agent or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Sustainability Structuring Agent or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Sustainability Structuring Agent, in connection with its capacity as such.

(d)            Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of; this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above will be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)            All amounts due under this Section shall be payable promptly after written demand therefor.

(f)             The agreements in this Section will survive the resignation of Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of the Obligations.

(g)            The Administrative Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower or any of its Subsidiaries, their stockholders and/or their affiliates. The Borrower and each of its Subsidiaries each acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower and its Subsidiaries, on the other, and (ii) in connection therewith and with the process leading thereto, (x) except as otherwise provided in any of the Loan Documents, no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower or any of its Subsidiaries, any of their stockholders or affiliates (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower or any of its Subsidiaries, their stockholders or their affiliates on other matters) and (y) each Lender is acting hereunder solely as principal and not as the agent or fiduciary of the Borrower or any of its Subsidiaries, their management or stockholders. The Borrower and each Obligor each acknowledge and agree that it has consulted legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower and each Obligor each agree that it will not claim that any Lender has rendered advisory services hereunder of any nature or respect, or owes a fiduciary duty to the Borrower or any of its Subsidiaries, in each case, in connection with such transactions contemplated hereby or the process leading thereto.

9.04         Successors and Assigns.

(a)            Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            Assignments by Lenders.

(i)              Assignments Generally. Subject to the conditions set forth in clause (ii) below, any Lender may assign to one or more assignees (other than natural persons, any Defaulting Lender or any Disqualified Lender) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A)            the Borrower, provided that (i) no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, or, if an Event of Default has occurred and is continuing, any other assignee, and (ii) the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received written notice thereof; and

(B)            the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment by a Lender to an Affiliate of a Lender with prior written notice by such Lender to the Administrative Agent.

(ii)            Certain Conditions to Assignments. Assignments shall be subject to the following additional conditions:

(A)            except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of a Class, the amount of the Commitment or Loans of such Class of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than U.S. $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)            each partial assignment of any Class of Commitments or Loans shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement in respect of such Class of Commitments and Loans;

(C)            the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption in substantially the form of Exhibit A hereto, together with a processing and recordation fee of U.S. $3,500 (which fee shall not be payable in connection with an assignment to a Lender or to an Affiliate of a Lender), for which the Borrower and the Guarantors shall not be obligated (except in the case of an assignment pursuant to Section 2.17(b)); and

(D)            the assignee, if it shall not already be a Lender of the applicable Class, shall deliver to the Administrative Agent an Administrative Questionnaire.

(E)            No such assignment may be made: (I) to Borrower or any Affiliate or Subsidiary of Borrower; (II) to any Defaulting Lender or any of its Subsidiaries, or Disqualified Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (II); or (III) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(iii)            Effectiveness of Assignments. Subject to acceptance and recording thereof pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender). Upon request, Borrower (at its expense) agrees to execute and deliver a promissory note to the Assignee, and the applicable existing promissory note or promissory notes will be returned to Borrower). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section.

(c)            Maintenance of Registers by Administrative Agent. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount and “stated interest” for tax purposes of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Registers” and each individually, a “Register”). The entries in the Registers shall be conclusive, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Registers pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Registers shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)            Acceptance of Assignments by Administrative Agent. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e)            Special Purposes Vehicles.

(i)            Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”) owned or administered by such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make; provided that (a) nothing herein shall constitute a commitment to make any Loan by any SPC, (b) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall, subject to the terms of this Agreement, make such Loan pursuant to the terms hereof, (c) the rights of any such SPC shall be derivative of the rights of the Granting Lender, and such SPC shall be subject to all of the restrictions upon the Granting Lender herein contained, and (d) no SPC shall be entitled to the benefits of Sections 2.12 (or any other increased costs protection provision), 2.13 or 2.14. Each SPC shall be conclusively presumed to have made arrangements with its Granting Lender for the exercise of voting and other rights hereunder in a manner which is acceptable to the SPC, the Administrative Agent, the Lenders and the Borrower, and each of the Administrative Agent, the Lenders and the Obligors shall be entitled to rely upon and deal solely with the Granting Lender with respect to Loans made by or through its SPC. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender.

(ii)            Each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof, in respect of claims arising out of this Agreement; provided that the Granting Lender for each SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense arising out of their inability to institute any such proceeding against its SPC. In addition, notwithstanding anything to the contrary contained in this Section, any SPC may (a) without the prior written consent of the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the Securities (if any) issued by such SPC to fund such Loans (but nothing contained herein shall be construed in derogation of the obligation of the Granting Lender to make Loans hereunder); provided that neither the consent of the SPC or of any such assignee shall be required for amendments or waivers hereunder except for those amendments or waivers for which the consent of participants is required under paragraph (f) below, and (b) disclose on a confidential basis (in the same manner described in Section 9.13(b)) any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

(f)            Participations. Any Lender may, with the consent of or notice to the Borrower (such consent not to be unreasonably withheld, conditioned or delayed), sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans owing to it); provided that (i) the consent of the Borrower shall not be required (A) for any participation to a Lender or an Affiliate of a Lender, or (B) if an Event of Default has occurred and is continuing, (ii) the Borrower shall be deemed to have consented unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after receiving notice thereof, (iii) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (iv) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (v) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents and (vi) no Disqualified Lender may be a Participant. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (g) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 (subject to the requirements and limitations therein, including the requirements under Section 2.14(f)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.15(d) as though it were a Lender hereunder. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Commitments or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(g)            Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.12, 2.13 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless (i) the entitlement to a greater payments results from a Change in Law after the date such Participant acquired its participation and (ii) such Participant agrees to be subject to the provisions of Section 2.17 as if it were an assignee under paragraph (b) of this Section. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.14 unless such Participant agrees, for the benefit of the Borrower, to comply with Sections 2.14(f) and 2.14(h) as though it were a Lender (it being understood that the documentation required under Section 2.14(f) shall be delivered to the participating Lender). Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.17(b) with respect to any Participant.

(h)            Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank or any other central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(i)            No Assignments to the Borrower or Affiliates. Anything in this Section to the contrary notwithstanding, no Lender may (i) assign or participate any interest in any Commitment or Loan held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender or (ii) assign any interest in any Commitment or Loan held by it hereunder to a natural person or to any Person known by such Lender at the time of such assignment to be a Defaulting Lender, a Subsidiary of a Defaulting Lender or a Person who, upon consummation of such assignment would be a Defaulting Lender.

(j)            Multicurrency Lenders. Any assignment by a Multicurrency Lender, so long as no Event of Default has occurred and is continuing, must be to a Person that is able to fund and receive payments on account of each outstanding Agreed Foreign Currency at such time without the need to obtain any authorization referred to in clause (c) of the definition of “Agreed Foreign Currency”.

9.05         Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.13, 2.14 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

9.06         Counterparts; Integration; Effectiveness; Electronic Execution.

(a)            Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when provided in Section 4.01, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)            Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

9.07         Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9.08         Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Obligor against any of and all the obligations of any Obligor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set off and application.

9.09         Governing Law; Jurisdiction; Etc.

(a)            Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)            Submission to Jurisdiction. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c)            Waiver of Venue. The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)            Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

9.10         WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.11         Judgment Currency. This is an international loan transaction in which the specification of Dollars or any Foreign Currency, as the case may be (the “Specified Currency”) and payment in New York City or the country of the Specified Currency (the “Specified Place”) is of the essence, and the Specified Currency shall be the Currency of account in all events relating to Loans denominated in the Specified Currency. Subject to Section 2.15(a), the payment obligations of the Borrower under this Agreement shall not be discharged or satisfied by an amount paid in another Currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency in the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another Currency (the “Second Currency”), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document (in this Section called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.

9.12         Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

9.13         Treatment of Certain Information; Confidentiality.

(a)            Treatment of Certain Information. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate, it being understood that any such Subsidiary or Affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, and the Commitments or the termination of this Agreement or any provision hereof.

(b)            Confidentiality. Each of the Administrative Agent (including in its capacity as the Collateral Agent) and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) other than to any Disqualified Lender, any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, or (iii) any insurer, (g) with the consent of the Borrower, (h) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the Loans, (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans, (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower, or (j) in connection with the Lenders’ right to grant security interest pursuant to Section 9.04(h) to the Federal Reserve Bank or any other central bank, or subject to an agreement containing provisions substantially the same as those of this Section, to any other pledgee or assignee pursuant to Section 9.04(h).

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower or any of its Subsidiaries, provided that, in the case of information received from the Borrower or any of its Subsidiaries after the Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

9.14         USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with said Act. The Borrower will, promptly following a request by Administrative Agent or any Lender, provide all documentation and other information that Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.

9.15         Termination. Promptly upon the Termination Date, the Administrative Agent shall direct the Collateral Agent to, on behalf of the Administrative Agent, the Collateral Agent and the Lenders, deliver to Borrower such termination statements and releases and other documents necessary or appropriate to evidence the termination of this Agreement, the Loan Documents, and each of the documents securing the obligations hereunder as the Borrower may reasonably request, all at the sole cost and expense of the Borrower.

9.16         Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender that is an Affected Financial Institution is a party to this Agreement, notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)            the effects of any Bail-in Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)            the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

9.17         Subordination of Claims.

(a)            As used herein, the term “Subordinated Claims” means, with respect to the Investors, the Borrower, the Investment Advisor and the Obligors, all debts and liabilities between or among any two or more of such Persons, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of such Person or Persons thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by the Borrower, the Investment Advisor or any Obligor (including, without limitation, by setoff pursuant to the terms of any applicable agreement). Subordinated Claims include without limitation all rights and claims of the Borrower, the Investment Advisor and any Obligor against an Investor under the organizational documents of such Person or under the Subscription Documents. At any time that a Borrowing Base Deficiency exists and until the mandatory prepayment pursuant to Section 2.08(c) in connection therewith, if any, is paid and satisfied in full, or, during the existence and continuation of an Event of Default, none of the Borrower, the Investment Advisor or any Obligor may receive or collect, directly or indirectly any amount upon the Subordinated Claims, other than to obtain funds required to make any mandatory prepayment pursuant to Section 2.08(c).

(b)            Any Liens, security interests, judgment liens, charges, or other encumbrances upon any Person’s assets securing payment of Subordinated Claims, including, but not limited to, any Liens or security interests on an Investor’s Subscribed Interest in the Borrower, will be and remain inferior and subordinate in right of payment and of security to any Liens, security interests, judgment liens, charges, or other encumbrances upon an Investor’s assets securing such Investor’s obligations and liabilities to the Secured Parties pursuant to any of the Security Documents executed by such Person, regardless of whether such encumbrances in favor of the Borrower, the Investment Advisor, any Obligor or the Secured Parties presently exist or are hereafter created or attach. Without the prior written consent of the Administrative Agent, when an Event of Default has occurred and is continuing, none of the Borrower, any Obligor nor the Investment Advisor may: (a) exercise or enforce any creditor’s or partnership right it may have against an Investor; (b) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation, the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief, or insolvency proceeding) to enforce any Liens, mortgages, deeds of trust, security interest, collateral rights, judgments or other encumbrances on assets of such Investor held by such Person; or (c) exercise any rights or remedies against an Investor under the organization documents of such Person or the Subscription Documents, provided that any action taken by the Administrative Agent or the other Secured Parties in the Borrower’s name, or any action taken by the Borrower that is required under any Loan Document or to comply with any Loan Document, will not be a violation of this Section 9.17.

9.18         Material Non-Public Information. The Borrower hereby acknowledges that certain of the Lenders may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective Securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ Securities. The Borrower hereby agrees that: (i) all of its Borrower Materials that are to be made available to such Lenders will be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” appears prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrower is hereby deemed to authorize the Administrative Agent, the Arranger and the Lenders to treat Borrower Materials as not containing any material non-public information with respect to the Borrower or its Securities for purposes of United States Federal and state securities laws (provided, however, that to the extent Borrower Materials constitute Information, they will be treated as set forth in Section 9.13); (iii) all of its Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (iv) the Administrative Agent and the Arranger are entitled to treat Borrower Materials of the Borrower that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower is not under any obligation to mark Borrower Materials “PUBLIC.”

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

OBLIGORS:
LAFAYETTE SQUARE USA, INC., as a Borrower

By:
Name:
Title:

LS BDC HOLDINGS, LLC, as a Guarantor

By:
Name:
Title:

LS BDC HOLDINGS (DN), LLC, as a Guarantor

By:
Name:
Title:

LS BDC HOLDINGS (NGCF), LLC, as a Guarantor

By:
Name:
Title:

Signature Page to

Senior Secured Revolving Credit Agreement

LS BDC HOLDINGS (160), LLC, as a Guarantor

By:
Name:
Title:

Signature Page to

Senior Secured Revolving Credit Agreement

ING CAPITAL LLC, as Administrative Agent and a Lender

By:
Name:
Title:

By:
Name:
Title:

Exhibit B

Borrowing Base Certificate

EXHIBIT B

FORM OF BORROWING BASE CERTIFICATE

Delivered pursuant to [APPLICABLE SECTION AND CORRESPONDING DELIVERY REQUIREMENT] 1 ____

__________, 20__ [Reporting Date ____] (the “Reporting Date”)

Reference is made to that certain Senior Secured Revolving Credit Agreement, dated as of June 18, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among LAFAYETTE SQUARE USA, INC., a Delaware corporation (the “Borrower”), the financial institutions party thereto as Lenders, and ING CAPITAL LLC, as the Administrative Agent, Lead Arranger, Bookrunner and Sustainability Structuring Agent. Capitalized terms used herein without definition are so used as defined in the Credit Agreement.

Pursuant to Section 5.01(d)([APPLICABLE SECTION] 2) of the Credit Agreement, the undersigned, the ________________ of the Borrower, and as such a Financial Officer of the Borrower, hereby certifies, represents and warrants on behalf of the Borrower that (a) attached hereto is (i) [a complete and correct list as at the Reporting Date of all Portfolio Investments included in the Collateral as well as a summary of Portfolio Investment changes from the previous month (including changes in value, new and liquidated investments from the previously delivered Borrowing Base Certificate);] 3 [(ii)] a complete and correct list as at the Reporting Date, of all Unfunded Capital Commitments included in the Collateral as well as a summary of changes from the previous month (including as a result of a Transfer, admission of a new Investor or Capital Event)[; and] [(iii)] a true and correct calculation of the[ Subscription] 4 Borrowing Base as at the end of such monthly accounting period determined in accordance with the requirements of the Credit Agreement[ and [(iv)] a true and correct calculation of the Applicable Margin as of the Reporting Date] 5, (b) without limiting the generality of the foregoing, all Portfolio Investments included in the calculation of the Borrowing Base herein are Eligible Portfolio Investments; (c) without limiting the generality of the foregoing, all Eligible Portfolio Investments included in the calculation of the Borrowing Base herein have been Delivered (as defined in the Guarantee and Security Agreement) to the Collateral Agent; (d) except as set forth on Annex 1- B to this certificate: (i) no Borrowing Base Investor has changed its name or otherwise changed its identity by merger or otherwise; (ii) all subsequent Investors, if any, have satisfied the conditions under Section 6.14 of the Credit Agreement; and (iii) to the knowledge of Borrower, no Borrowing Base Investor is subject to an Exclusion Event.

1 Select the applicable section and corresponding delivery requirement:

o	[Section 5.01(d)(i) and in connection with the monthly accounting period ended _______]
o	[Section 5.01(d)(ii) and in connection with the Borrowing Request dated ______]
o	[Section 5.01(d)(iii) and in connection with the Issuance of a Capital Call dated ______]
o	[Section 5.01(d)(iv) and in connection with the [Exclusion][Capital] Event occurring ________]
o	[Section 5.01(d)(v) and in connection with the Transfer of a Borrowing Base Investor’s Capital Commitment occurring ________]
o	[Section 5.01(d)(vi) and in connection with knowledge of a Borrowing Base Deficiency obtained on ______]
o	[Section 5.01(d)(vii) and in connection with knowledge of a Borrowing Base decrease obtained on _______]

[2]	Select as applicable.
[3]	To be included for Borrowing Base Certificates delivered pursuant to Sections 5.01(d)(i), (ii), (vi) or (vii).
[4]	To be included for Borrowing Base Certificates delivered pursuant to Sections 5.01(d)(iii), (iv), or (v).
[5]	To be included for Borrowing Base Certificates delivered pursuant to Section 5.01(d)(i).

[Remainder of Page Intentionally Left Blank;

Signature Page Follows.]

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed as of the _____________ day of _________, 20__.

[FINANCIAL OFFICER], as Financial Officer of:
LAFAYETTE SQUARE USA, INC.

By:
Name:
Title:

Signature Page to

Borrowing Base Certificate

[Annex 1-A] 6

List of Portfolio Investments

(see attached Lists of Eligible Portfolio Investments and all other Portfolio Investments)

6 To be included for Borrowing Base Certificates delivered pursuant to Sections 5.01(d)(i), (ii), (vi) or (vii).

Annex 1-B

List of Unfunded Capital Commitments of Investors

(see attached Lists of Borrowing Base Investors and Excluded Investors)

Borrowing Base Calculation

(1)	Subscription Borrowing Base	$__________
(2)	Portfolio Leverage Borrowing Base	$__________
(3)	Total Borrowing Base ((1) plus (2)) (Adjusted as detailed in Exhibit A to Annex I)	$__________
(4)	Calculation of Covered Debt Amount (total Revolving Credit Exposure)	$__________
(5)	Available Borrowing Base (Borrowing Base Deficiency) ((3) minus (4))	$__________

Exhibit A to Annex 1

Adjustments to Total Borrowing Base Calculations

Subscription Borrowing Base

(a)	90% of the aggregate Unfunded Capital Commitments of Included Investors: $________; and

(b)	65% of the aggregate Unfunded Capital Commitments of Designated Investors $ _______.

Condition: The Unfunded Capital Commitments of Included Investors and Designated Investors will first be reduced by all applicable Subscription Borrowing Base Concentration Limits:

	Individual	Aggregate
	Concentration	Concentration
Investor Classification	Limit	Limit
Rated Included Investors
(depending on applicable ratings) [14]

AA- / Aa3 or higher	15%	n/a
A+ / A1	10%	n/a
A- / A3 to A / A2	7%	n/a
BBB / Baa2 to BBB+ / Baa1	5%	n/a
Non-Rated Included Investors[2]	5%	n/a
Designated Investors	5%	n/a
HNW Investors[3]	1%	15%

Adjustments: [None]

1	The first Rating indicated in each case is the S&P Rating and the second Rating indicated in each case is the Moody’s Rating. In the event that the S&P and Moody’s Ratings are not equivalent, the Subscription Borrowing Base Concentration Limit will be based on the lower of the two. If any such Investor has only one Rating, from either S&P or Moody’s, then that Rating will apply.
2	For any Investor that is an unrated subsidiary of a rated parent, acceptable Credit Link Documents from the rated parent entity will be required in order to apply the Concentration Limit based on the Ratings of the parent.
3	Concentration Limit will be applied on a look through basis to ultimate HNW investors if investing through a diversified HNW feeder vehicle
4	Notwithstanding the foregoing, no Subscription Borrowing Base Concentration Limit for Rated Included Investors will apply during the first [6] months following the Effective Date.

Adjustments: [None]

TOTAL SUBSCRIPTION BORROWING BASE (including adjustments) $________________

[Portfolio Leverage Borrowing Base] 7

(a)	Condition: The Portfolio Leverage Advance Rate applicable to the aggregate Value of all Eligible Portfolio Investments in their entirety shall be 0% at any time when the Portfolio Leverage Borrowing Base is composed entirely of Eligible Portfolio Investments issued by fewer than 12 different issuers;

Number of issuers: ___

Adjustments: [None]

(b)	Condition: With respect to all Eligible Portfolio Investments issued by a single issuer, the Advance Rate applicable to the aggregate Value of all Eligible Portfolio Investments in their entirety that exceeds the applicable Tier 1 Threshold shall be 50% of the otherwise applicable Advance Rate;

Applicable Tier 1 Threshold: [4%] 8[5%] 9[6%] 10

Adjustments: [None]

(c)	Condition: With respect to all Eligible Portfolio Investments issued by a single issuer, the Advance Rate applicable to the aggregate Value of all Eligible Portfolio Investments in their entirety that exceeds the applicable Tier 2 Threshold shall be 0%;

Applicable Tier 2 Threshold: [8%] 11[10%] 12[12%] 13

Adjustments: [None]

7 To be included for Borrowing Base Certificates delivered pursuant to Sections 5.01(d)(i), (ii), (vi) or (vii).

8 If the Consolidated Asset Coverage Ratio is less than 1.67x.

9 If the Consolidated Asset Coverage Ratio is greater than or equal to 1.67x but less than 2.00x.

10 If the Consolidated Asset Coverage Ratio is greater than or equal to 2.00x.

11 If the Consolidated Asset Coverage Ratio is less than 1.67x.

12 If the Consolidated Asset Coverage Ratio is greater than or equal to 1.67x but less than 2.00x.

13 If the Consolidated Asset Coverage Ratio is greater than or equal to 2.00x.

(d)	Condition: The portion of the Portfolio Leverage Borrowing Base attributable to Eligible Portfolio Investments with a total debt to EBITDA ratio (based on trailing 12-month EBITDA) greater than 5.5x shall not exceed 15% of the Portfolio Leverage Borrowing Base and the Portfolio Leverage Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 15% of the Portfolio Leverage Borrowing Base;

Portion of the Portfolio Leverage Borrowing Base attributable to Eligible Portfolio Investments with a total debt to EBITDA ratio that exceeds 15% of the Portfolio Leverage Borrowing Base:

[Name of Group]:	$_______________	__._%
[Name of Group]:	$_______________	__._%

Adjustments: [None]

(e)	Asset Coverage Ratio Largest Industry Classifications. [14]

a.	[Condition: If the Consolidated Asset Coverage Ratio is greater than or equal to 2.00x as measured against the most recent financial statements delivered in accordance with Sections 5.01(a) and 5.01(b), the portion of the Portfolio Leverage Borrowing Base attributable to Eligible Portfolio Investments in the Largest Industry Classification Group shall not exceed 25% of the Portfolio Leverage Borrowing Base and the Portfolio Leverage Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 25% of the Portfolio Leverage Borrowing Base;

Portion of the Portfolio Leverage Borrowing Base attributable to Eligible Portfolio Investments in the Largest Industry Classification Group that exceeds 25% of the Portfolio Leverage Borrowing Base:

[Name of Group]:	$_______________	__._%]

Adjustments: [None]]

14 Select one from clauses (e)(a)-(c) based on the current Asset Coverage Ratio.

b.	[Condition: If the Consolidated Asset Coverage Ratio is less than 2.00x but greater than or equal to 1.67x as measured against the most recent financial statements delivered in accordance with Sections 5.01(a) and 5.01(b), the portion of the Portfolio Leverage Borrowing Base attributable to Eligible Portfolio Investments in the Largest Industry Classification Group shall not exceed 20% of the Portfolio Leverage Borrowing Base and the Portfolio Leverage Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 20% of the Portfolio Leverage Borrowing Base;

Portion of the Portfolio Leverage Borrowing Base attributable to Eligible Portfolio Investments in the Largest Industry Classification Group that exceeds 20% of the Portfolio Leverage Borrowing Base:

[Name of Group]:	$_______________	__._%

Adjustments: [None]]

c.	[Condition: If the Consolidated Asset Coverage Ratio is less than 1.67x as measured against the most recent financial statements delivered in accordance with Sections 5.01(a) and 5.01(b), the portion of the Portfolio Leverage Borrowing Base attributable to Eligible Portfolio Investments in the Largest Industry Classification Group shall not exceed 20% of the Portfolio Leverage Borrowing Base and the Portfolio Leverage Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 20% of the Portfolio Leverage Borrowing Base;

Portion of the Portfolio Leverage Borrowing Base attributable to Eligible Portfolio Investments in the Largest Industry Classification Group that exceeds 20% of the Portfolio Leverage Borrowing Base:

[Name of Group]:	$_______________	__._%

Adjustments: [None]]

(f)	Asset Coverage Ratio Second Largest Industry Classification. [15]

a.	[Condition: If the Consolidated Asset Coverage Ratio is greater than or equal to 2.00x as measured against the most recent financial statements delivered in accordance with Sections 5.01(a) and 5.01(b), the portion of the Portfolio Leverage Borrowing Base attributable to Eligible Portfolio Investments in the Second Largest Industry Classification Group shall not exceed 20% of the Portfolio Leverage Borrowing Base and the Portfolio Leverage Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 20% of the Portfolio Leverage Borrowing Base;

Portion of the Portfolio Leverage Borrowing Base attributable to Eligible Portfolio Investments in the Second Largest Industry Classification Group that exceeds 20% of the Portfolio Leverage Borrowing Base:

[Name of Group]:	$_______________	__._%

Adjustments: [None]]

b.	[Condition: If the Consolidated Asset Coverage Ratio is less than 2.00x but greater than or equal to 1.67x as measured against the most recent financial statements delivered in accordance with Sections 5.01(a) and 5.01(b), the portion of the Portfolio Leverage Borrowing Base attributable to Eligible Portfolio Investments in the Second Largest Industry Classification Group shall not exceed 20% of the Portfolio Leverage Borrowing Base and the Portfolio Leverage Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 20% of the Portfolio Leverage Borrowing Base;

Portion of the Portfolio Leverage Borrowing Base attributable to Eligible Portfolio Investments in the Second Largest Industry Classification Group that exceeds 20% of the Portfolio Leverage Borrowing Base:

[Name of Group]:	$_______________	__._%

Adjustments: [None]]

15 Select one from clauses (f)(a)-(c) based on the current Asset Coverage Ratio.

c.	[If the Consolidated Asset Coverage Ratio is less than 1.67x as measured against the most recent financial statements delivered in accordance with Sections 5.01(a) and 5.01(b), the portion of the Portfolio Leverage Borrowing Base attributable to Eligible Portfolio Investments in the Second Largest Industry Classification Group shall not exceed 15% of the Portfolio Leverage Borrowing Base and the Portfolio Leverage Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 15% of the Portfolio Leverage Borrowing Base;

Portion of the Portfolio Leverage Borrowing Base attributable to Eligible Portfolio Investments in the Second Largest Industry Classification Group that exceeds 15% of the Portfolio Leverage Borrowing Base:

[Name of Group]:	$_______________	__._%

Adjustments: [None]]

(g)	Asset Coverage Ratio Single Industry Classification (other than Largest or Second Largest). [16]

a.	[Condition: If the Consolidated Asset Coverage Ratio is greater than or equal to 2.00x as measured against the most recent financial statements delivered in accordance with Sections 5.01(a) and 5.01(b), the portion of the Portfolio Leverage Borrowing Base attributable to Eligible Portfolio Investments in any single Industry Classification Group (other than the Largest Industry Classification Group and the Second Largest Industry Classification Group) shall not exceed 15% of the Portfolio Leverage Borrowing Base and the Portfolio Leverage Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 15% of the Portfolio Leverage Borrowing Base;

Portion of the Portfolio Leverage Borrowing Base attributable to Eligible Portfolio Investments in any single Industry Classification Group (other than the Largest Industry Classification Group and the Second Largest Industry Classification Group) that exceeds 15% of the Portfolio Leverage Borrowing Base:

[Name of Group]:	$_______________	__._%

Adjustments: [None]]

b.	[Condition: If the Consolidated Asset Coverage Ratio is less than 2.00x but greater than or equal to 1.67x as measured against the most recent financial statements delivered in accordance with Sections 5.01(a) and 5.01(b), the portion of the Portfolio Leverage Borrowing Base attributable to Eligible Portfolio Investments in any single Industry Classification Group (other than the Largest Industry Classification Group and the Second Largest Industry Classification Group) shall not exceed 15% of the Portfolio Leverage Borrowing Base and the Portfolio Leverage Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 15% of the Portfolio Leverage Borrowing Base;

16 Select one from clauses (g)(a)-(c) based on the current Asset Coverage Ratio.

Portion of the Portfolio Leverage Borrowing Base attributable to Eligible Portfolio Investments in any single Industry Classification Group (other than the Largest Industry Classification Group and the Second Largest Industry Classification Group) that exceeds 15% of the Portfolio Leverage Borrowing Base:

[Name of Group]:	$_______________	__._%

Adjustments: [None]]

c.	[Condition: If the Consolidated Asset Coverage Ratio is less than 1.67x as measured against the most recent financial statements delivered in accordance with Sections 5.01(a) and 5.01(b), the portion of the Portfolio Leverage Borrowing Base attributable to Eligible Portfolio Investments in any single Industry Classification Group (other than the Largest Industry Classification Group and the Second Largest Industry Classification Group) shall not exceed 15% of the Portfolio Leverage Borrowing Base and the Portfolio Leverage Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 15% of the Portfolio Leverage Borrowing Base;

Portion of the Portfolio Leverage Borrowing Base attributable to Eligible Portfolio Investments in any single Industry Classification Group (other than the Largest Industry Classification Group and the Second Largest Industry Classification Group) that exceeds 15% of the Portfolio Leverage Borrowing Base:

[Name of Group]:	$_______________	__._%

Adjustments: [None]]

(h)	Condition: The weighted average maturity of all Debt Eligible Portfolio Investments (based on the fair value of such Eligible Portfolio Investments to the extent included in the Portfolio Leverage Borrowing Base) shall not exceed 5 years, and the Portfolio Leverage Borrowing Base shall be reduced by removing Debt Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent necessary to cause the weighted average maturity of all Debt Eligible Portfolio Investments included in the Portfolio Leverage Borrowing Base to be no greater than 5 years (subject to all other constraints, limitations and restrictions set forth herein);

Weighted average maturity of all Debt Eligible Portfolio Investments: __._%

Adjustments: [None]

(i)	Condition: The portion of the Portfolio Leverage Borrowing Base attributable to Debt Eligible Portfolio Investments with a maturity greater than 7 years shall not exceed 15% of the Portfolio Leverage Borrowing Base and the Portfolio Leverage Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 15% of the Portfolio Leverage Borrowing Base;

Portion of the Portfolio Leverage Borrowing Base attributable to Debt Eligible Portfolio Investments with a maturity greater than 7 years that exceeds 15% of the Portfolio Leverage Borrowing Base:

[Name of Group]:	$_______________	__._%

[Name of Group]:	$_______________	__._%

Adjustments: [None]

(j)	Condition: The Weighted Average Leverage Ratio of all Indebtedness senior to or pari passu with (and including) the Obligor’s tranche (based on the fair value of Eligible Portfolio Investments to the extent included in the Borrowing Base) of all Eligible Portfolio Investments that represent indebtedness of the issuer shall not exceed 4.25x (provided that LTV Transactions may be excluded from such calculation), and the Portfolio Leverage Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such Weighted Average Leverage Ratio would otherwise exceed 4.25x.

Weighted Average Leverage Ratio of all Indebtedness senior to or pari passu with (and including) the Obligor’s tranche: __._%

Adjustments: [None]

(k)	Asset Coverage Ratio PIK Obligations, Performing Covenant-Lite Loans, High Yield Securities and DIP Loans. [17]

a.	[Condition: If the Asset Coverage Ratio is less than 1.67x as measured against the most recent financial statements delivered in accordance with Sections 5.01(a) and 5.01(b), the portion of the Portfolio Leverage Borrowing Base attributable to PIK Obligations, Performing Covenant-Lite Loans, High Yield Securities and DIP Loans shall not exceed 5% of the Portfolio Leverage Borrowing Base and the Portfolio Leverage Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 5% of the Portfolio Leverage Borrowing Base;

Portion of the Portfolio Leverage Borrowing Base attributable to PIK obligations, Performing Covenant- Lite Loans, High Yield Securities and DIP Loans that exceeds 5% of the Portfolio Leverage Borrowing Base:

[Name of Group]:	$_______________	__._%

17 Select one from clauses (k)(a)-(c) based on the current Asset Coverage Ratio.

Adjustments: [None]]

b.	[Condition: If the Asset Coverage Ratio is less than 2.00x but greater than or equal to 1.67x as measured against the most recent financial statements delivered in accordance with Sections 5.01(a) and 5.01(b), the portion of the Portfolio Leverage Borrowing Base attributable to PIK Obligations, Performing Covenant-Lite Loans, High Yield Securities and DIP Loans shall not exceed 10% of the Portfolio Leverage Borrowing Base and the Portfolio Leverage Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 10% of the Portfolio Leverage Borrowing Base;

Portion of the Portfolio Leverage Borrowing Base attributable to PIK obligations, Performing Covenant- Lite Loans, High Yield Securities and DIP Loans that exceeds 10% of the Portfolio Leverage Borrowing Base:

[Name of Group]:	$_______________	__._%

Adjustments: [None]]

c.	[Condition: If the Asset Coverage Ratio is greater than or equal to 2.00x as measured against the most recent financial statements delivered in accordance with Sections 5.01(a) and 5.01(b), the portion of the Portfolio Leverage Borrowing Base attributable to PIK Obligations, Performing Covenant-Lite Loans, High Yield Securities and DIP Loans shall not exceed 15% of the Portfolio Leverage Borrowing Base and the Portfolio Leverage Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 15% of the Portfolio Leverage Borrowing Base;

Portion of the Portfolio Leverage Borrowing Base attributable to PIK obligations, Performing Covenant- Lite Loans, High Yield Securities and DIP Loans that exceeds 15% of the Portfolio Leverage Borrowing Base:

[Name of Group]:	$_______________	__._%

Adjustments: [None]]

(l)	Asset Coverage Ratio to Eligible Portfolio Investments that are Cash, Cash Equivalents, Long-Term U.S. Government Securities or Performing First Lien Bank Loans. [18]

a.	[Condition: if the Asset Coverage Ratio is less than 1.67x as measured against the most recent financial statements delivered in accordance with Sections 5.01(a) and 5.01(b), the portion of the Portfolio Leverage Borrowing Base attributable to Eligible Portfolio Investments that are Cash, Cash Equivalents, Long-Term U.S. Government Securities or Performing First Lien Bank Loans, must equal or exceed 70% of the Portfolio Leverage Borrowing Base and the Portfolio Leverage Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would not equal or exceed 70% of the Portfolio Leverage Borrowing Base;

Portion of the Portfolio Leverage Borrowing Base attributable to Eligible Portfolio Investments that are Cash, Cash Equivalents, Long-Term U.S. Government Securities or Performing First Lien Bank Loans: $_______________ or ___%.

Adjustments: [None]]

b.	[Condition: If the Asset Coverage Ratio is less than 2.00x but greater than or equal to 1.67x as measured against the most recent financial statements delivered in accordance with Sections 5.01(a) and 5.01(b), the portion of the Portfolio Leverage Borrowing Base attributable to Eligible Portfolio Investments that are Cash, Cash Equivalents, Long-Term U.S. Government Securities or Performing First Lien Bank Loans, must equal or exceed 65% of the Portfolio Leverage Borrowing Base and the Portfolio Leverage Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would not equal or exceed 65% of the Portfolio Leverage Borrowing Base;

Portion of the Portfolio Leverage Borrowing Base attributable to Eligible Portfolio Investments that are Cash, Cash Equivalents, Long-Term U.S. Government Securities or Performing First Lien Bank Loans: $_______________ or ___%.

Adjustments: [None]]

18 Select one from clauses (k)(a)-(c) based on the current Asset Coverage Ratio.

c.	[Condition: if the Asset Coverage Ratio is greater than or equal to 2.00x as measured against the most recent financial statements delivered in accordance with Sections 5.01(a) and 5.01(b), the portion of the Portfolio Leverage Borrowing Base attributable to Eligible Portfolio Investments that are Cash, Cash Equivalents, Long-Term U.S. Government Securities or Performing First Lien Bank Loans, must equal or exceed 60% of the Portfolio Leverage Borrowing Base and the Portfolio Leverage Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would not equal or exceed 60% of the Portfolio Leverage Borrowing Base;

Portion of the Portfolio Leverage Borrowing Base attributable to Eligible Portfolio Investments that are Cash, Cash Equivalents, Long-Term U.S. Government Securities or Performing First Lien Bank Loans: $_______________ or ___%.

Adjustments: [None]]

(m)	Condition: the Weighted Average Fixed Coupon (after giving effect to any Hedging Agreement) shall not be less than the greater of (i) 8% and (ii) one-month Adjusted Term SOFR plus 4.5%, and the Portfolio Leverage Borrowing Base shall be reduced by removing Debt Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent necessary to cause the Weighted Average Fixed Coupon to be at least equal to the greater of (x) 8% and (y) one-month Adjusted Term SOFR plus 4.5% (subject to all other constraints, limitations and restrictions set forth herein);

Weighted Average Fixed Coupon: __._%

Adjustments: [None]

(n)	Condition: the Weighted Average Floating Spread (after giving effect to any Hedging Agreement) shall not be less than 4.5%, and the Portfolio Leverage Borrowing Base shall be reduced by removing Debt Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent necessary to cause the Weighted Average Floating Spread to be at least 4.5% (subject to all other constraints, limitations and restrictions set forth herein);

Weighted Average Floating Spread: __._%

Adjustments: [None]

(o)	Condition. The portion of the Portfolio Leverage Borrowing Base attributable to LTV Transactions shall not exceed 15% of the Portfolio Leverage Borrowing Base and the Portfolio Leverage Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 15% of the Portfolio Leverage Borrowing Base.

Portion of the Portfolio Leverage Borrowing Base attributable to LTV Transactions: ___%.

Adjustments: [None]]

TOTAL PORTFOLIO LEVERAGE BORROWING BASE (including adjustments)

$________________

[Calculation of Applicable Margin] 19

19 To be included for Borrowing Base Certificates delivered pursuant to Section 5.01(d)(i).